Filed pursuant to Rule 424(b)(5)
Registration No. 333-211765

This preliminary prospectus supplement relates to an effective registration statement under the Securities Act of 1933, as amended, but is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 12, 2018

PROSPECTUS SUPPLEMENT

(To prospectus dated June 1, 2016)

$300,000,000

We are offering                  American depositary shares, or ADSs, of Galapagos NV with an aggregate public offering price of approximately $300,000,000. Each ADS will represent one ordinary share, no par value per share.

The ADSs are quoted on the Nasdaq Global Select Market under the symbol “GLPG.” On September 11, 2018, the last reported sale price of the ADSs was $102.74 per ADS.

Investing in the ADSs involves risk. See “Risk Factors” beginning on page S-13.

PRICE: $                 PER ADS

	Price to Public	Underwriting Discounts and Commissions(1)	Proceeds to Us
Per ADS	$	$	$
Total	$	$	$

(1)

We have agreed to reimburse the underwriters for certain FINRA-related expenses. We refer you to “Underwriting” beginning on page S-59 of this prospectus supplement for additional information regarding underwriting compensation.

We have granted the underwriters the right to purchase up to an additional                  ADSs within 30 days of the date of this prospectus supplement with an aggregate public offering price of approximately $45,000,000.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the ADSs to purchasers on or about September    , 2018 through the book-entry facilities of The Depository Trust Company.

MORGAN STANLEY	CITIGROUP

                    , 2018

PROSPECTUS SUPPLEMENT

PROSPECTUS

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement adds to and updates information contained in and incorporated by reference into the accompanying prospectus dated June 1, 2016 relating to our ordinary shares and ADSs. Neither we nor the underwriters have authorized any person to provide you with information different from that contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus or any free writing prospectus prepared by us or on our behalf or to which we may have referred you in connection with this offering. We take no responsibility for, and can provide no assurance as to the reliability of, any other information others may give you. This prospectus supplement and the accompanying prospectus are not an offer to sell, nor are they seeking an offer to buy, these securities in any state where the offer or sale is not permitted. The information in, or incorporated by reference into this prospectus supplement or the accompanying prospectus speaks only as of the date of the prospectus supplement or the accompanying prospectus unless the information specifically indicates that another date applies, regardless of the time of delivery of this prospectus supplement or the accompanying prospectus or of any sale of the securities offered hereby. If the information in this prospectus supplement differs from the information contained in the accompanying prospectus or the documents incorporated by reference herein or therein, you should rely on the information contained in this prospectus supplement. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus supplement or the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

This prospectus supplement and the accompanying prospectus contain or incorporate by reference market data and industry forecasts that were obtained from third parties and industry publications. These data involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. We have not independently verified any third-party information. While we believe the market position, market opportunity and market size information included in this prospectus is generally reliable, such information is inherently imprecise.

No action is being taken in any jurisdiction outside the United States to permit a public offering of the ADSs or possession or distribution of this prospectus supplement or the accompanying prospectus in that jurisdiction. Persons who come into possession of this prospectus supplement or the accompanying prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of the prospectus applicable to that jurisdiction.

The representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement and the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

GALAPAGOS, FIDELTA, our corporate logo and other trademarks or service marks of Galapagos appearing in or incorporated by reference into this prospectus supplement or the accompanying prospectus are the property of Galapagos. Trade names, trademarks and service marks of other companies appearing in this prospectus supplement or the accompanying prospectus are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus supplement or the accompanying prospectus may be referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend to use or display other companies’ trademarks and trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

Unless otherwise mentioned or unless the context requires otherwise, throughout this prospectus supplement, the words “Galapagos,” “GLPG,” “we,” “us,” “our,” “the company,” “our company” or similar references refer to Galapagos NV and its consolidated subsidiaries.

Unless otherwise indicated, all references to “U.S. dollars,” “USD,” “dollars,” “US$” and “$” in this prospectus are to the lawful currency of the United States of America and references to “Euro,” “EUR,” and “€” are to the lawful currency of Belgium.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus, including the documents incorporated herein and therein by reference, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are based on our management’s beliefs and assumptions and on information currently available to our management. All statements other than present and historical facts and conditions contained in this prospectus supplement and the accompanying prospectus, including the documents that are incorporated herein and therein by reference, including statements regarding our future results of operations and financial positions, business strategy, plans and our objectives for future operations, are forward-looking statements. When used in this prospectus supplement and the accompanying prospectus, including the documents that are incorporated herein and therein by reference, the words “anticipate,” “believe,” “can,” “could,” “estimate,” “expect,” “intend,” “is designed to,” “may,” “might,” “plan,” “potential,” “predict,” “objective,” “should,” or the negative of these and similar expressions identify forward-looking statements. Forward-looking statements include, but are not limited to, statements about:

•	the initiation, timing, progress and results of our preclinical studies and clinical trials, and our research and development programs;

•	our ability to advance product candidates into, and successfully complete, clinical trials;

•	our reliance on the success of our product candidate filgotinib and certain other product candidates;

•	the timing or likelihood of regulatory filings and approvals;

•	our ability to develop sales and marketing capabilities;

•	the commercialization of our product candidates, if approved;

•	the pricing and reimbursement of our product candidates, if approved;

•	the implementation of our business model, strategic plans for our business, product candidates and technology;

•	the scope of protection we are able to establish and maintain for intellectual property rights covering our product candidates and technology;

•	our ability to operate our business without infringing, misappropriating or otherwise violating the intellectual property rights and proprietary technology of third parties;

•	cost associated with enforcing or defending intellectual property infringement, misappropriation or violation; product liability; and other claims;

•	regulatory development in the United States, Europe, and other jurisdictions;

•	estimates of our expenses, future revenues, capital requirements and our needs for additional financing;

•	the potential benefits of strategic collaboration agreements and our ability to enter into strategic arrangements;

•	our ability to maintain and establish collaborations or obtain additional grant funding;

•	the rate and degree of market acceptance of our product candidates if approved by regulatory authorities;

•	our financial performance;

•	developments relating to our competitors and our industry, including competing therapies;

•	our ability to effectively manage and anticipate growth;

•	our ability to attract and retain qualified employees and key personnel;

•

statements regarding future revenue, hiring plans, expenses, capital expenditures, capital requirements and share performance, including the sufficiency of our operating capital to fund operations through the end of 2021; and

•

other risks and uncertainties, including those listed under the section titled “Risk Factors” in this prospectus supplement and the accompanying prospectus, and under the section titled “Item 3.D.—Risk Factors” in our Annual Report on Form 20-F for the year ended December 31, 2017.

You should refer to the section titled “Risk Factors” in this prospectus supplement and the accompanying prospectus, and the section titled “Item 3.D.—Risk Factors” in our Annual Report on Form 20-F for the year ended December 31, 2017 for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus supplement and the accompanying prospectus, including the documents that we incorporate herein and therein by reference, will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame or at all. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

You should read this prospectus supplement and the accompanying prospectus, including the documents that we incorporate herein and therein by reference, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

SUMMARY

This summary highlights selected information about us and the ADSs that we are offering. It may not contain all of the information that may be important to you. Before investing in the ADSs, you should read this entire prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein carefully for a more complete understanding of our business and this offering, including our consolidated financial statements, and the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included and incorporated by reference in this prospectus supplement and the accompanying prospectus.

COMPANY OVERVIEW

We are an integrated biopharmaceutical company active in the discovery, development, and preparation for future commercialization of medicines with novel modes of action, addressing disease areas of high unmet medical need. Our pipeline comprises programs ranging from discovery to Phase 3 clinical trials in inflammation, fibrosis, cystic fibrosis (CF), osteoarthritis (OA), and other indications. Our highly flexible platform is applicable across many therapeutic areas. Our clinical stage programs include: filgotinib, which is currently in Phase 3 trials in rheumatoid arthritis (RA), Crohn’s disease (CD), and ulcerative colitis (UC) and in Phase 2 trials in multiple additional indications; GLPG1690, our fully proprietary autotaxin inhibitor, which is expected to initiate pivotal trials for idiopathic pulmonary fibrosis (IPF) in 2018 and GLPG1205, our fully proprietary GPR84 inhibitor which is expected to be dosed in a Phase 2 trial in IPF patients; our CF portfolio of drugs aimed at a triple combination therapy for 90% of CF patients, for which we anticipate reporting interim results from a first triple combination therapy in Part 1 of a Phase 2 clinical trial in 2018; GLPG1972 for OA, which is currently in a global Phase 2 trial in OA patients; and MOR106, which is being investigated in a Phase 2 trial in atopic dermatitis (AtD) patients. Most of these programs are based on inhibiting targets which were identified using our proprietary target discovery platform.

The following table summarizes key information on our filgotinib program as of the date of this prospectus supplement:

The following table summarizes key information on our other lead development programs as of the date of this prospectus supplement:

About the Phase 3 FINCH Program

In August 2016, our collaboration partner, Gilead initiated the FINCH global Phase 3 program investigating the efficacy and safety of 100 mg and 200 mg filgotinib once daily, in RA patient populations, ranging from early stage to biologic-experienced patients.

FINCH 1 is a 52-week, randomized, placebo- and adalimumab-controlled trial in combination with methotrexate (MTX) in an expected 1,650 patients who have had inadequate response to MTX. The primary endpoint is American College of Rheumatology (ACR) 20 (ACR20) at week 12. An ACR20 response rate signifies a 20% or greater improvement in the number of swollen and tender joints as well as a 20% or greater improvement in three out of five other disease-activity measures. ACR50 and ACR70 reflect the same, respectively for 50% and 70% response rates. The trial will also include radiographic assessment at weeks 24 and 52. Recruitment for FINCH 1 was completed in Q2 2018.

FINCH 2 is a global, 24-week randomized, double-blind, placebo-controlled, Phase 3 clinical trial evaluating filgotinib on a background of conventional synthetic disease-modifying anti-rheumatic drug(s) (csDMARDs) among adult patients with moderately-to-severely active rheumatoid arthritis who had not adequately responded to biologic DMARDs (bDMARDs). In this trial, 23.7% of patients had received three or more bDMARDs. Patients were randomized (1:1:1) to receive filgotinib 100 mg, filgotinib 200 mg or placebo. The primary endpoint was the proportion of patients achieving an ACR20 response at week 12. Protocol-defined non-responders at week 14 were allowed to complete the trial under standard of care therapy. Treatment-emergent adverse events are those reported during treatment or within 30 days of the last dose of study drug. We and Gilead announced on September 11, 2018 that filgotinib met primary and all key secondary endpoints in FINCH 2, as described below.

FINCH 3 is a 52-week, randomized trial in an expected 1,200 MTX-naïve patients to study filgotinib in combination with MTX, as well as monotherapy. The primary endpoint is ACR20 at week 24. Radiographic progression will also be assessed. Recruitment for FINCH 3 was completed in Q2 2018.

In addition, Gilead is performing a single dedicated male patient testicular safety trial in UC patients, called MANTA, concurrent to all Phase 3 programs. This randomized, double-blind, placebo-controlled trial is intended to enroll 250 adult male UC patients with a treatment phase of up to 26 weeks. We anticipate inclusion of the MANTA trial data in the new drug application filing in RA.

FINCH 2 Topline Results

Filgotinib achieved its primary endpoint in the proportion of patients achieving an ACR20 at week 12. Also at weeks 12 and 24, the proportion of patients achieving ACR50 and ACR70 response, low disease activity (LDA, DAS28(CRP) ≤ to 3.2), and clinical remission (DAS28(CRP) < 2.6) were significantly higher for patients receiving once-daily filgotinib 100 mg or 200 mg compared to patients receiving placebo.

Topline efficacy data are summarized in the table below.

Non-responder imputation	Week 12			Week 24
	Placebo (n=148)#	Filgotinib 100 mg (n=153)#	Filgotinib 200 mg (n=147)#	Placebo (n=148)#	Filgotinib 100 mg (n=153)#	Filgotinib 200 mg (n=147)#

ACR20 (%)	31.1	57.5***	66.0***	34.5	54.9***	69.4***
ACR50 (%)	14.9	32.0***	42.9***	18.9	35.3**	45.6***
ACR70 (%)	6.8	14.4*	21.8***	8.1	20.3**	32.0***
DAS28(CRP) ≤ 3.2 (LDA) (%)	15.5	37.3***	40.8***	20.9	37.9**	48.3***
DAS28(CRP) < 2.6 (Clinical remission) (%)	8.1	25.5***	22.4***	12.2	26.1**	30.6***

# Number of patients randomized to each treatment group and who received at least one dose of study drug ACR20/50/70 represents American College of Rheumatology 20%/50%/70% improvements.

* p <0.05, compared to placebo

** p <0.01, compared to placebo

*** p <0.001, compared to placebo

Filgotinib was generally well-tolerated in the FINCH 2 trial, with no new safety signals compared to those reported in previous trials of filgotinib. Treatment-emergent adverse events and serious adverse events were mostly mild or moderate in severity. Serious adverse events occurred in 3.4%, 5.2% and 4.1% of the patients in the placebo, 100 mg and 200 mg groups, respectively. The proportion of patients who discontinued study drug due to treatment-emergent adverse events was also similar across groups. Two cases of uncomplicated herpes zoster were reported in each filgotinib group. Two major adverse cardiovascular events were identified, one subarachnoid hemorrhage in the placebo group and one myocardial ischemia in the filgotinib 100 mg group. There was one case of non-serious retinal vein occlusion in the filgotinib 200 mg group and no reports of deep venous thrombosis or pulmonary embolism. There were no deaths, malignancies, gastrointestinal perforations, or opportunistic infections, including active tuberculosis.

We expect to submit detailed findings from the FINCH 2 trial for presentation at a future scientific conference.

RISKS ASSOCIATED WITH OUR BUSINESS

Our business is subject to a number of risks of which you should be aware before making an investment decision. These risks are discussed more fully in the “Risk Factors” section of this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein and under “Item 3.D.—Risk Factors” in our Annual Report on Form 20-F for the year ended December 31, 2017. These risks include, but are not limited to, the following:

•	We are a clinical-stage company with no approved products and no historical product revenues, which makes it difficult to assess our future prospects and financial results.

•

We have incurred significant losses since our inception and anticipate that we will continue to incur significant losses for the foreseeable future. We have never generated any revenue from product sales and may never be profitable. We may utilize our capital resources more rapidly than we expect.

•

We are heavily dependent on the success of our product candidate filgotinib. We are also dependent on the success of our other late-stage product candidates, such as our CF candidates (including GLPG2451, GLPG3067, GLPG2222, and GLPG2737 and combinations of these), GLPG1690, GLPG1972 and MOR106. We cannot give any assurance that any product candidate will successfully complete clinical trials or receive regulatory approval, which is necessary before it can be commercialized.

•

The regulatory approval processes of the U.S. Food and Drug Administration, or FDA; the European Medicines Agency, or EMA; and other comparable regulatory authorities are lengthy, time consuming and inherently unpredictable, and if we are ultimately unable to obtain regulatory approval for our product candidates, our business will be substantially harmed.

•	We face significant competition for our drug discovery and development efforts, and if we do not compete effectively, our commercial opportunities will be reduced or eliminated.

•

Our product candidates may cause undesirable side effects or have other properties that could delay or prevent their regulatory approval, limit the commercial profile of an approved label, or result in significant negative consequences following marketing approval, if any.

•

Further, combination therapies, such as using our wholly-owned drug candidates as well as third-party agents, involve unique adverse events that could be exacerbated compared to adverse events from monotherapies or could lead to unfavorable drug-drug interactions. These types of adverse events could be caused by our drug candidates or drug interactions and could also cause us, our collaboration partners or regulatory authorities to interrupt, delay or halt clinical trials and could result in a more restrictive label or the delay or denial of regulatory approval.

•

We may not be successful in maintaining development and commercialization collaborations, and any collaboration partner may not devote sufficient resources to the development or commercialization of our product candidates or may otherwise fail in development or commercialization efforts, which could adversely affect our ability to develop certain of our product candidates and our financial condition and operating results. Our collaborators may not elect to advance the product candidates on which we collaborate. In particular, AbbVie has decided not to proceed with one of the previously contemplated triple combination therapies for the treatment of CF, and we are reviewing the future of our CF collaboration with AbbVie.

•

We rely on third parties to conduct our preclinical studies and clinical trials. If these third parties do not successfully carry out their contractual duties or meet expected deadlines, we may not be able to obtain regulatory approval for or commercialize our product candidates and our business could be substantially harmed.

CORPORATE INFORMATION

Our legal and commercial name is Galapagos NV. We are a limited liability company incorporated in the form of a naamloze vennootschap / société anonyme under Belgian law. We were incorporated in Belgium on June 30, 1999 for an unlimited duration. We are registered with the Register of Legal Entities (Antwerp, division Mechelen) under the enterprise number 0466.460.429. The mailing address for our principal executive offices is Generaal De Wittelaan L11 A3, 2800 Mechelen, Belgium, and our main telephone number is +32 15 34 29 00. We maintain an Internet website at the following address: www.glpg.com. The information on, or that can be accessed through, our website does not constitute part of this prospectus supplement or the accompanying prospectus. Our agent for service of process in the United States is C T Corporation System, 111 Eighth Avenue, New York, NY 10011.

Our ordinary shares in the form of ADSs have been listed on the Nasdaq Global Select Market under the symbol “GLPG” since May 14, 2015. Our ordinary shares have been trading on Euronext Amsterdam and Euronext Brussels under the symbol “GLPG” since May 6, 2005.

IMPLICATIONS OF BEING A FOREIGN PRIVATE ISSUER

We are considered a “foreign private issuer.” In our capacity as a foreign private issuer, we are exempt from certain rules under the U.S. Securities Exchange Act of 1934, as amended, or the Exchange Act, that impose certain disclosure obligations and procedural requirements for proxy solicitations under Section 14 of the Exchange Act. In addition, our officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions of Section 16 of the Exchange Act and the rules under the Exchange Act with respect to their purchases and sales of our ordinary shares or the ADSs. Moreover, we are not required to file periodic reports and financial statements with the U.S. Securities and Exchange Commission, or the SEC, as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act, although we reported and intend to continue to report our results of operations voluntarily on a quarterly basis. In addition, we are not required to comply with Regulation FD, which restricts the selective disclosure of material information.

We may take advantage of these exemptions until such time as we are no longer foreign private issuer. We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (1) the majority of our executive officers or directors are U.S. citizens or residents, (2) more than 50% of our assets are located in the United States or (3) our business is administered principally in the United States.

We have taken advantage of certain reduced reporting and other requirements in this prospectus supplement. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold equity securities.

THE OFFERING

ADSs Offered by Us:	ADSs.

Option to Purchase Additional ADSs:	We have granted the underwriters an option to purchase up to an additional ADSs from us within 30 days of the date of this prospectus supplement.

American Depositary Shares:	The ADSs being sold pursuant to this prospectus supplement represent ordinary shares of Galapagos NV. Each ADS represents one ordinary share. As an ADS holder, we will not treat you as one of our shareholders. The depositary bank, Citibank, N.A., or its nominee, will be the registered holder of the ordinary shares underlying your ADSs. You will have ADS holder rights as provided in the deposit agreement. To better understand the terms of the ADSs, you should carefully read the section in this prospectus supplement titled “Description of American Depositary Shares” and the section in the accompanying prospectus titled “Description of Securities,” which is incorporated by reference into this prospectus supplement, and the deposit agreement referred to therein.

Investors in the ADSs will be able to trade our securities and receive distributions on them to the extent described in the section in this prospectus supplement titled “Description of American Depositary Shares” and the section in the accompanying prospectus titled “Description of Securities.”

Depositary Bank:	Citibank, N.A.

Ordinary Shares Outstanding After the Offering:	ordinary shares (or if the underwriters’ option to purchase additional ADSs is exercised in full).

Use of Proceeds:	We estimate that the net proceeds from this offering will be approximately $ (€ ) million (or approximately $ (€ ) million if the underwriters exercise their option to purchase additional ADSs in full), after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

We intend to use the net proceeds to us from this offering to fund new and ongoing research and development activities for filgotinib, GLPG1690, GLPG1205, GLPG1972, additional pipeline development, early commercialization activities for filgotinib, and general corporate purposes. See “Use of Proceeds.”

Risk Factors:	See “Risk Factors” beginning on page S-13 and the other information included in this prospectus supplement and the accompanying prospectus, including our Annual Report on Form 20-F for the year ended December 31, 2017 and the other documents incorporated by reference herein and therein, for a discussion of risks you should carefully consider before deciding to invest in the ADSs.

NASDAQ Trading Symbol:	“GLPG”

Euronext Brussels and Euronext Amsterdam Trading Symbol:	“GLPG”

The number of ordinary shares to be outstanding after this offering is based on 51,337,763 of our ordinary shares outstanding as of June 30, 2018, and includes                  ordinary shares represented by ADSs to be offered by us in this offering, and excludes 3,557,822 ordinary shares issuable upon the exercise of warrants outstanding as of June 30, 2018 pursuant to our warrant plans, at a weighted average exercise price of €42.26 per warrant.

Except as otherwise noted, all information in this prospectus supplement assumes:

•	no exercise by the underwriters of their option to purchase additional ADSs; and

•	no issuance or exercise of warrants after June 30, 2018.

RISK FACTORS

Investing in the ADSs involves a high degree of risk. Before making a decision to invest in the ADSs, in addition to the other information contained in or incorporated by reference into this prospectus supplement or the accompanying prospectus, you should carefully consider the risks described under “Risk Factors” in our Annual Report on Form 20-F for the year ended December 31, 2017, as updated by the risks described under “Risk Factors” in the accompanying prospectus and as further updated by the risks described below, as well as in other documents that we subsequently file with the SEC that are incorporated by reference into this prospectus supplement. See also “Where You Can Find More Information.”

Risks Related to this Offering and the ADSs

The price of the ADSs historically has been volatile, which may affect the price at which you could sell the ADSs.

The market price for the ADSs has varied between a high price of $121.09 on January 31, 2018 and a low price of $84.13 on December 14, 2017 in the 12-month period ending on September 11, 2018. This volatility may affect the price at which you could sell the ADSs. The ADS price is likely to continue to be volatile and subject to significant price and volume fluctuations in response to market and other factors, including the other factors discussed in these “Risk Factors” and under “Item 3.D.—Risk Factors” in our Annual Report on Form 20-F for the year ended December 31, 2017 or our subsequent periodic reports; variations in our quarterly operating results from our expectations or those of securities analysts or investors; downward revisions in securities analysts’ estimates; and announcement by us or our competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments.

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds that we receive from this offering, including applications for working capital, possible acquisitions and other general corporate purposes, and we may spend or invest these proceeds in a way with which our shareholders disagree. The failure by our management to apply these funds effectively could harm our business and financial condition. Pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value. These investments may not yield a favorable return to our investors.

If you purchase the ADSs in this offering, you will experience substantial and immediate dilution.

If you purchase the ADSs in this offering, you will experience substantial and immediate dilution of $                 per ADS in the net tangible book value after giving effect to this offering at the public offering price because the price that you pay will be substantially greater than the net tangible book value per ADS that you acquire. This dilution is due in large part to the fact that our earlier investors paid substantially less than the public offering price when they purchased their securities. You will experience additional dilution upon exercise of any outstanding warrants to acquire ordinary shares under our warrant plans, or if we otherwise issue additional shares below the public offering price. For a further description of the dilution that you will experience immediately after this offering, see the section of this prospectus supplement titled “Dilution.”

Sales of a substantial number of ADSs or ordinary shares in the public market could cause the ADS price to fall.

Sales of a substantial number of ADSs or ordinary shares in the public market or the perception that these sales might occur could depress the market price of the ADSs and could impair our ability to raise capital through the sale of additional equity securities. We are unable to predict the effect that sales may have on the prevailing market price of the ADSs.

In addition, the sale of substantial amounts of ADSs or ordinary shares could adversely impact its price. As of September 1, 2018, we had outstanding 51,337,763 ordinary shares, including 8,035,880 ADSs and warrants to acquire 4,795,567 ordinary shares (of which 1,049,019 were exercisable as of that date). The sale or the availability for sale of a large number of the ADSs or ordinary shares in the public market could cause the price of the ADSs to decline.

We have agreed that for a period of 90 days after the date of this prospectus supplement, and our directors and members of our executive committee have agreed that, for a period of 90 days after the date of this prospectus supplement, subject to specified exceptions, we or they will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any ADSs, ordinary shares or securities convertible into or exchangeable or exercisable for any ADSs or ordinary shares. These lock-up agreements are subject to a number of important exceptions. In addition, the underwriters, in their sole discretion, may release the ordinary shares, ADSs and other securities subject to these lock-up agreements in whole or in part at any time. See “Underwriting.” These lock-up agreements affect approximately 569,385 ordinary shares held by our directors and members of the executive committee as of the date of this prospectus supplement. Sales of ADSs or ordinary shares by any of our directors, executive officers or principal shareholders could have a material adverse effect on the trading price of the ADSs.

The market price of ADSs may be adversely affected by market conditions affecting the stock markets in general, including price and trading fluctuations on the Nasdaq Global Select Market.

Market conditions may result in volatility in the level of, and fluctuations in, market prices of stocks generally and, in turn, the ADSs and sales of substantial amounts of the ADSs or ordinary shares in the market, in each case being unrelated or disproportionate to changes in our operating performance. The overall weakness in the economy has recently contributed to the extreme volatility of the markets which may have an effect on the market price of the ADSs.

We believe that we were not a passive foreign investment company, or PFIC, for U.S. federal income tax purposes for the 2017 taxable year and we do not anticipate being a PFIC for the current taxable year, but this conclusion is a factual determination that is made annually and thus may be subject to change. If we were a PFIC, this could result in adverse U.S. tax consequences to certain U.S. holders.

Generally, if, for any taxable year, at least 75% of our gross income is passive income, or at least 50% of the value of our assets is attributable to assets that produce passive income or are held for the production of passive income, including cash, we would be characterized as a passive foreign investment company, or PFIC, for U.S. federal income tax purposes. For purposes of these tests, passive income includes dividends, interest, and gains from the sale or exchange of investment property and rents and royalties other than rents and royalties which are received from unrelated parties in connection with the active conduct of a trade or business. Our status as a PFIC depends on the composition of our income and the composition and value of our assets (for which purpose the total value of our assets may be determined in part by reference to the market value of the ADSs and our ordinary shares, which are subject to change) from time to time. If we are a PFIC for any taxable year, U.S. holders of the ADSs may suffer adverse tax consequences, including having gains realized on the sale of the ADSs treated as ordinary income, rather than capital gain, losing the preferential rate applicable to dividends received on the ADSs by individuals who are U.S. holders, and having interest charges apply to distributions by us and the proceeds of sales of the ADSs. See “Taxation—Certain Material U.S. Federal Income Tax Considerations to U.S. Holders—Passive Foreign Investment Company Considerations.”

Based upon the expected value of our assets, including any goodwill, and the expected composition of our income and assets, we believe that we were not a PFIC for the 2017 taxable year and we do not anticipate that we will be a PFIC with respect to the current taxable year. However, our status as a PFIC is a fact-intensive determination made on an annual basis, and we cannot provide any assurances regarding our PFIC status for the current, prior or future taxable years. We do not currently intend to provide the information necessary for U.S.

holders to make a “qualified electing fund,” or QEF, election if we are treated as a PFIC for any taxable year, and prospective investors should assume that a QEF election will not be available.

Certain U.S. shareholders may be subject to adverse U.S. federal income tax consequences if we are a controlled foreign corporation.

Each “Ten Percent Shareholder” (as defined below) in a non-U.S. corporation that is classified as a “controlled foreign corporation,” or a CFC, for U.S. federal income tax purposes generally is required to include in income for U.S. federal tax purposes such Ten Percent Shareholder’s pro rata share of the CFC’s “Subpart F income” and investment of earnings in U.S. property and certain deemed global intangible low-tax income, even if the CFC has made no distributions to its shareholders. Subpart F income generally includes dividends, interest, rents and royalties, gains from the sale of securities and income from certain transactions with related parties. In addition, a Ten Percent Shareholder that realizes gain from the sale or exchange of shares in a CFC may be required to classify a portion of such gain as dividend income rather than capital gain. A non-U.S. corporation generally will be classified as a CFC for United States federal income tax purposes if Ten Percent Shareholders own, directly or indirectly, more than 50% of either the total combined voting power of all classes of stock of such corporation entitled to vote or of the total value of the stock of such corporation. A “Ten Percent Shareholder” is a United States person (as defined by the U.S. Internal Revenue Code of 1986, as amended (the “Code”)) who owns or is considered to own either 10% or more of the total combined voting power of all classes of stock entitled to vote of such corporation or 10% or more of the total value of the stock of such corporation. The determination of CFC status is complex and includes attribution rules, the application of which is not entirely certain. In addition, recent changes pursuant to U.S. tax reform to the attribution rules relating to the determination of CFC status may make it difficult to determine our CFC status for any taxable year.

We do not believe that we were a CFC for the taxable year ended December 31, 2017. However, we cannot provide any assurances regarding our status as a CFC for the 2017 taxable year or any future taxable years. In addition, because of recent changes resulting from U.S. tax reform, it is possible that our non-U.S. subsidiaries will be CFCs for the current taxable year or any future taxable year even if we are not a CFC for such taxable year(s).

USE OF PROCEEDS

We estimate that the net proceeds from the sale of ADSs that we are selling in this offering will be approximately $                 (€                ) million, or approximately $                 (€                ) million if the underwriters exercise in full their option to purchase                  additional ADSs, after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

With this offering we intend to use the net proceeds to fund new and ongoing research and development activities for filgotinib, GLPG1690, GLPG1205, GLPG1972, additional pipeline development, early commercialization activities for filgotinib, and general corporate purposes, which may include working capital, acquisitions or investments in businesses, products or technologies, and capital expenditures.

More specifically for filgotinib, together with our collaboration partner Gilead, we intend to continue development of the molecule in a significant number of indications beyond RA, CD and UC. Success in proof-of-concept studies may lead to further Phase 3 trials. Pursuant to our collaboration agreement with Gilead, we are required to contribute 20% of the development costs. Finally on filgotinib, we exercised our option to co-promote and have started building a commercial infrastructure in the five largest European Union markets (Germany, France, UK, Italy and Spain) as well as in Belgium, The Netherlands, and Luxembourg to prepare for launch.

More specifically for IPF, in which we own three novel mechanism of action molecules, we have moved GLPG1690 into the ISABELA Phase 3 trial and GLPG1205 into a Phase 2 trial. We intend to continue investing in the development of potential IPF therapies, including potential combination therapies within our IPF candidate portfolio.

More specifically for osteoarthritis, we intend to continue investing in the U.S. portion of the recently initiated ROCCELLA Phase 2 trial with GLPG1972 in osteoarthritis patients. We retain all U.S. commercial rights for GLPG1972.

We expect to use the remainder of the net proceeds from this offering, if any, for working capital and other general corporate purposes.

We may also use a portion of the net proceeds to in-license, acquire or invest in complementary technologies, products or assets, either alone or together with a collaboration partner. However, we have no current plan, commitments or obligations to do so.

Based on our current operational plans and assumptions, we expect that the net proceeds from this offering, combined with our current operating capital, will be sufficient to support the advancement of our research and development programs through the end of 2021. However, there can be no assurance that these expectations will be correct. See “Item 3.D.—Risk Factors—Risks Related to Our Financial Position and Need for Additional Capital—We will require substantial additional funding, which may not be available to us on acceptable terms, or at all” in our Annual Report on Form 20-F for the year ended December 31, 2017 incorporated by reference in this prospectus supplement and the accompanying prospectus.

We currently have no specific plans as to how the net proceeds from this offering will be allocated beyond the uses specified above, and therefore management will retain discretion to allocate the remainder of the net proceeds of this offering among these uses.

This expected use of the net proceeds from this offering represents our intentions based upon our current plans and business conditions. As of the date of this prospectus supplement, we cannot predict with certainty all of the particular uses for the net proceeds to be received upon the completion of this offering or the amounts that we will actually spend on the uses set forth above. The amounts and timing of our actual expenditures and the extent of clinical development may vary significantly depending on numerous factors, including the progress of our development efforts, the status of and results from preclinical studies and any ongoing clinical trials or clinical trials we may commence in the future, as well as any collaborations that we may enter into with third parties for our product candidates and any unforeseen cash needs. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering.

Pending our use of the net proceeds from this offering, we intend to invest the net proceeds in a variety of capital preservation investments, including short-term, investment-grade, interest-bearing instruments.

EXCHANGE RATES

The following table sets forth, for each period indicated, the low and high exchange rates of U.S. dollars per euro, the exchange rate at the end of such period and the average of such exchange rates on the last day of each month during such period, based on the noon buying rate of the Federal Reserve Bank of New York for the euro. As used in this document, the term “noon buying rate” refers to the rate of exchange for the euro, expressed in U.S. dollars per euro, as certified by the Federal Reserve Bank of New York for customs purposes. The exchange rates set forth below demonstrate trends in exchange rates, but the actual exchange rates used throughout this Annual Report may vary.

	Year Ended December 31,
	2013	2014	2015	2016	2017
High	1.3816	1.3927	1.2015	1.1516	1.2041
Low	1.2774	1.2101	1.0524	1.0375	1.0416
Rate at end of period	1.3779	1.2101	1.0859	1.0552	1.2022
Average rate per period	1.3281	1.3297	1.1096	1.1072	1.1301

The following table sets forth, for each of the last six months, the low and high exchange rates for euros expressed in U.S. dollars and the exchange rate at the end of the month based on the noon buying rate as described above.

	March 2018	April 2018	May 2018	June 2018	July 2018	August 2018
High	1.2440	1.2384	1.2000	1.1815	1.1744	1.1720
Low	1.2216	1.2074	1.1551	1.1577	1.1604	1.1332
Rate at end of period	1.2320	1.2074	1.1670	1.1677	1.1706	1.1596

On September 11, 2018, the last closing buying rate of the European Central Bank for the euro was €1.00 = $1.1574. Unless otherwise indicated, currency translations in this prospectus supplement reflect the September 11, 2018 exchange rate.

MARKET INFORMATION

The ADSs have been listed on the Nasdaq Global Select Market under the symbol “GLPG” since May 14, 2015. Prior to that date, there was no public trading market for the ADSs. Our ordinary shares have been trading on Euronext Amsterdam and Euronext Brussels under the symbol “GLPG” since May 6, 2005. Prior to that date, there was no public trading market for the ADSs or our ordinary shares. Our global offering in May 2015 was priced at $42.05 per ADS and €37.00 per ordinary share based on an exchange rate of $1.1365 per euro. The following tables set forth for the periods indicated the reported high and low sale prices per ADS on NASDAQ in U.S. dollars and per ordinary share on Euronext Amsterdam in euros.

NASDAQ

	Per ADS
Period	High	Low
Annual:
2015 (beginning May 14, 2015)	$65.54	$38.28
2016	$73.37	$37.03
2017	$104.12	$63.69
2018 (through September 11, 2018)	$121.09	$87.36
Quarterly:
First Quarter 2016	$61.69	$37.03
Second Quarter 2016	$61.02	$41.21
Third Quarter 2016	$73.37	$51.91
Fourth Quarter 2016	$67.56	$57.16
First Quarter 2017	$87.74	$63.69
Second Quarter 2017	$94.88	$75.05
Third Quarter 2017	$103.54	$72.90
Fourth Quarter 2017	$104.12	$84.13
First Quarter 2018	$121.09	$93.18
Second Quarter 2018	$105.89	$87.36
Third Quarter 2018 (through September 11, 2018)	$113.75	$90.22
Month Ended:
March 2018	$106.51	$98.39
April 2018	$102.68	$89.10
May 2018	$102.99	$87.36
June 2018	$105.89	$89.42
July 2018	$113.25	$90.22
August 2018	$113.75	$100.69
September 2018 (through September 11, 2018)	$102.74	$92.55

Euronext Amsterdam

	Per Ordinary Share
Period:	High	Low
Annual:
2013	€20.70	€13.40
2014	€18.42	€10.00
2015	€60.55	€14.81
2016	€66.19	€32.50
2017	€89.75	€59.13
2018 (through September 11, 2018)	€98.82	€70.64
Quarterly:
First Quarter 2016	€57.68	€32.50
Second Quarter 2016	€53.70	€36.20
Third Quarter 2016	€66.19	€46.07
Fourth Quarter 2016	€62.16	€51.15
First Quarter 2017	€81.81	€59.13
Second Quarter 2017	€89.75	€65.20
Third Quarter 2017	€87.35	€61.88
Fourth Quarter 2017	€88.16	€71.29
First Quarter 2018	€98.82	€77.32
Second Quarter 2018	€90.20	€70.64
Third Quarter 2018 (through September 11, 2018)	€98.50	€76.84
Month Ended:
March 2018	€87.66	€79.34
April 2018	€83.86	€73.80
May 2018	€90.20	€74.12
June 2018	€89.58	€70.64
July 2018	€97.70	€76.84
August 2018	€98.50	€86.66
September 2018 (through September 11, 2018)	€88.92	€79.42

On September 11, 2018, the last reported sale price of the ADSs on NASDAQ was $102.74 per ADS, and the last reported sale price of the ordinary shares on Euronext Amsterdam was €88.92 per share.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of June 30, 2018 on:

•	an actual basis; and

•

an as adjusted basis to reflect the sale by us of                  ADSs in this offering at the public offering price, after deducting underwriting discounts and commissions and estimated offering expenses payable by us and assuming no exercise of the option to purchase additional ADSs by the underwriters.

You should read this table together with our consolidated financial statements and related notes, as well as the sections titled “Selected Financial and Other Data” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 20-F for the year ended December 31, 2017 and our unaudited interim condensed consolidated financial statements and related notes for the six month period ended June 30, 2018 included in Exhibit 99.2 to our Current Reports on Form 6-K furnished to the SEC on August 2, 2018 and the other financial information included and incorporated by reference in this prospectus supplement and the accompanying prospectus.

	June 30, 2018
	Actual	As adjusted
	(Euro in thousands)
Cash and cash equivalents	€1,066,766	€

Equity:
Share capital	235,583
Share premium accounts	996,117
Other reserves	(641)
Translation differences	(1,604)
Accumulated losses	(343,796)

Total equity	885,659

Total capitalization	€885,659

The number of ordinary shares that will be outstanding after this offering is based on 51,337,763 ordinary shares outstanding as of June 30, 2018 and excludes 3,557,822 ordinary shares issuable upon the exercise of warrants outstanding as of June 30, 2018 pursuant to our warrant plans, at a weighted average exercise price of €42.26 per warrant.

DESCRIPTION OF SHARE CAPITAL

The following description is a summary of certain information relating to our share capital, certain provisions of our articles of association and the Belgian Companies Code. Because this description is a summary, it may not contain all of the information important to you. Accordingly, this description is qualified entirely by references to our articles of association.

The following description includes comparisons of certain provisions of our articles of association and the Belgian Companies Code applicable to us and the Delaware General Corporation Law, or the DGCL, the law under which many publicly listed companies in the United States are incorporated. Because such statements are summaries, they do not address all aspects of Belgian law that may be relevant to us and our shareholders or all aspects of Delaware law which may differ from Belgian law, and they are not intended to be a complete discussion of the respective rights.

Share Capital

Share Capital and Shares

Our share capital consists of ordinary shares without par value and is fully paid-up. Our shares are not separated into classes. As of June 30, 2018 and September 1, 2018, our registered share capital was €277,679,082.33, represented by 51,337,763 shares without par value. As of June 30, 2018, our issued and paid-up share capital amounted to €277,679,082.33 represented by 51,337,763 ordinary shares without par value, each representing an identical fraction of our share capital. As of June 30, 2018, we had six shareholders who held shares in registered form, representing 13.22% of our ordinary shares. As of September 1, 2018, our issued and paid-up share capital amounted to €277,679,082.33 represented by 51,337,763 ordinary shares without par value, each representing an identical fraction of our share capital. As of September 1, 2018, we had six shareholders who held shares in registered form, representing 13.22% of our ordinary shares. The remainder of our ordinary shares are in dematerialized form. As of June 30, 2018 and September 1, 2018, neither we nor any of our subsidiaries held any of our own shares.

As of August 30, 2018, we estimated that approximately 47% of our outstanding ordinary shares were held in the United States by an estimated 105 institutional holders of record.

Other Outstanding Securities

In addition to the shares already outstanding, we have granted warrants, which upon exercise will lead to an increase in the number of our outstanding shares. A total of 3,557,822 warrants (where each warrant entitles the holder to subscribe for one new ordinary share) were outstanding and granted as of June 30, 2018, which represent approximately 6.48% of the total number of all our issued and outstanding voting financial instruments and warrants as of June 30, 2018. A total of 4,795,567 warrants (where each warrant entitles the holder to subscribe for one new ordinary share) were outstanding and granted as of September 1, 2018, which represent approximately 8.54% of the total number of all our issued and outstanding voting financial instruments and warrants as of September 1, 2018. See “—Securities Exercisable for Ordinary Shares” below.

History of Securities Issuances

As of January 1, 2015, our share capital amounted to €163,904,134.89, represented by 30,299,129 shares. All shares were issued, fully paid up and of the same class. Since January 1, 2015, the following events have changed the number of our issued and outstanding shares:

•

On March 26, 2015, warrants were exercised at various exercise prices under Warrant Plan 2005, Warrant Plan 2006 Belgium/The Netherlands, Warrant Plan 2007, Warrant Plan 2007 RMV, Warrant Plan 2008, Warrant Plan 2009, Warrant Plan 2010, Warrant Plan 2010 (B), Warrant Plan 2011 and Warrant Plan 2011 (B). The exercise resulted in a share capital increase of €3,092,074.68 (plus €2,726,958.80 in issuance premium) and the issuance of 571,548 new ordinary shares.

•

On April 30, 2015, our board of directors issued 532,053 warrants (after acceptance by the beneficiaries) within the framework of the authorized capital, for the benefit of our directors, an independent consultant, and our employees under a new warrant plan, Warrant Plan 2015.

•

On May 19, 2015, we completed a global offering of 7,532,499 ordinary shares consisting of a concurrent public offering in the United States and private placement in Europe and countries other than the United States and Canada. We offered 5,746,000 ordinary shares through a public offering in the United States in the form ADSs, at a price of $42.05 per ADS, before underwriting discounts, and 1,786,499 ordinary shares through a private placement in Europe and countries other than the United States and Canada at a price of €37.00 per share, before underwriting discounts.

•

On June 19, 2015, warrants were exercised at various exercise prices under Warrant Plan 2006 Belgium/The Netherlands, Warrant Plan 2007, Warrant Plan 2007 RMV, Warrant Plan 2008, Warrant Plan 2009, Warrant Plan 2010, Warrant Plan 2010 (C) and Warrant Plan 2011. The exercise resulted in a share capital increase of €2,658,506.46 (plus €1,736,665.99 in issuance premium) and the issuance of 491,406 new ordinary shares.

•

On September 25, 2015, warrants were exercised at various exercise prices under Warrant Plan 2002 Belgium, Warrant Plan 2006 Belgium/The Netherlands, Warrant Plan 2007, Warrant Plan 2007 RMV, Warrant Plan 2008, Warrant Plan 2009, Warrant Plan 2010, Warrant Plan 2010 (C) and Warrant Plan 2011. The exercise resulted in a share capital increase of €639,786.60 (plus €558,307.40 in issuance premium) and the issuance of 118,260 new ordinary shares.

•

On December 4, 2015, warrants were exercised at various exercise prices under Warrant Plan 2002 Belgium, Warrant Plan 2005, Warrant Plan 2008, Warrant Plan 2009, Warrant Plan 2010, Warrant Plan 2011 and Warrant Plan 2011 (B). The exercise resulted in a share capital increase of €343,535.00 (plus €247,265.00 in issuance premium) and the issuance of 63,500 new ordinary shares.

•

On December 21, 2015, our board issued an aggregate number of 496,500 warrants (after acceptance by the beneficiaries) within the framework of the authorized capital, for the benefit of our directors, an independent consultant and our employees under new warrant plans, Warrant Plan 2015 (B) and Warrant Plan 2015 RMV.

•

On January 19, 2016, we completed the closing of the global collaboration agreement with Gilead Biopharmaceutics Ireland Unlimited Company, or GBIUC, which is a direct subsidiary of Gilead Sciences, Inc., in the framework of which GBIUC made a €392,120,658.00 equity investment by subscribing to new shares at a price of €58 per share. This resulted in a share capital increase of €36,575,392.41 (plus €355,545,265.59 in issuance premium) and in the issuance to GBIUC of 6,760,701 new ordinary shares.

•

On April 1, 2016, warrants were exercised at various exercise prices under Warrant Plan 2002 Belgium, Warrant Plan 2007 RMV, Warrant Plan 2008, Warrant Plan 2009, Warrant Plan 2010, Warrant Plan 2011 (B) and Warrant Plan 2012. The exercise resulted in a share capital increase of €668,407.45 (plus €740,900 in issuance premium) and the issuance of 131,695 new ordinary shares.

•

On May 19, 2016, warrants were exercised at various exercise prices under Warrant Plan 2006 Belgium/The Netherlands, Warrant Plan 2008, Warrant Plan 2009, Warrant Plan 2010, Warrant Plan 2011, Warrant Plan 2011 (B) and Warrant Plan 2012. The exercise resulted in a share capital increase of €761,565.70 (plus €714,836.00 in issuance premium) and the issuance of 140,770 new ordinary shares.

•

On June 1, 2016, our board issued an aggregate number of 634,250 warrants (after acceptance by the beneficiaries) within the framework of the authorized capital, for the benefit of our directors, an independent consultant and our employees under new warrant plans, Warrant Plan 2016 and Warrant Plan 2016 RMV.

•	On September 19, 2016, warrants were exercised at various exercise prices under Warrant Plan 2002 Belgium, Warrant Plan 2005, Warrant Plan 2007 RMV, Warrant Plan 2009, Warrant Plan 2011 and

Warrant Plan 2012. The exercise resulted in a share capital increase of €326,331.20 (plus €276,958.60 in issuance premium) and the issuance of 60,320 new ordinary shares.

•

On November 28, 2016, warrants were exercised at various exercise prices under Warrant Plan 2005, Warrant Plan 2008, Warrant Plan 2009, Warrant Plan 2010 and Warrant Plan 2012. The exercise resulted in a share capital increase of €466,612.50 (plus €304,725.00 in issuance premium) and the issuance of 86,250 new ordinary shares.

•

On January 20, 2017, our board issued 150,000 warrants (after acceptance by the beneficiary) within the framework of the authorized capital, for the benefit of for the benefit of Dr. Walid Abi-Saab in the context of his appointment as Chief Medical Officer under a new warrant plan, Warrant Plan 2016 (B).

•

On April 6, 2017, warrants were exercised at various exercise prices under Warrant Plans 2002 Belgium, 2005, 2007 RMV, 2008, 2009, 2010, 2011, 2012, 2013 and 2013 (B). The exercise resulted in a share capital increase of €4,033,858.30 (including issuance premium) and the issuance of 247,070 new ordinary shares.

•	On April 21, 2017, we completed the offering in the U.S. of 4,312,500 ordinary shares in the form of American Depositary Shares at a price of $90.00 per share, before underwriting discounts.

•

On May 17, 2017, our board issued an aggregate number of 723,000 warrants (after acceptance by the beneficiaries) within the framework of the authorized capital, for the benefit of our directors, an independent consultant and our employees under new warrant plans, Warrant Plan 2017 and Warrant Plan 2017 RMV.

•

On June 20, 2017, warrants were exercised at various exercise prices under Warrant Plans 2002, 2005, 2006 Belgium/The Netherlands, 2007 RMV, 2012 and 2013. The exercise resulted in a share capital increase of €631,898.90 (including issuance premium) and the issuance of 52,030 new ordinary shares.

•

On September 21, 2017, warrants were exercised at various exercise prices under Warrant Plans 2002, 2005, 2012 and 2013. The exercise resulted in a share capital increase of €268,478.00 (including issuance premium) and the issuance of 28,100 new ordinary shares.

•

On November 23, 2017, warrants were exercised at various exercise prices under Warrant Plans 2002, 2005, 2007 RMV, 2012 and 2013. The exercise resulted in a share capital increase of €353,835.00 (including issuance premium) and the issuance of 41,000 new ordinary shares.

•

On March 20, 2018, warrants were exercised at various exercise prices under Warrant Plans 2005, 2007 RMV, 2010, 2011, 2012, 2013, 2014 and 2014 (B). The exercise resulted in a share capital increase of €3,924,205.36 (including issuance premium) and the issuance of 298,184 new ordinary shares.

•

On April 19, 2018, our board issued an aggregate number of 1,237,745 warrants (after acceptance by the beneficiaries) within the framework of the authorized capital, for the benefit of our directors, an independent consultant and our employees under new warrant plans, Warrant Plan 2018 and Warrant Plan 2018 RMV.

•

On June 20, 2018, warrants were exercised at various exercise prices under Warrant Plans 2005, 2007, 2012, 2013, 2014 and 2014 (B). The exercise resulted in a share capital increase of €1,337,017.89 (including issuance premium) and the issuance of 102,801 new ordinary shares.

All of the share issuances listed above were for cash consideration.

The following table shows the reconciliation of the number of ordinary shares outstanding as of December 31, 2015, 2016 and 2017 and through September 1, 2018:

Issued capital	Share capital (€)	Number of shares
As of December 31, 2015	211,388,857.22	39,076,342
Changes during 2016	38,798,309.26	7,179,736
As of December 31, 2016	250,187,166.48	46,256,078
Changes during 2017	25,322,587.00	4,680,700
As of December 31, 2017	275,509,753.48	50,936,778
Changes during 2018 (through September 1, 2018)	2,169,328.85	400,985

Articles of Association and Other Share Information

Corporate Profile

Our legal and commercial name is Galapagos NV. We are a limited liability company incorporated in the form of a naamloze vennootschap / société anonyme under Belgian law. We are registered with the Register of Legal Entities (Antwerp, division Mechelen) under the enterprise number 0466.460.429. Our principal executive and registered offices are located at Generaal De Wittelaan L11 A3, 2800 Mechelen, Belgium and our telephone number is +32 15 342 900. Our agent for service of process in the United States is C T Corporation System.

We were incorporated in Belgium on June 30, 1999 for an unlimited duration. Our fiscal year ends December 31.

Corporate Purpose

Our corporate purpose as set forth in Article 3 of our articles of association is as follows:

“The company’s purpose consists of:

(a)	the development, the construction and exploitation of gene libraries for functional genomics research;

(b)	the research for the development of health products for human beings and animals, pharmaceutical products and other products relating thereto;

(c)	the development, testing, scaling up, and exploitation of gene therapy procedures, as well as the development, evaluation and exploitation of clinical applications of such procedures;

(d)	for its own account or for the account of third parties, the performance of research in the field of or in connection with biological and industrial technology, genetics and human and animal life in general; and

(e)	the acquisition, sale and licensing of patents, trademarks, industrial and intellectual property, whether or not secret, and licenses.

For such purposes the company may, in Belgium and abroad, acquire or lease any license, movable or immovable property necessary or useful for its commercial or industrial purpose, operate, sell or lease same, build factories, establish subsidiaries and branches, and establish premises. It may engage in all operations with banks, post cheque, invest capital, contract or grant loans and credit facilities, whether or not mortgaged. The company may, by means of contribution, participation, loans, credit facility, subscription of shares, acquisition of shares and other commitments, participate in other companies, associations or enterprises, both existing as to be incorporated, and whether or not having a purpose similar to the purpose of the company. The company may merge with other companies or associations. The company may incorporate subsidiaries both under Belgian and under foreign law. The company may acquire or establish any property that is necessary or useful for its operations or its corporate purpose.”

Board of Directors

Belgian law does not specifically regulate the ability of directors to borrow money from our company.

Article 523 of the Belgian Companies Code provides that if one of our directors directly or indirectly has a personal financial interest that conflicts with a decision or transaction that falls within the powers of our board of directors, the director concerned must inform our other directors before our board of directors makes any decision on such transaction. The auditor must also be notified. The director may neither participate in the deliberation nor vote on the conflicting decision or transaction. An extract of the minutes of the meeting of our board of directors that sets forth the financial impact of the matter on the company and justifies the decision of our board of directors must be published in our annual report. The auditor’s report on the annual accounts must contain a description of the financial impact on us of each of the decisions of our board of directors where directors’ conflicts of interests arise.

The DGCL generally permits transactions involving a Delaware corporation and an interested director of that corporation if (i) the material facts as to the director’s relationship or interest and as to the transaction are disclosed and a majority of disinterested directors consent, (ii) the material facts are disclosed as to the director’s relationship or interest and a majority of shares entitled to vote thereon consent or (iii) the transaction is fair to the corporation at the time it is authorized by the board of directors, a committee of the board of directors or the stockholders.

We rely on a provision in the Listing Rules of the Nasdaq Stock Market that allows us to follow Belgian corporate law with respect to certain aspects of corporate governance. This allows us to continue following certain corporate governance practices that differ in significant respects from the corporate governance requirements applicable to U.S. companies listed on Nasdaq. For example, the Listing Rules of the Nasdaq Stock Market require that for any shareholders’ meeting, the quorum must be no less than 33 1/3% of the outstanding ordinary shares. There is no quorum requirement under Belgian law for our shareholders’ meetings, except as provided for by law in relation to decisions regarding certain matters. See “—Description of the Rights and Benefits Attached to Our Shares—Right to Attend and Vote at Our Shareholders’ Meetings—Quorum and Majority Requirements.”

Form and Transferability of Our Shares

All of our shares belong to the same class of securities and are in registered form or in dematerialized form. All of our outstanding shares are fully paid-up and freely transferable, subject to any contractual restrictions.

Currency

Our share capital, which is represented by our outstanding ordinary shares, is denominated in euros.

Changes to Our Share Capital

Changes to our share capital are decided by our shareholders, which may at any time resolve to increase or decrease our share capital. Any such resolution must satisfy the quorum and majority requirements that apply to an amendment of the articles of association, as described below in “—Description of the Rights and Benefits Attached To Our Shares—Right to Attend and Vote at Our Shareholders’ Meeting—Quorum and Majority Requirements.” No shareholder is liable to make any further contribution to our share capital other than with respect to shares held by such shareholder that would not be fully paid-up.

Share Capital Increases by Our Board of Directors

Subject to the quorum and majority requirements described below in “—Description of the Rights and Benefits Attached To Our Shares—Right to Attend and Vote at Our Shareholders’ Meeting—Quorum and

Majority Requirements,” our shareholders’ meeting may authorize our board of directors, within certain limits, to increase our share capital without any further approval being required from our shareholders’ meeting. Such pre-authorized capital increase is referred to as authorized capital. This authorization can only be granted for a renewable period of a maximum of five years and may not exceed the amount of the registered share capital at the time of the authorization.

On April 25, 2017, without prejudice to more restrictive rules set forth by law, our shareholders authorized our board of directors to increase our registered capital at one or more times in an amount up to €50,037,433.29, i.e., 20% of the share capital existing at the moment of the convening to the shareholders’ meeting granting this authority.

In addition, on the same date and without prejudice to more restrictive rules set forth by law, our shareholders authorized our board of directors to increase the share capital of the Company in one or more times in an amount up to €82,561,764.93, i.e., 33% of the share capital existing at the moment of the convening to the shareholders’ meeting granting this authority, upon resolution of the board of directors that all independent directors (within the meaning of article 526ter of the Belgian Companies Code) approved and relating to (i) the entire or partial financing of a transaction through the issue of new shares of the Company, whereby “transaction” is defined as an acquisition (in shares and/or cash), a corporate partnership, or an in-licensing deal, (ii) the issue of warrants in connection with Company’s remuneration policy for its and its subsidiaries’ employees, directors and independent advisors, (iii) the financing of the Company’s research and development programs or (iv) the strengthening of the Company’s cash position.

As of September 1, 2018, €6,696,200.45 of the authorized capital was used, so that an amount of €75,865,564.48 still remained available under the authorized capital. As of the date of this prospectus supplement, our board of directors may decide to issue up to 14,023,209 ordinary shares pursuant to this authorization, without taking into account however the shares that we will issue in this global offering or subsequent issuances under our warrant programs or otherwise.

Preferential Subscription Rights

In the event of a share capital increase for cash through the issuance of new shares, or in the event we issue convertible bonds or warrants, our existing shareholders have a preferential right to subscribe, pro rata, to the new shares, convertible bonds or warrants. These preferential subscription rights are transferable during the subscription period. Our board of directors may decide that preferential subscription rights that were not exercised by any shareholders shall accrue proportionally to the other shareholders that have already exercised their preferential subscription rights and may fix the practical terms for such subscription.

Our shareholders’ meeting may resolve to limit or cancel this preferential subscription right, subject to special reporting requirements. Such resolution must satisfy the same quorum and majority requirements as the decision to increase our share capital.

Shareholders may also decide to authorize our board of directors to limit or cancel the preferential subscription right within the framework of the authorized capital, subject to the terms and conditions set forth in the Belgian Companies Code. Our board of directors currently has the authority, for a period of five years starting from the date of publication in the Annexes to the Belgian State Gazette of the authorization granted by the shareholders’ meeting on April 25, 2017, to increase the share capital within the framework of the authorized capital, and the right to limit or cancel the preferential subscription right within the framework of the authorized capital. See also “—Share Capital Increases by Our Board of Directors” above.

Under the DGCL, stockholders of a Delaware corporation have no preemptive rights to subscribe for additional issues of stock or to any security convertible into such stock unless, and to the extent that, such rights are expressly provided for in the corporation’s certificate of incorporation.

Purchases and Sales of Our Own Shares

We may only repurchase our own shares pursuant to an authorization of our shareholders’ meeting taken under the conditions of quorum and majority provided for in the Belgian Companies Code. Pursuant to the Belgian Companies Code, such a decision requires a quorum of shareholders holding an aggregate of at least 50% of the share capital and approval by a majority of at least 80% of the share capital present or represented. If there is no quorum, a second meeting must be convened. No quorum is required at the second meeting, but the relevant resolution must be approved by a majority of at least 80% of the share capital present or represented.

Within such authorization, we may only repurchase our own shares if the amount that we would use for repurchase is available for distribution. Currently we have no such an authorization and we neither have any funds available for distribution, nor own any of our own shares.

Under the DGCL, a Delaware corporation may purchase or redeem its own shares, unless the capital of the corporation is impaired or the purchase or redemption would cause an impairment of the capital of the corporation.

Description of the Rights and Benefits Attached to Our Shares

Right to Attend and Vote at Our Shareholders’ Meeting

Annual Shareholders’ Meeting

Pursuant to our articles of association, our annual shareholders’ meeting is held each year on the last Tuesday of the month of April, at 2 p.m. (Central European Time), at our registered office or at any other place in Belgium mentioned in the convening notice of the meeting. If this date is a public holiday in Belgium or in The Netherlands, the meeting is held on the following day that is a business day both in Belgium and in The Netherlands, at the same time.

Special and Extraordinary Shareholders’ Meetings

Our board of directors or the auditor (or the liquidators, if appropriate) may, whenever our interests so require, convene a special or extraordinary shareholders’ meeting. Such shareholders’ meeting must also be convened when one or more shareholders holding at least one-fifth of our share capital so requests.

Under the DGCL, special meetings of the stockholders of a Delaware corporation may be called by such person or persons as may be authorized by the certificate of incorporation or by the bylaws of the corporation, or if not so designated, as determined by the board of directors. Stockholders generally do not have the right to call meetings of stockholders, unless that right is granted in the certificate of incorporation or the bylaws.

Notices Convening Shareholders’ Meetings

Convening notices of our shareholders’ meetings contain the agenda of the meeting, indicating the items to be discussed as well as any proposed resolutions that will be submitted at the meeting. One or more shareholders holding at least 3% of our share capital may request for items to be added to the agenda of any convened meeting and submit proposed resolutions in relation to existing agenda items or new items to be added to the agenda, provided that:

•	they prove ownership of such shareholding as at the date of their request and record their shares representing such shareholding on the record date; and

•

the additional items for the agenda and any proposed resolutions have been submitted in writing by these shareholders to the board of directors at the latest on the twenty-second day preceding the day on which the relevant shareholders’ meeting is held.

The shareholding must be proven by a certificate evidencing the registration of the relevant shares in the share register of the company or by a certificate issued by the authorized account holder or the clearing organization certifying the book-entry of the relevant number of dematerialized shares in the name of the relevant shareholder(s).

The convening notice must be published in the Belgian Official Gazette (Belgisch Staatsblad/Moniteur belge) at least thirty days prior to the shareholders’ meeting. In the event a second convening notice is necessary and the date of the second meeting is mentioned in the first convening notice, that period is seventeen days prior to the second shareholders’ meeting. The notice must also be published in a national newspaper thirty days prior to the date of the shareholders’ meeting, except if the meeting concerned is an annual shareholders’ meeting held at the municipality, place, day and hour mentioned in the articles of association and its agenda is limited to the examination of the annual accounts, the annual report of the board of directors, the annual report of the auditor, the vote on the discharge of the directors and the auditor and the vote on the items referred to in Article 554, paragraphs 3 and 4 of the Belgian Companies Code (i.e., in relation to a remuneration report or severance pay). Convening notices of all our shareholders’ meetings and all related documents, such as specific board and auditor’s reports, are also published on our website.

Convening notices must also be sent thirty days prior to the shareholders’ meeting to the holders of registered shares, holders of registered bonds, holders of registered warrants, holders of registered certificates issued with our cooperation and to our directors and auditor. This communication is made by ordinary letter unless the addressees have individually and expressly accepted in writing to receive the notice by another form of communication, without having to give evidence of the fulfillment of such formality.

Under the DGCL, unless otherwise provided in the certificate of incorporation or bylaws, written notice of any meeting of the stockholders of a Delaware corporation must be given to each stockholder entitled to vote at the meeting not less than ten nor more than sixty days before the date of the meeting and shall specify the place, date, hour and, in the case of a special meeting, the purpose of the meeting.

Admission to Meetings;

A shareholder is only entitled to participate in and vote at a shareholders’ meeting, irrespective of the number of shares he owns on the date of the shareholders’ meeting, provided that his shares are recorded in his name at midnight (Central European Time) at the end of the fourteenth day preceding the date of the shareholders’ meeting, or the record date:

•	in case of registered shares, in our register of registered shares; or

•	in case of dematerialized shares, through book-entry in the accounts of an authorized account holder or clearing organization.

In addition, we (or the person designated by us) must, at the latest on the sixth day preceding the day of the shareholders’ meeting, be notified as follows of the intention of the shareholder to participate in the shareholders’ meeting:

•

in case of registered shares, the shareholder must, at the latest on the above-mentioned date, notify us (or the person designated by us) in writing of his intention to participate in the shareholders’ meeting and of the number of shares he intends to participate in the shareholders’ meeting with by returning a signed paper form, or, if permitted by the convening notice, by sending an electronic form (signed by means of an electronic signature in accordance with the applicable Belgian law) electronically, to us on the address indicated in the convening notice; or

•	in case of dematerialized shares, the shareholder must, at the latest on the above-mentioned date, provide us (or the person designated by us), or arrange for us (or the person designated by us) to be provided with, a certificate issued by the authorized account holder or clearing organization certifying the number of dematerialized shares recorded in the shareholder’s accounts on the record date in respect of which the shareholder has indicated his intention to participate in the shareholders’ meeting.

Each shareholder has the right to attend a shareholders’ meeting and to vote at such meeting in person or through a proxy holder. The proxy holder does not need to be a shareholder. A shareholder may only appoint one person as proxy holder for a particular shareholders’ meeting, except in cases provided for by law. Our board of directors may determine the form of the proxies. The appointment of a proxy holder must in any event take place in paper form or electronically, the proxy must be signed by the shareholder (as the case may be, by means of an electronic signature in accordance with the applicable Belgian law) and we must receive the proxy at the latest on the sixth day preceding the day on which the shareholders’ meeting is held.

Pursuant to Article 7, section 5 of the Belgian Law of May 2, 2007 on the disclosure of significant shareholdings, a transparency declaration has to be made if a proxy holder that is entitled to voting rights above the threshold of 5% or any multiple thereof of the total number of voting rights attached to our outstanding financial instruments on the date of the relevant shareholders’ meeting would have the right to exercise the voting rights at his discretion.

Votes

Each shareholder is entitled to one vote per share.

Voting rights can be suspended in relation to shares:

•	that were not fully paid up, notwithstanding the request thereto of our board of directors;

•	to which more than one person is entitled, except in the event a single representative is appointed for the exercise of the voting right;

•

that entitle their holder to voting rights above the threshold of 5% or any multiple thereof of the total number of voting rights attached to our outstanding financial instruments on the date of the relevant general shareholders’ meeting, except to the extent where the relevant shareholder has notified us and the Belgian FSMA at least twenty days prior to the date of such shareholders’ meeting of its shareholding reaching or exceeding the thresholds above; or

•	of which the voting right was suspended by a competent court or the Belgian FSMA.

Quorum and Majority Requirements

Generally, there is no quorum requirement for our shareholders’ meeting, except as provided for by law in relation to decisions regarding certain matters. Decisions are made by a simple majority, except where the law provides for a special majority.

Under the DGCL, the certificate of incorporation or bylaws of a Delaware corporation may specify the number of shares required to constitute a quorum but in no event shall a quorum consist of less than one-third of shares entitled to vote at a meeting. In the absence of such specifications, a majority of shares entitled to vote shall constitute a quorum.

Matters involving special legal quorum and majority requirements include, among others, amendments to the articles of association, issues of new shares, convertible bonds or warrants and decisions regarding mergers and demergers, which require at least 50% of the share capital to be present or represented and the affirmative vote of the holders of at least 75% of the votes cast. If the quorum is not reached, a second meeting may be convened at which no quorum requirement applies. The special majority requirement for voting, however, remains applicable.

Any modification of our corporate purpose or legal form requires a quorum of shareholders holding an aggregate of at least 50% of the share capital and approval by a majority of at least 80% of the share capital present or represented. If there is no quorum, a second meeting must be convened. At the second meeting, no quorum is required, but the relevant resolution must be approved by a majority of at least 80% of the share capital present or represented.

Right to Ask Questions at our Shareholders’ Meetings

Within the limits of Article 540 of the Belgian Companies Code, members of our board of directors and our auditor will answer, during the shareholders’ meeting, the questions raised by shareholders. Shareholders can ask questions either during the meeting or in writing, provided that we receive the written questions at the latest on the sixth day preceding the shareholders’ meeting.

Dividends

All shares participate in the same manner in our profits, if any. Pursuant to the Belgian Companies Code, the shareholders can in principle decide on the distribution of profits with a simple majority vote at the occasion of the annual shareholders’ meeting, based on the most recent non-consolidated statutory audited annual accounts, prepared in accordance with the generally accepted accounting principles in Belgium and based on a (non-binding) proposal of our board of directors. The articles of association also authorize our board of directors to declare interim dividends subject to the terms and conditions of the Belgian Companies Code.

Dividends can only be distributed if following the declaration and issuance of the dividends the amount of our net assets on the date of the closing of the last financial year according to the non-consolidated statutory annual accounts (i.e., the amount of the assets as shown in the balance sheet, decreased with provisions and liabilities, all as prepared in accordance with Belgian accounting rules), decreased with the non-amortized costs of incorporation and expansion and the non-amortized costs for research and development, does not fall below the amount of the paid-up capital (or, if higher, the called capital), increased with the amount of non-distributable reserves. In addition, prior to distributing dividends, at least 5% of our annual net profit under our non-consolidated statutory accounts (prepared in accordance with Belgian accounting rules) must be allotted to a legal reserve, until the legal reserve amounts to 10% of the share capital.

The right to payment of dividends expires five years after the board of directors declared the dividend payable.

Under the DGCL, a Delaware corporation may pay dividends out of its surplus (the excess of net assets over capital), or in case there is no surplus, out of its net profits for either or both of the fiscal year in which the dividend is declared and the preceding fiscal year (provided that the amount of the capital of the corporation is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets). Dividends may be paid in the form of shares, property or cash.

Appointment of Directors

Our articles of association provide that our board of directors shall be composed of at least five and a maximum of nine members. The directors are appointed by the shareholders, except, in the case of vacancy, the board of directors may temporarily fill such vacancy until the shareholders appoint a new director.

Liquidation Rights

Our company can only be voluntarily dissolved by a shareholders’ resolution passed with a majority of at least 75% of the votes cast at an extraordinary shareholders’ meeting where at least 50% of the share capital is present or represented. In the event the required quorum is not present or represented at the first meeting, a second meeting needs to be convened through a new convening notice. The second shareholders’ meeting can validly deliberate and decide regardless of the number of shares present or represented.

Under the DGCL, unless the board of directors approves the proposal to dissolve, dissolution of a Delaware corporation must be approved by stockholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. The DGCL allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.

In the event of the dissolution and liquidation of our company, the assets remaining after payment of all debts and liquidation expenses (on a non-consolidated basis) will be distributed to our shareholders, each receiving a sum on a pro rata basis.

If, as a result of losses incurred, the ratio of our net assets (on a non-consolidated basis, determined in accordance with Belgian legal and accounting rules) to share capital is less than 50%, our board of directors must convene a general shareholders’ meeting within two months of the date upon which our board of directors discovered or should have discovered this undercapitalization. At this shareholders’ meeting, our board of directors needs to propose either our dissolution or our continuation, in which case our board of directors must propose measures to redress our financial situation. Our board of directors must justify its proposals in a special report to the shareholders. Shareholders representing at least 75% of the votes validly cast at this meeting have the right to dissolve the company, provided that at least 50% of our share capital is present or represented at the meeting. In the event the required quorum is not present or represented at the first meeting, a second meeting needs to be convened through a new notice. The second shareholders’ meeting can validly deliberate and decide regardless of the number of shares present or represented.

If, as a result of losses incurred, the ratio of our net assets to share capital is less than 25%, the same procedure must be followed, it being understood, however, that in that case, shareholders representing 25% of the votes validly cast at the meeting can decide to dissolve the company. If the amount of our net assets has dropped below 61,500 euros (the minimum amount of share capital of a Belgian limited liability company), any interested party is entitled to request the competent court to dissolve the company. The court can order our dissolution or grant a grace period during which time we must remedy the situation. Holders of ordinary shares have no sinking fund, redemption or appraisal rights.

Belgian Legislation

Disclosure of Significant Shareholdings

The Belgian Law of May 2, 2007 on the disclosure of significant shareholdings in issuers whose securities are admitted to trading on a regulated market requires each person or legal entity acquiring or transferring our shares (directly or indirectly, by ownership of ADSs or otherwise, and including equivalent financial instruments) to notify us and the Belgian FSMA each time they cross (upwards or downwards) a threshold of 5% of the total number of outstanding voting rights or a multiple thereof.

Similarly, if as a result of events changing the breakdown of voting rights, the percentage of the voting rights reaches, exceeds or falls below any of the above thresholds, disclosure is required even when no acquisition or disposal of shares or ADSs has occurred (e.g., as a result of a capital increase or a capital decrease). Finally, disclosure is also required when persons acting in concert enter into, modify or terminate their agreement resulting in their voting rights reaching, exceeding or falling below any of the above thresholds.

The disclosure statements must be addressed to the Belgian FSMA and to us at the latest on the fourth trading day following the day on which the circumstance giving rise to the disclosure occurred. Unless otherwise provided by law, a shareholder shall only be allowed to vote at our shareholders’ meeting the number of shares such shareholder validly disclosed at the latest twenty days before such meeting.

In accordance with U.S. federal securities laws, holders of our ordinary shares and holders of ADSs will be required to comply with disclosure requirements relating to their ownership of our securities. Any person that, after acquiring beneficial ownership of our ordinary shares or the ADSs, is the beneficial owner of more than 5% of our outstanding ordinary shares or ordinary shares underlying ADSs must file with the SEC a Schedule 13D or Schedule 13G, as applicable, disclosing the information required by such schedules, including the number of our ordinary shares or ordinary shares underlying ADSs that such person has acquired (whether alone or jointly with one or more other persons). In addition, if any material change occurs in the facts set forth in the report filed on Schedule 13D (including a more than 1% increase or decrease in the percentage of the total shares beneficially owned), the beneficial owner must promptly file an amendment disclosing such change.

Disclosure of Net Short Positions

Pursuant to the Regulation (EU) No. 236/2012 of the European Parliament and the Council on short selling and certain aspects of credit default swaps, any person that acquires or disposes of a net short position relating to our issued share capital, whether by a transaction in shares or ADSs, or by a transaction creating or relating to any financial instrument where the effect or one of the effects of the transaction is to confer a financial advantage on the person entering into that transaction in the event of a decrease in the price of such shares or ADSs is required to notify the Dutch AFM (Stichting Autoriteit Financiële Markten) if, as a result of such acquisition or disposal his net short position reaches, exceeds or falls below 0.2% of our issued share capital and each 0.1% above that. If the net short position reaches 0.5%, and also at every 0.1% above that, the Dutch AFM will disclose the net short position to the public.

Public Takeover Bids

The European Takeover Directive 2004/25/EC of 21 April 2004 has been implemented in Belgium through the Law of April 1, 2007 on public takeovers, or the Takeover Law, the Royal Decree of April 27, 2007 on public takeovers and the Royal Decree of April 27, 2007 on squeeze-out bids.

Public takeover bids in Belgium for our shares or other securities giving access to voting rights are subject to supervision by the Belgian FSMA. The Takeover Law determines when a bid is deemed to be public in Belgium. Public takeover bids must be extended to all of our voting securities, as well as all other securities giving access to voting rights. Prior to making a bid, a bidder must publish a prospectus that has been approved by the Belgian FSMA prior to publication.

The Takeover Law provides that a mandatory bid must be launched on all our shares (and our other securities giving access to voting rights), if a person, as a result of its own acquisition or the acquisition by persons acting in concert with it or by persons acting for its account, directly or indirectly holds more than 30% of our voting securities (directly or through ADSs).

Squeeze-out

Pursuant to Article 513 of the Belgian Companies Code and the regulations promulgated thereunder, a person or legal entity, or different persons or legal entities acting alone or in concert, that own together with the company 95% of the securities with voting rights in a public company are entitled to acquire the totality of the securities with voting rights in that company following a squeeze-out offer. The securities that are not voluntarily tendered in response to such an offer are deemed to be automatically transferred to the bidder at the end of the procedure. At the end of the procedure, the company is no longer deemed a public company, unless bonds issued by the company are still spread among the public. The consideration for the securities must be in cash and must represent the fair value (verified by an independent expert) in order to safeguard the interests of the transferring shareholders.

The DGCL provides for stockholder appraisal rights, or the right to demand payment in cash of the judicially determined fair value of the stockholder’s shares, in connection with certain mergers and consolidations.

Limitations on the Right to Own Securities

Neither Belgian law nor our articles of association impose any general limitation on the right of non-residents or foreign persons to hold our securities or exercise voting rights on our securities other than those limitations that would generally apply to all shareholders.

Exchange Controls and Limitations Affecting Shareholders

There are no Belgian exchange control regulations that impose limitations on our ability to make, or the amount of, cash payments to residents of the United States.

We are in principle under an obligation to report to the National Bank of Belgium certain cross-border payments, transfers of funds, investments and other transactions in accordance with applicable balance-of-payments statistical reporting obligations. Where a cross-border transaction is carried out by a Belgian credit institution on our behalf, the credit institution will in certain circumstances be responsible for the reporting obligations.

Securities Exercisable for Ordinary Shares

The section titled “Item 6.B.—Compensation—Warrant Plans” in our Annual Report on Form 20-F for the year ended December 31, 2017, incorporated by reference herein, sets forth a description of warrants granted by our board of directors to our directors, members of the executive committee, employees and other service providers as of December 31, 2017.

The table below sets forth the details of all warrants granted under the warrant plans in force after December 31, 2017 and through September 1, 2018, including the plan under which the warrants were granted, the offer date, exercise price, expiry date, number of warrants exercised, number of warrants voided and number of warrants outstanding.

Warrant plan	Offer date	Exercise price (Euro)	Number of warrants granted	Number of warrants exercised	Number of warrants voided	Number of warrants still outstanding	Exercisable from	Expiry date
2018	4/19/2018	79.88	1,100,245	—	—	1,100,245	1/1/2022	4/18/2026
2018 RMV	4/19/2018	79.88	137,500	—	—	137,500	1/1/2022	4/18/2026
Total			1,237,745

The acceptance of the warrants offered under Warrant Plan 2018 and Warrant Plan 2018 RMV was enacted by notary deed on August 24, 2018.

Apart from the warrants and warrant plans, we do not currently have other stock options, options to purchase securities, convertible securities or other rights to subscribe for or purchase securities outstanding.

Listing

The ADSs are listed on the Nasdaq Global Select Market under the symbol “GLPG.” Our ordinary shares are trading on Euronext Amsterdam and Euronext Brussels under the symbol “GLPG.”

Transfer Agent and Registrar

The transfer agent and registrar for the ADSs is Citibank, N.A.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES

Citibank, N.A. acts as the depositary for the American Depositary Shares. Citibank’s depositary offices are located at 388 Greenwich Street, New York, New York 10013. American Depositary Shares are frequently referred to as “ADSs” and represent ownership interests in securities that are on deposit with the depositary. ADSs may be represented by certificates that are commonly known as “American Depositary Receipts” or “ADRs.” The depositary typically appoints a custodian to safekeep the securities on deposit. In this case, the custodian is Citibank Europe plc, located at EGSP 186, 1 North Wall Quay, Dublin 1 Ireland.

We have appointed Citibank as depositary pursuant to a deposit agreement. A copy of the deposit agreement is on file with the SEC under cover of a Registration Statement on Form F-6. You may obtain a copy of the deposit agreement from the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549 and from the SEC’s website (www.sec.gov). Please refer to Registration Number 333-203584 when retrieving such copy.

We are providing you with a summary description of the material terms of the ADSs and of your material rights as an owner of ADSs. Please remember that summaries by their nature lack the precision of the information summarized and that the rights and obligations of an owner of ADSs will be determined by reference to the terms of the deposit agreement and not by this summary. We urge you to review the deposit agreement in its entirety. The portions of this summary description that are italicized describe matters that may be relevant to the ownership of ADSs but that may not be contained in the deposit agreement.

Each ADS represents the right to receive, and to exercise the beneficial ownership interests in, one ordinary share on deposit with the custodian. An ADS also represents the right to receive, and to exercise the beneficial interests in, any other property received by the depositary or the custodian on behalf of the owner of the ADS but that has not been distributed to the owners of ADSs because of legal restrictions or practical considerations. The custodian, the depositary and their respective nominees will hold all deposited property for the benefit of the holders and beneficial owners of ADSs. The deposited property does not constitute the proprietary assets of the depositary, the custodian or their nominees. Beneficial ownership in the deposited property will under the terms of the deposit agreement be vested in the beneficial owners of the ADSs. The depositary, the custodian and their respective nominees will be the record holders of the deposited property represented by the ADSs for the benefit of the holders and beneficial owners of the corresponding ADSs. A beneficial owner of ADSs may or may not be the holder of ADSs. Beneficial owners of ADSs will be able to receive, and to exercise beneficial ownership interests in, the deposited property only through the registered holders of the ADSs, the registered holders of the ADSs (on behalf of the applicable ADS owners) only through the depositary, and the depositary (on behalf of the owners of the corresponding ADSs) directly, or indirectly, through the custodian or their respective nominees, in each case upon the terms of the deposit agreement.

If you become an owner of ADSs, you will become a party to the deposit agreement and therefore will be bound to its terms and to the terms of any ADR that represents your ADSs. The deposit agreement and the ADR specify our rights and obligations as well as your rights and obligations as owner of ADSs and those of the depositary. As an ADS holder you appoint the depositary to act on your behalf in certain circumstances. The deposit agreement and the ADRs are governed by New York law. However, our obligations to the holders of ordinary shares will continue to be governed by the laws of Belgium, which may be different from the laws in the United States.

In addition, applicable laws and regulations may require you to satisfy reporting requirements and obtain regulatory approvals in certain circumstances. You are solely responsible for complying with such reporting requirements and obtaining such approvals. Neither the depositary, the custodian, we nor any of their or our respective agents or affiliates shall be required to take any actions whatsoever on your behalf to satisfy such reporting requirements or obtain such regulatory approvals under applicable laws and regulations.

As an owner of ADSs, we will not treat you as one of our shareholders and you will not have direct shareholder rights. The depositary will hold on your behalf the shareholder rights attached to the ordinary shares underlying your ADSs. As an owner of ADSs you will be able to exercise the shareholders rights for the ordinary shares represented by your ADSs through the depositary only to the extent contemplated in the deposit agreement. To exercise any shareholder rights not contemplated in the deposit agreement you will, as an ADS owner, need to arrange for the cancellation of your ADSs and become a direct shareholder.

As an owner of ADSs, you may hold your ADSs either by means of an ADR registered in your name, through a brokerage or safekeeping account, or through an account established by the depositary in your name reflecting the registration of uncertificated ADSs directly on the books of the depositary (commonly referred to as the “direct registration system” or “DRS”). The direct registration system reflects the uncertificated (book-entry) registration of ownership of ADSs by the depositary. Under the direct registration system, ownership of ADSs is evidenced by periodic statements issued by the depositary to the holders of the ADSs. The direct registration system includes automated transfers between the depositary and The Depository Trust Company, or DTC, the central book-entry clearing and settlement system for equity securities in the United States. If you decide to hold your ADSs through your brokerage or safekeeping account, you must rely on the procedures of your broker or bank to assert your rights as ADS owner. Banks and brokers typically hold securities such as the ADSs through clearing and settlement systems such as DTC. The procedures of such clearing and settlement systems may limit your ability to exercise your rights as an owner of ADSs. Please consult with your broker or bank if you have any questions concerning these limitations and procedures. All ADSs held through DTC will be registered in the name of a nominee of DTC. This summary description assumes you have opted to own the ADSs directly by means of an ADS registered in your name and, as such, we will refer to you as the “holder.” When we refer to “you,” we assume the reader owns ADSs and will own ADSs at the relevant time.

The registration of the ordinary shares in the name of the depositary or the custodian shall, to the maximum extent permitted by applicable law, vest in the depositary or the custodian the record ownership in the applicable ordinary shares with the beneficial ownership rights and interests in such ordinary shares being at all times vested with the beneficial owners of the ADSs representing the ordinary shares. The depositary or the custodian shall at all times be entitled to exercise the beneficial ownership rights in all deposited property, in each case only on behalf of the holders and beneficial owners of the ADSs representing the deposited property.

Dividends and Distributions

As a holder of ADSs, you generally have the right to receive the distributions we make on the securities deposited with the custodian. Your receipt of these distributions may be limited, however, by practical considerations and legal limitations. Holders of ADSs will receive such distributions under the terms of the deposit agreement in proportion to the number of ADSs held as of the specified record date, after deduction of the applicable fees, taxes and expenses.

Distributions of Cash

Whenever we make a cash distribution for the securities on deposit with the custodian, we will deposit the funds with the custodian. Upon receipt of confirmation of the deposit of the requisite funds, the depositary will arrange for the funds to be converted into U.S. dollars and for the distribution of the U.S. dollars to the holders, subject to Belgian laws and regulations.

The conversion into U.S. dollars will take place only if practicable and if the U.S. dollars are transferable to the United States. The depositary will apply the same method for distributing the proceeds of the sale of any property (such as undistributed rights) held by the custodian in respect of securities on deposit.

The distribution of cash will be made net of the fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. The depositary will hold any cash amounts it is unable to distribute in a non-interest bearing account for the benefit of the applicable holders and beneficial owners of ADSs until the distribution can be effected or the funds that the depositary holds must be escheated as unclaimed property in accordance with the laws of the relevant states of the United States.

Distributions of Shares

Whenever we make a free distribution of ordinary shares for the securities on deposit with the custodian, we will deposit the applicable number of ordinary shares with the custodian. Upon receipt of confirmation of such deposit, the depositary will either distribute to holders new ADSs representing the ordinary shares deposited or modify the ADS-to-ordinary share ratio, in which case each ADS you hold will represent rights and interests in the additional ordinary shares so deposited. Only whole new ADSs will be distributed. Fractional entitlements will be sold and the proceeds of such sale will be distributed as in the case of a cash distribution.

The distribution of new ADSs or the modification of the ADS-to-ordinary share ratio upon a distribution of ordinary shares will be made net of the fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. In order to pay such taxes or governmental charges, the depositary may sell all or a portion of the new ordinary shares so distributed.

No such distribution of new ADSs will be made if it would violate a law (i.e., the U.S. securities laws) or if it is not operationally practicable. If the depositary does not distribute new ADSs as described above, it may sell the ordinary shares received upon the terms described in the deposit agreement and will distribute the proceeds of the sale as in the case of a distribution of cash.

Distributions of Rights

Whenever we intend to distribute rights to purchase additional ordinary shares, we will give prior notice to the depositary and we will assist the depositary in determining whether it is lawful and reasonably practicable to distribute rights to purchase additional ADSs to holders.

The depositary will establish procedures to distribute rights to purchase additional ADSs to holders and to enable such holders to exercise such rights if it is lawful and reasonably practicable to make the rights available to holders of ADSs, and if we provide all of the documentation contemplated in the deposit agreement (such as opinions to address the lawfulness of the transaction). You may have to pay fees, expenses, taxes and other governmental charges to subscribe for the new ADSs upon the exercise of your rights. The depositary is not obligated to establish procedures to facilitate the distribution and exercise by holders of rights to purchase new ordinary shares other than in the form of ADSs.

The depositary will not distribute the rights to you if:

•	we do not timely request that the rights be distributed to you or we request that the rights not be distributed to you; or

•	we fail to deliver satisfactory documents to the depositary; or

•	it is not reasonably practicable to distribute the rights.

The depositary will sell the rights that are not exercised and appear to be about to lapse or not distributed if such sale is lawful and reasonably practicable. The proceeds of such sale will be distributed to holders as in the case of a cash distribution. If the depositary is unable to sell the rights, it will allow the rights to lapse.

Elective Distributions

Whenever we intend to distribute a dividend payable at the election of shareholders either in cash or in additional shares, we will give prior notice thereof to the depositary and will indicate whether we wish the elective distribution to be made available to you. In such case, we will assist the depositary in determining whether such distribution is lawful and reasonably practicable.

The depositary will make the election available to you only if it is reasonably practicable and if we have provided all of the documentation contemplated in the deposit agreement. In such case, the depositary will establish procedures to enable you to elect to receive either cash or additional ADSs, in each case as described in the deposit agreement.

If the election is not made available to you, you will receive either cash or additional ADSs, depending on what a shareholder in Belgium would receive upon failing to make an election, as more fully described in the deposit agreement.

Other Distributions

Whenever we intend to distribute property other than cash, ordinary shares or rights to purchase additional ordinary shares, we will notify the depositary in advance and will indicate whether we wish such distribution to be made to you. If so, we will assist the depositary in determining whether such distribution to holders is lawful and reasonably practicable.

If it is reasonably practicable to distribute such property to you and if we provide all of the documentation contemplated in the deposit agreement, the depositary will distribute the property to the holders in a manner it deems practicable.

The distribution will be made net of fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. In order to pay such taxes and governmental charges, the depositary may sell all or a portion of the property received.

The depositary will not distribute the property to you and will sell the property if:

•	we do not request that the property be distributed to you or if we ask that the property not be distributed to you; or

•	we do not deliver satisfactory documents to the depositary; or

•	the depositary determines that all or a portion of the distribution to you is not reasonably practicable.

The proceeds of such a sale will be distributed to holders as in the case of a cash distribution. If the depositary is unable to sell such property, it may dispose of such property in any way it deems reasonably practicable.

Changes Affecting Ordinary Shares

The ordinary shares held on deposit for your ADSs may change from time to time. For example, there may be a split-up, cancellation, consolidation or any other reclassification of such ordinary shares or a recapitalization, reorganization, merger, consolidation or sale of assets of the Company.

If any such change were to occur, your ADSs would, to the extent permitted by law, represent the right to receive the property received or exchanged in respect of the ordinary shares held on deposit. The depositary may in such circumstances deliver new ADSs to you, amend the deposit agreement, the ADRs and the applicable Registration Statement(s) on Form F-6, call for the exchange of your existing ADSs for new ADSs and take any other actions that are appropriate to reflect as to the ADSs the change affecting the ordinary shares. If the depositary may not lawfully distribute such property to you, the depositary may sell such property and distribute the net proceeds to you as in the case of a cash distribution.

Issuance of ADSs upon Deposit of Ordinary Shares

Upon completion of this offering, the ordinary shares being offered pursuant to this prospectus in the U.S. offering will be deposited by us with the custodian. Upon receipt of confirmation of such deposit, the depositary will issue ADSs to the underwriters named in this prospectus.

After the closing of this offering, the depositary may create ADSs on your behalf if you or your broker deposit ordinary shares with the custodian. The depositary will deliver these ADSs to the person you indicate only after you pay any applicable issuance fees and any charges and taxes payable for the transfer of the ordinary shares to the custodian. Your ability to deposit ordinary shares and receive ADSs may be limited by U.S. and Belgian legal considerations applicable at the time of deposit.

The issuance of ADSs may be delayed until the depositary or the custodian receives confirmation that all required approvals have been given and that the ordinary shares have been duly transferred to the custodian. The depositary will only issue ADSs in whole numbers.

When you make a deposit of ordinary shares, you will be responsible for transferring good and valid title to the depositary. As such, you will be deemed to represent and warrant that:

•	the ordinary shares are duly authorized, validly issued, fully paid, non-assessable and legally obtained.

•	all preemptive (and similar) rights, if any, with respect to such ordinary shares have been validly waived or exercised.

•	you are duly authorized to deposit the ordinary shares.

•

the ordinary shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim, and are not, and the ADSs issuable upon such deposit will not be, “restricted securities” (as defined in the deposit agreement).

•	the ordinary shares presented for deposit have not been stripped of any rights or entitlements.

•	the deposit of the ordinary shares does not violate any provisions of Belgian law.

If any of the representations or warranties are incorrect in any way, we and the depositary may, at your cost and expense, take any and all actions necessary to correct the consequences of the misrepresentations.

Transfer, Combination and Split Up of ADRs

As an ADR holder, you will be entitled to transfer, combine or split up your ADRs and the ADSs evidenced thereby. For transfers of ADRs, you will have to surrender the ADRs to be transferred to the depositary and also must:

•	ensure that the surrendered ADR is properly endorsed or otherwise in proper form for transfer;

•	provide such proof of identity and genuineness of signatures as the depositary deems appropriate;

•	provide any transfer stamps required by the State of New York or the United States; and

•	pay all applicable fees, charges, expenses, taxes and other government charges payable by ADR holders pursuant to the terms of the deposit agreement, upon the transfer of ADRs.

To have your ADRs either combined or split up, you must surrender the ADRs in question to the depositary with your request to have them combined or split up, and you must pay all applicable fees, charges and expenses payable by ADR holders, pursuant to the terms of the deposit agreement, upon a combination or split up of ADRs.

We may restrict transfers of ADSs where such transfer may result in the total number of shares represented by the ADSs owned by a single holder or beneficial owner to exceed limits imposed by applicable law or our Articles of Association. We may instruct the depositary to take actions with respect to the ownership interests of any holder or beneficial owner in excess of such limits including the imposing of restrictions on transfers of ADSs, the removal or limitation of voting rights, or mandatory sale or disposition of ADSs held by such holder of beneficial owner in excess of such limitations.

Withdrawal of Ordinary Shares upon Cancellation of ADSs

As a holder, you will be entitled to present your ADSs to the depositary for cancellation and then receive the corresponding number of underlying ordinary shares at the custodian’s offices. Your ability to withdraw the ordinary shares held in respect of the ADSs may be limited by U.S. and Belgian legal considerations applicable at the time of withdrawal. In order to withdraw the ordinary shares represented by your ADSs, you will be required to pay to the depositary the fees for cancellation of ADSs and any charges and taxes payable upon the transfer of the ordinary shares. You assume the risk for delivery of all funds and securities upon withdrawal. Once canceled, the ADSs will not have any rights under the deposit agreement.

If you hold ADSs registered in your name, the depositary may ask you to provide proof of identity and genuineness of any signature and such other documents as the depositary may deem appropriate before it will cancel your ADSs. The withdrawal of the ordinary shares represented by your ADSs may be delayed until the depositary receives satisfactory evidence of compliance with all applicable laws and regulations. Please keep in mind that the depositary will only accept ADSs for cancellation that represent a whole number of securities on deposit.

You will have the right to withdraw the securities represented by your ADSs at any time except for:

•

temporary delays that may arise because (i) the transfer books for the ordinary shares or ADSs are closed, or (ii) ordinary shares are immobilized on account of a shareholders’ meeting or a payment of dividends.

•	obligations to pay fees, taxes and similar charges.

•	restrictions imposed because of laws or regulations applicable to ADSs or the withdrawal of securities on deposit.

•	other circumstances specifically contemplated by Instruction I.A.(1) of the General Instructions to Form F-6.

The deposit agreement may not be modified to impair your right to withdraw the securities represented by your ADSs except to comply with mandatory provisions of law.

Voting Rights

As a holder, you generally have the right under the deposit agreement to instruct the depositary to exercise the voting rights for the ordinary shares represented by your ADSs. The voting rights of holders of ordinary shares are described in “Description of Share Capital.”

At our request, the depositary will distribute to you any notice of shareholders’ meeting received from us together with information explaining how and when to instruct the depositary to exercise the voting rights of the securities represented by ADSs and what will happen (i) should the depositary not receive your timely voting instructions or (ii) if your voting instructions fail to specify the manner in which the depositary is to vote on your behalf.

If the depositary timely receives voting instructions from a holder of ADSs, it will endeavor to vote the securities (in person or by proxy) represented by the holder’s ADSs in accordance with such voting instructions. If the depositary timely receives voting instructions from a holder of ADSs which fail to specify the manner in which the depositary is to vote, the depositary will deem the holder to have instructed the depositary to vote in favor of the items set forth in such voting instructions. Additionally, at our request, the depositary will provide us with copies of the voting instructions it receives. As a holder, you agree that we may disclose your voting instructions for purposes of compliance with Belgian law, in connection with any shareholders’ meeting.

Securities for which no voting instructions have been received will not be voted. Please note that the ability of the depositary to carry out voting instructions may be limited by practical and legal limitations and the terms of the securities on deposit. We cannot assure you that you will receive voting materials in time to enable you to return voting instructions to the depositary in a timely manner.

Fees and Charges

As an ADS holder, you will be required to pay the following fees under the terms of the deposit agreement:

Service	Fees

Issuance of ADSs upon deposit of shares (excluding issuances as a result of distributions of shares)	Up to U.S. 5¢ per ADS issued

Cancellation of ADSs	Up to U.S. 5¢ per ADS canceled

Distribution of cash dividends or other cash distributions (i.e., sale of rights and other entitlements)	Up to U.S. 5¢ per ADS held

Distribution of ADSs pursuant to (i) stock dividends or other free stock distributions, or (ii) exercise of rights to purchase additional ADSs	Up to U.S. 5¢ per ADS held

Distribution of securities other than ADSs or rights to purchase additional ADSs (i.e., spin-off shares)	Up to U.S. 5¢ per ADS held

ADS Services	Up to U.S. 5¢ per ADS held on the applicable record date(s) established by the depositary

As an ADS holder you will also be responsible to pay certain charges such as:

•	taxes (including applicable interest and penalties) and other governmental charges;

•

the registration fees as may from time to time be in effect for the registration of ordinary shares on the share register and applicable to transfers of ordinary shares to or from the name of the custodian, the depositary or any nominees upon the making of deposits and withdrawals, respectively;

•	certain cable, telex and facsimile transmission and delivery expenses;

•	the expenses and charges incurred by the depositary in the conversion of foreign currency;

•	the fees and expenses incurred by the depositary in connection with compliance with exchange control regulations and other regulatory requirements applicable to ordinary shares, ADSs and ADRs; and

•	the fees and expenses incurred by the depositary, the custodian, or any nominee in connection with the servicing or delivery of deposited property.

ADS fees and charges payable upon (i) deposit of ordinary shares against issuance of ADSs and (ii) surrender of ADSs for cancellation and withdrawal of ordinary shares are charged to the person to whom the ADSs are delivered (in the case of ADS issuances) and to the person who delivers the ADSs for cancellation (in the case of ADS cancellations). In the case of ADSs issued by the depositary into DTC or presented to the depositary via DTC, the ADS issuance and cancellation fees and charges may be deducted from distributions made through DTC, and may be charged to the DTC participant(s) receiving the ADSs or the DTC participant(s) surrendering the ADSs for cancellation, as the case may be, on behalf of the beneficial owner(s) and will be charged by the DTC participant(s) to the account(s) of the applicable beneficial owner(s) in accordance with the procedures and practices of the DTC participant(s) as in effect at the time. ADS fees and charges in respect of distributions and the ADS service fee are charged to the holders as of the applicable ADS record date. In the case of distributions of cash, the amount of the applicable ADS fees and charges is deducted from the funds being distributed. In the case of (i) distributions other than cash and (ii) the ADS service fee, holders as of the ADS record date will be invoiced for the amount of the ADS fees and charges and such ADS fees and charges may be deducted from distributions made to holders of ADSs. For ADSs held through DTC, the ADS fees and charges for distributions other than cash and the ADS service fee may be deducted from distributions made through DTC, and may be charged to the DTC participants in accordance with the procedures and practices prescribed by DTC and the DTC participants in turn charge the amount of such ADS fees and charges to the beneficial owners for whom they hold ADSs.

In the event of refusal to pay the depositary fees, the depositary may, under the terms of the deposit agreement, refuse the requested service until payment is received or may set off the amount of the depositary fees from any distribution to be made to the ADS holder. Note that the fees and charges you may be required to pay may vary over time and may be changed by us and by the depositary. You will receive prior notice of such changes. The depositary may reimburse us for certain expenses incurred by us in respect of the ADR program, by making available a portion of the ADS fees charged in respect of the ADR program or otherwise, upon such terms and conditions as we and the depositary agree from time to time.

Amendments and Termination

We may agree with the depositary to modify the deposit agreement at any time without your consent. We undertake to give holders 30 days’ prior notice of any modifications that would materially prejudice any of their substantial rights under the deposit agreement. We will not consider to be materially prejudicial to your substantial rights any modifications or supplements that are reasonably necessary for the ADSs to be registered under the Securities Act or to be eligible for book-entry settlement, in each case without imposing or increasing the fees and charges you are required to pay. In addition, we may not be able to provide you with prior notice of any modifications or supplements that are required to accommodate compliance with applicable provisions of law.

You will be bound by the modifications to the deposit agreement if you continue to hold your ADSs after the modifications to the deposit agreement become effective. The deposit agreement cannot be amended to prevent you from withdrawing the ordinary shares represented by your ADSs (except as permitted by law).

We have the right to direct the depositary to terminate the deposit agreement. Similarly, the depositary may in certain circumstances on its own initiative terminate the deposit agreement. In either case, the depositary must give notice to the holders at least 30 days before termination. Until termination, your rights under the deposit agreement will be unaffected.

After termination, the depositary will continue to collect distributions received (but will not distribute any such property until you request the cancellation of your ADSs) and may sell the securities held on deposit. After the sale, the depositary will hold the proceeds from such sale and any other funds then held for the holders of ADSs in a non-interest bearing account. At that point, the depositary will have no further obligations to holders other than to account for the funds then held for the holders of ADSs still outstanding (after deduction of applicable fees, taxes and expenses).

Books of Depositary

The depositary will maintain ADS holder records at its depositary office. You may inspect such records at such office during regular business hours but solely for the purpose of communicating with other holders in the interest of business matters relating to the ADSs and the deposit agreement.

The depositary will maintain in the United States facilities to record and process the issuance, cancellation, combination, split-up and transfer of ADSs. These facilities may be closed from time to time, to the extent not prohibited by law.

Limitations on Obligations and Liabilities

The deposit agreement limits our obligations and the depositary’s obligations to you. Please note the following:

•	We and the depositary are obligated only to take the actions specifically stated in the deposit agreement without negligence or bad faith.

•

The depositary disclaims any liability for any failure to carry out voting instructions, for any manner in which a vote is cast or for the effect of any vote, provided it acts in good faith and in accordance with the terms of the deposit agreement.

•

The depositary disclaims any liability for any failure to determine the lawfulness or practicality of any action, for the content of any document forwarded to you on our behalf or for the accuracy of any translation of such a document, for the investment risks associated with investing in ordinary shares, for the validity or worth of the ordinary shares, for any tax consequences that result from the ownership of ADSs, for the credit-worthiness of any third party, for allowing any rights to lapse under the terms of the deposit agreement, for the timeliness of any of our notices or for our failure to give notice.

•	We and the depositary will not be obligated to perform any act that is inconsistent with the terms of the deposit agreement.

•

We and the depositary disclaim any liability if we or the depositary are prevented or forbidden from or subject to any civil or criminal penalty or restraint on account of, or delayed in, doing or performing any act or thing required by the terms of the deposit agreement, by reason of any provision, present or future of any law or regulation, or by reason of present or future provision of any provision of our articles of association, or any provision of or governing the securities on deposit, or by reason of any act of God or war or other circumstances beyond our control.

•

We and the depositary disclaim any liability by reason of any exercise of, or failure to exercise, any discretion provided for in the deposit agreement or in our articles of association or in any provisions of or governing the securities on deposit.

•

We and the depositary further disclaim any liability for any action or inaction in reliance on the advice or information received from legal counsel, accountants, any person presenting ordinary shares for deposit, any holder of ADSs or authorized representatives thereof, or any other person believed by either of us in good faith to be competent to give such advice or information.

•

We and the depositary also disclaim liability for the inability by a holder to benefit from any distribution, offering, right or other benefit that is made available to holders of ordinary shares but is not, under the terms of the deposit agreement, made available to you.

•	We and the depositary may rely without any liability upon any written notice, request or other document believed to be genuine and to have been signed or presented by the proper parties.

•	We and the depositary also disclaim liability for any consequential or punitive damages for any breach of the terms of the deposit agreement.

•	No disclaimer of any Securities Act liability is intended by any provision of the deposit agreement.

Pre-Release Transactions

Subject to the terms and conditions of the deposit agreement and subject to any applicable securities laws and regulations (including without limitation any insider dealer restrictions), the depositary may issue ADSs to broker/dealers before receiving a deposit of ordinary shares or release ordinary shares to broker/dealers before receiving ADSs for cancellation. These transactions are commonly referred to as “pre-release transactions,” and are entered into between the depositary and the applicable broker/dealer. The depositary normally limits the aggregate size of pre-release transactions (not to exceed 30% of the ordinary shares on deposit in the aggregate), but may change such limits from time to time as it deems appropriate. The deposit agreement imposes a number of conditions on such transactions (i.e., the need to receive collateral, the type of collateral required, the representations required from brokers, etc.). The depositary may retain the compensation received from the pre-release transactions.

Taxes

You will be responsible for the taxes and other governmental charges payable on the ADSs and the securities represented by the ADSs. We, the depositary and the custodian may deduct from any distribution the taxes and governmental charges payable by holders and may sell any and all property on deposit to pay the taxes and governmental charges payable by holders. You will be liable for any deficiency if the sale proceeds do not cover the taxes that are due.

The depositary may refuse to issue ADSs; to deliver, transfer, split and combine ADRs; or to release securities on deposit until all taxes and charges are paid by the applicable holder. The depositary and the custodian may take reasonable administrative actions to obtain tax refunds and reduced tax withholding for any distributions on your behalf. However, you may be required to provide to the depositary and to the custodian proof of taxpayer status and residence and such other information as the depositary and the custodian may require to fulfill legal obligations. You are required to indemnify us, the depositary and the custodian for any claims with respect to taxes based on any tax benefit obtained for you.

Foreign Currency Conversion

The depositary will arrange for the conversion of all foreign currency received into U.S. dollars if such conversion is practical, and it will distribute the U.S. dollars in accordance with the terms of the deposit agreement. You may have to pay fees and expenses incurred in converting foreign currency, such as fees and expenses incurred in complying with currency exchange controls and other governmental requirements.

If the conversion of foreign currency is not practical or lawful, or if any required approvals are denied or not obtainable at a reasonable cost or within a reasonable period, the depositary may take the following actions in its discretion:

•	convert the foreign currency to the extent practical and lawful and distribute the U.S. dollars to the holders for whom the conversion and distribution is lawful and practical.

•	distribute the foreign currency to holders for whom the distribution is lawful and practical.

•	hold the foreign currency (without liability for interest) for the applicable holders.

Governing Law

The deposit agreement and the ADSs will be interpreted in accordance with the laws of the State of New York. The rights of holders of ordinary shares (including ordinary shares represented by ADSs) are governed by the laws of Belgium.

DILUTION

If you invest in the ADSs in this offering, your ownership interest will be diluted to the extent of the difference between the public offering price per ADS paid by purchasers of the ADSs and the as adjusted net tangible book value per ADS after this offering. Our net tangible book value as of June 30, 2018 was €884.3 ($1,023.4) million, or €17.22 ($19.94) per ADS. Net tangible book value per ADS is determined by dividing (1) our total assets less our intangible assets and our total liabilities by (2) the number of ordinary shares outstanding as of June 30, 2018, or 51,337,763 ordinary shares.

After giving effect to our sale of                  ADSs in this offering at the public offering price, after deducting underwriting discounts and commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of June 30, 2018 would have been €                 ($                ) million, or €                 ($                ) per ADS. This amount represents an immediate increase in net tangible book value of €                 ($                ) per ADS, to our existing shareholders and an immediate dilution in net tangible book value of €                 ($                ) per ADS to new investors.

The following table illustrates this dilution on a per ADS basis:

Public offering price per ADS			€
Historical net tangible book value per ADS as of June 30, 2018		€17.22
Increase in net tangible book value per ADS attributable to new investors participating in this offering	€

As adjusted net tangible book value per ADS after this offering			€

Dilution per ADS to new investors participating in this offering			€

If the underwriters exercise their option to purchase additional ADSs in full, the as adjusted net tangible book value per ADS after this offering would be €                 ($                ) per ADS, the increase in the as adjusted net tangible book value to existing shareholders would be €                 ($                ) per ADS, and the dilution to new investors participating in this offering would be €                 ($                ) per ADS.

The following table sets forth as of June 30, 2018 consideration paid to us in cash for ordinary shares/ADSs purchased from us by our existing shareholders and by new investors participating in this offering and before deducting underwriting discounts and commissions and estimated offering expenses payable by us:

	Ordinary shares/ ADSs purchased from us			Total consideration			Average price per ordinary share/ ADS
	Number	Percent		Amount	Percent
Existing shareholders	51,337,763		%	€1,333,685,650		%		€25.98

New investors

Total		100.0%		€	100.0%		€

In addition, if the underwriters exercise their option to purchase additional ADSs in full, the number of ordinary shares/ADSs held by the existing shareholders after this offering would be reduced to         % of the total number of ordinary shares outstanding after this offering, and the number of ordinary shares (in the form of ADSs) held by new investors participating in this offering would increase to                    , or     % of the total number of ordinary shares outstanding after this offering.

The tables and calculations above are based on the number of ordinary shares outstanding as of June 30, 2018, and excludes 3,557,822 ordinary shares issuable upon the exercise of warrants outstanding as of June 30, 2018 pursuant to our warrant plans, at a weighted average exercise price of €42.26 per warrant.

TAXATION

The information presented under the caption “Certain Material U.S. Federal Income Tax Considerations to U.S. Holders” below is a discussion of certain material U.S. federal income tax considerations to a U.S. holder (as defined below) of investing in ADSs. The information presented under the caption “Belgian Tax Consequences” is a discussion of the material Belgian tax consequences of investing in ADSs.

You should consult your tax advisor regarding the applicable tax consequences to you of investing in ADSs under the laws of the United States (federal, state and local), Belgium, and any other applicable foreign jurisdiction.

Certain Material U.S. Federal Income Tax Considerations to U.S. Holders

The following is a summary of certain material U.S. federal income tax considerations relating to the acquisition, ownership and disposition of ADSs by a U.S. holder (as defined below). This summary addresses only the U.S. federal income tax considerations for U.S. holders that are initial purchasers of the ADSs pursuant to the offering and that will hold such ADSs as capital assets for U.S. federal income tax purposes. This summary does not address all U.S. federal income tax matters that may be relevant to a particular U.S. holder. This summary does not address all tax considerations that may be applicable to a holder of ADSs that may be subject to special tax rules including, without limitation, the following:

•	banks, financial institutions or insurance companies;

•	brokers, dealers or traders in securities, currencies, commodities, or notional principal contracts;

•	tax-exempt entities or organizations, including an “individual retirement account” or “Roth IRA” as defined in Section 408 or 408A of the Code (as defined below), respectively;

•	real estate investment trusts, regulated investment companies or grantor trusts;

•	persons that hold the ADSs as part of a “hedging,” “integrated” or “conversion” transaction or as a position in a “straddle” for U.S. federal income tax purposes;

•	partnerships (including entities classified as partnerships for U.S. federal income tax purposes) or other pass-through entities, or persons that will hold the ADSs through such an entity;

•	certain former citizens or long-term residents of the United States;

•	holders that own directly, indirectly, or through attribution 10% or more of the voting power or value of the ADSs and shares; and

•	holders that have a “functional currency” for U.S. federal income tax purposes other than the U.S. dollar.

Further, this summary does not address the U.S. federal estate, gift, or alternative minimum tax considerations, or any U.S. state, local, or non-U.S. tax considerations of the acquisition, ownership and disposition of the ADSs.

This description is based on the U.S. Internal Revenue Code of 1986, as amended, or the Code; existing, proposed and temporary U.S. Treasury Regulations promulgated thereunder, administrative and judicial interpretations thereof; and the income tax treaty between Belgium and the United States in each case as of and available on the date hereof. All the foregoing is subject to change, which change could apply retroactively, and to differing interpretations, all of which could affect the tax considerations described below. There can be no assurances that the U.S. Internal Revenue Service, or the IRS, will not take a contrary or different position concerning the tax consequences of the acquisition, ownership and disposition of the ADSs or that such a position would not be sustained. Holders should consult their own tax advisers concerning the U.S. federal, state, local and non-U.S. tax consequences of owning, and disposing of the ADSs in their particular circumstances.

For the purposes of this summary, a “U.S. holder” is a beneficial owner of ADSs that is (or is treated as), for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•

a corporation, or other entity that is treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust, if a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of the substantial decisions of such trust or has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a United States person.

If a partnership (or any other entity treated as a partnership for U.S. federal income tax purposes) holds ADSs, the U.S. federal income tax consequences relating to an investment in the ADSs will depend in part upon the status of the partner and the activities of the partnership. Such a partner or partnership should consult its tax advisor regarding the U.S. federal income tax considerations of owning and disposing of the ADSs in its particular circumstances.

In general, a U.S. holder who owns ADSs will be treated as the beneficial owner of the underlying shares represented by those ADSs for U.S. federal income tax purposes. Accordingly, no gain or loss will generally be recognized if a U.S. holder exchanges ADSs for the underlying shares represented by those ADSs.

The U.S. Treasury has expressed concern that parties to whom ADSs are released before shares are delivered to the depositary (“pre-release”), or intermediaries in the chain of ownership between holders and the issuer of the security underlying the ADSs, may be taking actions that are inconsistent with the claiming of foreign tax credits by holders of ADSs. These actions would also be inconsistent with the claiming of the reduced rate of tax, described below, applicable to dividends received by certain non-corporate holders. Accordingly, the creditability of Belgian taxes, and the availability of the reduced tax rate for dividends received by certain non-corporate U.S. holders, each described below, could be affected by actions taken by such parties or intermediaries.

As indicated below, this discussion is subject to U.S. federal income tax rules applicable to a “passive foreign investment company,” or a PFIC.

Persons considering an investment in the ADSs should consult their own tax advisors as to the particular tax consequences applicable to them relating to the acquisition, ownership and disposition of the ADSs, including the applicability of U.S. federal, state and local tax laws and non-U.S. tax laws.

Distributions. Although we do not currently plan to pay dividends, and subject to the discussion under “—Passive Foreign Investment Company Considerations” below, the gross amount of any distribution (before reduction for any amounts withheld in respect of Belgian withholding tax) actually or constructively received by a U.S. holder with respect to ADSs will be taxable to the U.S. holder as a dividend to the extent of the U.S. holder’s pro rata share of our current and accumulated earnings and profits as determined under U.S. federal income tax principles. Distributions in excess of earnings and profits will be non-taxable to the U.S. holder to the extent of, and will be applied against and reduce, the U.S. holder’s adjusted tax basis in the ADSs. Distributions in excess of earnings and profits and such adjusted tax basis will generally be taxable to the U.S. holder as either long-term or short-term capital gain depending upon whether the U.S. holder has held the ADSs for more than one year as of the time such distribution is received. However, since we do not calculate our earnings and profits under U.S. federal income tax principles, it is expected that any distribution will be reported as a dividend, even if that distribution would otherwise be treated as a non-taxable return of capital or as capital gain under the rules described above. Non-corporate U.S. holders may qualify for the preferential rates of taxation with respect to dividends on ADSs applicable to long-term capital gains (i.e., gains from the sale of capital assets held for more than one year) applicable to qualified dividend income (as discussed below) if we are a “qualified foreign corporation” and certain other requirements (discussed below) are met. A non-U.S. corporation (other than a corporation that is classified as a PFIC for the taxable year in which the dividend is paid or the preceding taxable year) generally will be considered to be a qualified foreign corporation (a) if it is eligible for the benefits of a comprehensive tax treaty with the United States which the Secretary of Treasury of the United States determines is satisfactory for purposes of this provision and which includes an exchange of information provision, or (b) with respect to any dividend it pays on ADSs which are readily tradable on an established securities market in the United States. The ADSs are listed on the Nasdaq Global Select Market, or NASDAQ, which is an established securities market in the United States, and we expect the ADSs to be readily tradable on NASDAQ. However, there can be no assurance that the ADSs will be considered readily tradable on an established securities market in the United States in later years. We are incorporated under the laws of Belgium, and we believe that we qualify as a resident of Belgium for purposes of, and are eligible for the benefits of, The Convention between the Government of the United States of America and the Government of the Kingdom of Belgium for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with Respect to Taxes on Income, signed on November 27, 2006, or the U.S.-Belgium Tax Treaty, although there can be no assurance in this regard. Further, the IRS has determined that the U.S.-Belgium Tax Treaty is satisfactory for purposes of the qualified dividend rules and that it includes an exchange-of-information program. Therefore, subject to the discussion under “—Passive Foreign Investment Company Considerations” below, such dividends will generally be “qualified dividend income” in the hands of individual U.S. holders, provided that a holding period requirement (more than 60 days of ownership, without protection from the risk of loss, during the 121-day period beginning 60 days before the ex-dividend date) and certain other requirements are met. The dividends will not be eligible for the dividends-received deduction generally allowed to corporate U.S. holders.

A U.S. holder generally may claim the amount of any Belgian withholding tax as either a deduction from gross income or a credit against U.S. federal income tax liability. However, the foreign tax credit is subject to numerous complex limitations that must be determined and applied on an individual basis. Generally, the credit cannot exceed the same proportion of a U.S. holder’s U.S. federal income tax liability which such U.S. holder’s “foreign source” taxable income bears to such U.S. holder’s worldwide taxable income. In applying this limitation, a U.S. holder’s various items of income and deduction must be classified, under complex rules, as either “foreign source” or “U.S. source.” In addition, this limitation is calculated separately with respect to specific categories of income. Furthermore, Belgian income taxes that are withheld in excess of the rate applicable under the U.S.-Belgium Tax Treaty or that are refundable under Belgian law will not be eligible for credit against a U.S. holder’s federal income tax liability. Each U.S. holder should consult its own tax advisors regarding the foreign tax credit rules.

Sale, Exchange or Other Taxable Disposition of the ADSs. A U.S. holder will generally recognize gain or loss for U.S. federal income tax purposes upon the sale, exchange or other taxable disposition of ADSs in an amount equal to the difference between the U.S. dollar value of the amount realized from such sale or exchange and the U.S. holder’s tax basis for those ADSs. Subject to the discussion under “—Passive Foreign Investment Company Considerations” below, this gain or loss will generally be a capital gain or loss. The adjusted tax basis in the ADSs generally will be equal to the cost of such ADSs. Capital gain from the sale, exchange or other taxable disposition of ADSs of a non-corporate U.S. holder is generally eligible for a preferential rate of taxation applicable to capital gains, if the non-corporate U.S. holder’s holding period determined at the time of such sale, exchange or other taxable disposition for such ADSs exceeds one year (i.e., such gain is a long-term taxable gain). The deductibility of capital losses for U.S. federal income tax purposes is subject to limitations. Any such gain or loss that a U.S. holder recognizes generally will be treated as U.S. source income or loss for foreign tax credit limitation purposes.

Medicare Tax. Certain U.S. holders that are individuals, estates or trusts are subject to a 3.8% tax on all or a portion of their “net investment income,” which may include all or a portion of their dividend income and net gains from the disposition of ADSs. Each U.S. holder that is an individual, estate or trust is urged to consult its tax advisors regarding the applicability of the Medicare tax to its income and gains in respect of its investment in the ADSs.

Passive Foreign Investment Company Considerations. If we are a PFIC for any taxable year, a U.S. holder would be subject to special rules generally intended to reduce or eliminate any benefits from the deferral of U.S. federal income tax that a U.S. holder could derive from investing in a non-U.S. company that does not distribute all of its earnings on a current basis.

A corporation organized outside the United States generally will be classified as a PFIC for U.S. federal income tax purposes in any taxable year in which, after applying certain look-through rules with respect to the income and assets of its subsidiaries, either: (i) at least 75% of its gross income is “passive income” or (ii) at least 50% of the average quarterly value of its total gross assets, for which purpose the total value of our assets may be determined in part by reference to the market value of its ADSs and ordinary shares, which is subject to change) is attributable to assets that produce “passive income” or are held for the production of “passive income.”

Passive income for this purpose generally includes dividends, interest, royalties, rents, gains from commodities and securities transactions, the excess of gains over losses from the disposition of assets which produce passive income, and includes amounts derived by reason of the temporary investment of cash, including the funds raised in offerings of the ADSs. If a non-U.S. corporation owns directly or indirectly at least 25% by value of the stock of another corporation, the non-U.S. corporation is treated for purposes of the PFIC tests as owning its proportionate share of the assets of the other corporation and as receiving directly its proportionate share of the other corporation’s income.

Whether we are a PFIC for any taxable year will depend on the composition of our income and the projected composition and estimated fair market values of our assets in each year, and because this is a factual determination made annually after the end of each taxable year, there can be no assurance that we will not be considered a PFIC for any taxable year. The market value of our assets may be determined in large part by reference to the market price of the ADSs and our ordinary shares, which is likely to fluctuate after the offering. Based on the foregoing, with respect to the current taxable year, we do not anticipate that we will be a PFIC based upon the expected value of our assets, including any goodwill, and the expected composition of our income and assets, however, as previously mentioned, we cannot provide any assurances regarding our PFIC status for the current, prior or future taxable years.

If we are a PFIC for any taxable year, then unless you make one of the elections described below, a special tax regime will apply to both (a) any “excess distribution” by us to you (generally, your ratable portion of distributions in any year which are greater than 125% of the average annual distribution received by you in the shorter of the three preceding years or your holding period for the ADSs) and (b) any gain realized on the sale or other disposition of the ADSs. Under this regime, any excess distribution and realized gain will be treated as ordinary income and will be subject to tax as if (a) the excess distribution or gain had been realized ratably over your holding period, (b) the amount deemed realized in each year had been subject to tax in each year of that holding period at the highest marginal rate for such year (other than income allocated to the current period or any taxable period before we became a PFIC, which would be subject to tax at the U.S. holder’s regular ordinary income rate for the current year and would not be subject to the interest charge discussed below), and (c) the interest charge generally applicable to underpayments of tax had been imposed on the taxes deemed to have been payable in those years. In addition, dividend distributions made to you will not qualify for the lower rates of taxation applicable to long-term capital gains discussed above under “—Distributions.”

Certain elections exist that would result in an alternative treatment (such as mark-to-market treatment) of the ADSs. If a U.S. holder makes the mark-to-market election, the U.S. holder generally will recognize as ordinary income any excess of the fair market value of the ADSs at the end of each taxable year over their adjusted tax basis, and will recognize an ordinary loss in respect of any excess of the adjusted tax basis of the ADSs over their fair market value at the end of the taxable year (but only to the extent of the net amount of income previously included as a result of the mark-to-market election). If a U.S. holder makes the election, the U.S. holder’s tax basis in the ADSs will be adjusted to reflect these income or loss amounts. Any gain recognized on the sale or other disposition of ADSs in a year when we are a PFIC will be treated as ordinary income and any loss will be treated as an ordinary loss (but only to the extent of the net amount of income previously included as a result of the mark-to-market election). The mark-to-market election is available only if we are a PFIC and the ADSs are “regularly traded” on a “qualified exchange.” The ADSs will be treated as “regularly traded” in any calendar year in which more than a de minimis quantity of the ADSs are traded on a qualified exchange on at least 15 days during each calendar quarter (subject to the rule that trades that have as one of their principal purposes the meeting of the trading requirement as disregarded). NASDAQ is a qualified exchange for this purpose and, consequently, if the ADSs are regularly traded, the mark-to-market election will be available to a U.S. holder.

If we are a PFIC for any year during which a U.S. holder holds the ADSs, we must generally continue to be treated as a PFIC by that U.S. holder for all succeeding years during which the U.S. holder holds the ADSs, unless we cease to meet the requirements for PFIC status and the U.S. holder makes a “deemed sale” election with respect to the ADSs. If such election is made, the U.S. holder will be deemed to have sold the ADSs it holds at their fair market value on the last day of the last taxable year in which we qualified as a PFIC, and any gain from such deemed sale would be subject to the consequences applicable to sales of PFIC shares described above. After the deemed sale election, the U.S. holder’s ADSs with respect to which the deemed sale election was made will not be treated as shares in a PFIC unless we subsequently become a PFIC.

The tax consequences that would apply if we were a PFIC would also be different from those described above if a U.S. holder were able to make a valid “qualified electing fund,” or QEF, election. However, we do not currently intend to provide the information necessary for U.S. holders to make a QEF election if we were treated as a PFIC for any taxable year and prospective investors should assume that a QEF election will not be available. U.S. holders should consult their tax advisors to determine whether any of these above elections would be available and if so, what the consequences of the alternative treatments would be in their particular circumstances.

If we are determined to be a PFIC, the general tax treatment for U.S. holders described in this section would apply to indirect distributions and gains deemed to be realized by U.S. holders in respect of any of our subsidiaries that also may be determined to be PFICs (“lower-tier PFICs”).

If a U.S. holder owns ADSs during any taxable year in which we are a PFIC, the U.S. holder generally will be required to file an IRS Form 8621 (Information Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund) with respect to the company and any lower-tier PFICs, generally with the U.S. holder’s federal income tax return for that year. If our company were a PFIC for a given taxable year, then you should consult your tax advisor concerning your annual filing requirements.

The U.S. federal income tax rules relating to PFICs are complex. Prospective U.S. investors are urged to consult their own tax advisers with respect to the acquisition, ownership and disposition of the ADSs, the consequences to them of an investment in a PFIC, any elections available with respect to the ADSs and the IRS information reporting obligations with respect to the acquisition, ownership and disposition of the ADSs.

Backup Withholding and Information Reporting. U.S. holders generally will be subject to information reporting requirements with respect to dividends on ADSs and on the proceeds from the sale, exchange or disposition of ADSs that are paid within the United States or through U.S.-related financial intermediaries, unless the U.S. holder is an “exempt recipient.” In addition, U.S. holders may be subject to backup withholding on such payments, unless the U.S. holder provides a correct taxpayer identification number and a duly executed IRS

Form W-9 or otherwise establishes an exemption. Backup withholding is not an additional tax, and the amount of any backup withholding will be allowed as a credit against a U.S. holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.

Foreign Asset Reporting. Certain U.S. holders who are individuals and certain entities controlled by individuals may be required to report information relating to an interest in the ADSs, subject to certain exceptions (including an exception for shares held in accounts maintained by U.S. financial institutions) by filing IRS Form 8938 (Statement of Specified Foreign Financial Assets) with their federal income tax return. U.S. holders are urged to consult their tax advisors regarding their information reporting obligations, if any, with respect to their acquisition, ownership and disposition of the ADSs.

THE DISCUSSION ABOVE IS A GENERAL SUMMARY. IT DOES NOT COVER ALL TAX MATTERS THAT MAY BE OF IMPORTANCE TO A PROSPECTIVE INVESTOR. EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT ITS OWN TAX ADVISOR ABOUT THE TAX CONSEQUENCES TO IT OF AN INVESTMENT IN ADSS IN LIGHT OF THE INVESTOR’S OWN CIRCUMSTANCES.

Belgian Tax Consequences

The following paragraphs are a summary of material Belgian tax consequences of the ownership of ADSs by an investor. The summary is based on laws, treaties and regulatory interpretations in effect in Belgium on the date of this prospectus supplement, all of which are subject to change, including changes that could have retroactive effect.

The summary only discusses Belgian tax aspects which are relevant to U.S. holders of ADSs, or Holders. This summary does not address Belgian tax aspects which are relevant to persons who are fiscally resident in Belgium or who avail of a permanent establishment or a fixed base in Belgium to which the ADSs are effectively connected.

This summary does not purport to be a description of all of the tax consequences of the ownership of ADSs, and does not take into account the specific circumstances of any particular investor, some of which may be subject to special rules, or the tax laws of any country other than Belgium. This summary does not describe all tax consequences of investors that are subject to special rules, such as banks, insurance companies, collective investment undertakings, dealers in securities or currencies, persons that hold, or will hold, ADSs in a position in a straddle, share-repurchase transaction, conversion transactions, synthetic security or other integrated financial transactions. Investors should consult their own advisers regarding the tax consequences of an investment in ADSs in the light of their particular circumstances, including the effect of any state, local or other national laws.

In addition to the assumptions mentioned above, it is also assumed in this discussion that for purposes of the domestic Belgian tax legislation, the owners of ADSs will be treated as the owners of the ordinary shares represented by such ADSs. However, the assumption has not been confirmed by or verified with the Belgian Tax Authorities.

Dividend Withholding Tax

For Belgian income tax purposes, the gross amount of all benefits paid on or attributed to the ordinary shares represented by the ADSs is generally treated as a dividend distribution. By way of exception, the repayment of capital carried out in accordance with the Belgian Companies Code is not treated as a dividend distribution to the extent that such repayment is imputed to the fiscal capital. This fiscal capital includes, in principle, the actual paid-up statutory share capital and, subject to certain conditions, the paid-up issuance premiums and the cash amounts subscribed to at the time of the issue of profit sharing certificates. However, for any decision of capital reduction taken as from January 1, 2018, in accordance with the Belgian Companies

Code, the amount of the capital reduction will be deemed to be derived proportionally (a) from the fiscal capital of our company, on the one hand and (b) on the other hand, from the total of (i) certain taxed reserves incorporated in the capital of our company, (ii) certain tax reserves not incorporated into the capital of our company and (iii) certain untaxed reserves incorporated into the capital of our company (it being understood that the imputation of the capital reduction on these different categories of reserves will be made in that order of priority). The part of the capital reduction that is deemed to be derived from the abovementioned taxed and untaxed reserves will be treated as a dividend distribution from a tax perspective and be subject to Belgian withholding tax, if applicable.

As a general rule, a withholding tax of 30% is levied on the gross amount of dividends paid on the ordinary shares represented by the ADSs, subject to such relief as may be available under applicable domestic or tax treaty provisions.

In case of a redemption by us of our own shares represented by ADSs, the redemption distribution (after deduction of the portion of fiscal capital represented by the redeemed shares) will be treated as a dividend which in principle is subject to the withholding tax of 30%, subject to such relief as may be available under applicable domestic or tax treaty provisions. In case of a liquidation of our company, any amounts distributed in excess of the fiscal capital will also be treated as a dividend, and will in principle be subject to a 30% withholding tax, subject to such relief as may be available under applicable domestic or tax treaty provisions. No Belgian withholding tax will be triggered if this redemption is carried out on a stock exchange and meets certain conditions.

For non-residents the dividend withholding tax, if any, will be the only tax on dividends in Belgium, unless the non-resident avails of a fixed base in Belgium or a Belgian permanent establishment to which the ADSs are effectively connected. Prospective Holders should consult their own advisors regarding the tax consequences in case the ADSs are effectively connected to a fixed base or a permanent establishment in Belgium.

Relief of Belgian Dividend Withholding Tax

Under the U.S.-Belgium Tax Treaty, under which we are entitled to benefits accorded to residents of Belgium, there is a reduced Belgian withholding tax rate of 15% on dividends paid by us to a U.S. resident which beneficially owns the dividends and is entitled to claim the benefits of the U.S.-Belgium Tax Treaty under the limitation of benefits article included in the U.S.-Belgium Tax Treaty, or Qualifying Holders.

If such Qualifying Holder is a company that owns directly at least 10% of our voting stock, the Belgian withholding tax rate is further reduced to 5%. No withholding tax is however applicable if the Qualifying Holder, is either of the following:

•	a company that is a resident of the United States that has directly owned ADSs representing at least 10% of our capital for a twelve-month period ending on the date the dividend is declared, or

•	a pension fund that is a resident of the United States, provided that such dividends are not derived from the carrying on of a business by the pension fund or through an associated enterprise.

Under the normal procedure, we or our paying agent must withhold the full Belgian withholding tax, without taking into account the reduced U.S.-Belgium Tax Treaty rate. Qualifying Holders may then make a claim for reimbursement for amounts withheld in excess of the rate defined by the U.S.-Belgium Tax Treaty. The reimbursement form (Form 276 Div-Aut.) can be obtained as follows:

•	by letter from Centrum Buitenland - Team 6 - 17P, Kruidtuinlaan 50, mailbox 3429, B-1000 Brussels, Belgium;

•	by telephone at +32 (0)257 740 40;

•	via e-mail at foreigners.team6@minfin.fed.be; or at

•	https://financien.belgium.be/nl/ondernemingen/internationaal/terugbetaling-van-de-roerende-voorheffing#q1.

The reimbursement form is to be sent to Centrum Buitenland - Team 6 - 17P, Kruidtuinlaan 50, mailbox 3429, B-1000 Brussels, Belgium as soon as possible and in each case within a term of five years starting from the first of January of the year the withholding tax was withheld.

Qualifying Holders may also, subject to certain conditions, obtain the reduced U.S.-Belgium Tax Treaty rate at source. Qualifying Holders should deliver a duly completed Form 276 Div-Aut. to us no later than ten days after the date on which the dividend has been paid or attributed (whichever comes first).

Additionally, pursuant to Belgian domestic tax law, dividends distributed to corporate Holders that qualify as a parent company will be exempt from Belgian withholding tax provided that the ADSs held by the Holder, upon payment or attribution of the dividends, amount to at least 10% of our share capital and are held or will be held during an uninterrupted period of at least one year, and provided the anti-abuse provision does not apply. A Holder qualifies as a parent company (i) if it has a legal form similar to the ones listed in the annex to the EU Parent-Subsidiary Directive of July 23, 1990 (90/435/EC) as amended from time to time, (ii) if it is considered to be a tax resident according to the laws of the United States of America and the U.S.-Belgium Tax Treaty, and (iii) if it is subject to a tax similar to the Belgian corporate income tax without benefiting from a tax regime that derogates from the ordinary tax regime.

In order to benefit from this exemption, the Holder must provide us or our paying agent with a certificate confirming its qualifying status and the fact that it satisfies the abovementioned conditions.

If the Holder holds the ADSs for less than one year, at the time the dividends are paid on or attributed to the shares represented by the ADSs, we must levy the withholding tax but we do not need to transfer it to the Belgian Treasury provided that the Holder certifies – at the latest upon the attribution of the dividends—its qualifying status, the date from which the Holder has held the ADSs, and the Holder’s commitment to hold the shares for an uninterrupted period of at least one year. The Holder must also inform us or our paying agent when the one-year period has expired or if its shareholding drops below 10% of our share capital before the end of the one-year holding period. Upon satisfying the one-year shareholding requirement, the deducted dividend withholding tax which was temporarily withheld will be paid to the Holder.

Dividends paid or attributable to a corporate Holder will be exempt from withholding tax, provided that (i) the Holder is subject to corporate income tax or a similar tax without benefiting from a tax regime that derogates from the ordinary tax regime, (ii) the Holder does not satisfy the 10%-participation threshold but has a participation in us with an acquisition value of at least € 2,500,000 upon the date of payment or attribution of the dividend, (iii) the dividends relate to shares represented by the ADSs which are or will be held in full ownership for at least one year without interruption, (iv) the Holder has a legal form similar to the ones listed in the annex to the Parent-Subsidiary Directive, as amended from time to time, (v) the ordinary Belgian withholding tax is, in principle, neither creditable nor reimbursable in the hands of the Holder, and (vi) if the dividends concerned were received by a Belgian company, the taxation condition as contained by Article 203 of the Belgian Income Tax Code would be applicable and the anti-abuse provision would not be applicable.

In order to benefit from the exemption of withholding tax, the corporate Holder must provide us or our paying agent with a certificate confirming (i) it has the above described legal form, (ii) it is subject to corporate income tax or a similar tax without benefiting from a tax regime that deviates from the ordinary domestic tax regime, (iii) it holds a participation of less than 10% in our capital but with an acquisition value of at least € 2,500,000 upon the date of payment or attribution of the dividend, (iv) the dividends relate to shares in us represented by the ADSs which it has held or will hold in full legal ownership for an uninterrupted period of at least one year, (v) to which extent it could in principle, would this exemption not exist, credit the levied Belgian withholding tax or obtain a reimbursement according to the legal provisions applicable on December 31st of the year preceding the year of the payment or attribution of the dividends, and (vi) its full name, legal form, address and fiscal identification number, if applicable. Furthermore, we or our paying agent may also request confirmation from the Holder that the Holder commits to keep the participation with an acquisition value of at least € 2,500,000 until the completion of the minimum holding period of one year and that the Holder immediately notifies us or our paying agent of the completion of said one year holding period.

Withholding tax is also not applicable, pursuant to Belgian domestic tax law, on dividends paid to a U.S. pension fund which satisfies the following conditions:

(i)	to be a legal entity with fiscal residence in the United States and without a permanent establishment or fixed base in Belgium,

(ii)	whose corporate purpose consists solely in managing and investing funds collected in order to pay legal or complementary pensions,

(iii)	whose activity is limited to the investment of funds collected in the exercise of its statutory mission, without any profit making aim and without operating a business in Belgium,

(iv)	which is exempt from income tax in the United States, and

(v)

provided that it (save in certain particular cases as described in Belgian law) is not contractually obligated to redistribute the dividends to any ultimate beneficiary of such dividends for whom it would manage the shares or ADSs, nor obligated to pay a manufactured dividend with respect to the shares or ADSs under a securities borrowing transaction. The exemption will only apply if the U.S. pension fund provides an affidavit confirming that it is the full legal owner or usufruct holder of the shares or ADSs and that the above conditions are satisfied. The organization must then forward that affidavit to us or our paying agent.

Prospective Holders are encouraged to consult their own tax advisers to determine whether they qualify for an exemption or a reduction of the withholding tax rate upon payment of dividends and, if so, the procedural requirements for obtaining such an exemption or a reduction upon the payment of dividends or making claims for reimbursement.

Capital Gains and Losses

Pursuant to the U.S.-Belgium Tax Treaty, capital gains and/or losses realized by a Qualifying Holder from the sale, exchange or other disposition of ADSs are exempt from tax in Belgium.

Capital gains realized on ADSs by a corporate Holder who is not a Qualifying Holder are generally not subject to taxation in Belgium unless such Holder is acting through a Belgian permanent establishment or a fixed place in Belgium to which the ADSs are effectively connected (in which case a 29.58%, 25.50% (or in both previous cases 25% as of January 1, 2020), 0.412% (with respect to capital gains realized upon the disposal of the ADSs during a financial year that started prior to January 1, 2018 or a financial year ending prior to December 31, 2018—this special tax rate of 0.412% was abolished from assessment year 2019, i.e. financial years starting from January 1, 2018) or 0% tax on the capital gain may apply, depending on the particular circumstances). Capital losses are generally not tax deductible.

Private individual Holders who are not Qualifying Holders and who are holding ADSs as a private investment and within the bounds of the normal management of one’s private estate will, as a rule, not be subject to tax in Belgium on any capital gains arising out of a disposal of ADSs. Losses will, as a rule, not be tax deductible.

Capital gains realized by a Holder upon the redemption of ADSs or upon our liquidation will generally be taxable as a dividend. See “—Dividend Withholding Tax” above.

Estate and Gift Tax

There is no Belgium estate tax on the transfer of ADSs on the death of a Belgian non-resident. Donations of ADSs made in Belgium may or may not be subject to gift tax depending on the modalities under which the donation is carried out.

Annual Tax on Securities Accounts

The Belgian Law of February 7, 2018 introduced an annual tax on securities accounts (“taks op de effectenrekeningen” / “taxe sur les comptes-titres”).

The tax is due by individual Holders who hold (in full or bare ownership and usufruct) one or more Belgian securities accounts (i.e. with a Belgian financial intermediary) with an average total value of at least € 500,000 per account holder during a reference period of 12 consecutive months starting on October 1st and ending on September 30th of the subsequent year (it being understood that the first reference period starts as of March 10, 2018 and ends on September 30, 2018).

For individual Holders, only the Belgian securities accounts will be taken into account to determine whether the threshold of € 500,000 has been reached.

Moreover, according to the Law of February 7, 2018, only the following securities are taken into account for the calculation of the threshold: (i) listed or unlisted shares and depositary receipts for shares; (ii) bonds, whether or not listed, and depository receipts in respect of bonds; (iii) listed or unlisted units of collective investment funds or shares of investment companies, unless they are purchased or subscribed to in the context of a life insurance policy or pension savings; (iv) savings bonds; and (v) warrants.

The tax on securities accounts is an annual tax that is levied at a rate of 0.15%. The tax is calculated on the average value of the taxable financial instruments that the individual Holder holds on his or her Belgian securities account(s). Please note that the tax is levied on the entire amount of the average value and not just on the amount exceeding the limit of € 500,000.

The Law of February 7, 2018 on the implementation of the tax on securities accounts has been published in the Belgian Official Gazette on March 9, 2018 and entered into force on March 10, 2018, i.e. the day following the publication of the Act in the Belgian Official Gazette.

The tax on securities accounts is in principle due by the financial intermediary established or located in Belgium if (i) the holder’s share in the average value of the qualifying financial instruments held on one or more securities accounts with said intermediary amounts to € 500,000 or more or (ii) the holder instructed the financial intermediary to levy the tax on securities accounts due (e.g., in case such holder holds qualifying financial instruments on several securities accounts held with multiple intermediaries of which the average value of each of these accounts does not amount to € 500,000 or more but of which the holder’s share in the total average value of these accounts exceeds € 500,000).

If the tax on securities accounts is not paid by the Belgian financial intermediary, the tax will have to be declared and will be due by the individual Holder itself, who will then be liable towards the Belgian Treasury for the tax on the securities accounts due and for complying with certain reporting obligations in that respect.

Individual Holders have to report in their annual Belgian non-resident income tax return their various securities accounts held with one or more financial intermediaries established or located in Belgium of which they are considered as a holder within the meaning of the tax on securities accounts.

Prospective individual Holders are recommended to consult their own tax advisors as regards the specific consequences of the application of this tax on their tax position.

Belgian Tax on Stock Exchange Transactions

The purchase and the sale and any other acquisition or transfer for consideration of existing ADSs (secondary market transactions) is subject to the Belgian tax on stock exchange transactions (“taks op de beursverrichtingen” / “taxe sur les opérations de bourse”) if (i) it is executed in Belgium through a professional intermediary, or (ii) deemed to be executed in Belgium, which is the case if the order is directly or indirectly made to a professional intermediary established outside of Belgium, either by private individuals with habitual residence in Belgium, or legal entities for the account of their seat or establishment in Belgium (both referred to as a “Belgian Investor”). The tax on stock exchange transactions is not due upon the issuance of new ADSs.

The tax on stock exchange transactions is levied at a rate of 0.35% of the purchase price, capped at € 1,600 per transaction and per party.

A separate tax is due by each party to the transaction, and both taxes are collected by the professional intermediary. However, if the intermediary is established outside of Belgium, the tax will in principle be due by the Belgian Investor, unless that Belgian Investor can demonstrate that the tax has already been paid. Professional intermediaries established outside of Belgium can, subject to certain conditions and formalities, appoint a Belgian stock exchange tax representative (“Stock Exchange Tax Representative”), which will be liable for the tax on stock exchange transactions in respect of the transactions executed through the professional intermediary. If such a Stock Exchange Tax Representative would have paid the tax on stock exchange transactions due, the Belgian Investor will, as per the above, no longer be the debtor of the tax on stock exchange transaction.

Belgian non-residents who purchase or otherwise acquire or transfer, for consideration, ADSs in Belgium for their own account through a professional intermediary may be exempt from the stock exchange tax if they deliver a certificate to the financial intermediary in Belgium confirming their non-resident status, except in case they would be considered to have their habitual abode or their seat or establishment in Belgium.

In addition to the above, no tax on stock exchange transactions is due on transactions entered into by the following parties, provided they are acting for their own account: (i) professional intermediaries described in Article 2, 9 and 10 of the Law of August 2, 2002, (ii) insurance companies described in Article 2, §1 of the Law of July 9, 1975 (as replaced by Article 5 of the Law of March 13, 2016 on the status and supervision of insurance and reinsurance undertakings), (iii) professional retirement institutions referred to in Article 2, §1 of the Law of October 27, 2006 relating to the control of professional retirement institutions, (iv) collective investment institutions, or (v) regulated real estate companies, (vi) the aforementioned non-residents (upon delivery of a certificate of non-residency in Belgium).

No stock exchange tax will thus be due by Holders on the subscription, purchase or sale of ADSs, if the Holders are acting for their own account, except in case they would be considered to have their habitual abode or their seat or establishment in Belgium. In order to benefit from this exemption, the Holders must deliver a certificate to their financial intermediary in Belgium confirming their non-resident status for Belgian tax purposes.

Proposed Financial Transactions Tax

On February 14, 2013 the EU Commission adopted a Draft Directive on a common Financial Transaction Tax (the “FTT”). Earlier negotiations for a common transaction tax among all 28 EU Member States had failed. The current negotiations between Austria, Belgium, France, Germany, Greece, Italy, Portugal, Slovakia, Slovenia and Spain (the Participating Member States) are seeking a compromise under “enhanced cooperation” rules, which require consensus from at least nine nations. Earlier Estonia dropped out of the negotiations by declaring it would not introduce the FTT.

The Draft Directive currently stipulates that once the FTT enters into force, the Participating Member States shall not maintain or introduce taxes on financial transactions other than the FTT (or VAT as provided in the Council Directive 2006/112/EC of November 28, 2006 on the common system of value added tax). For Belgium, the tax on stock exchange transactions should thus be abolished once the FTT enters into force.

However, the Draft Directive on the FTT remains subject to negotiations between the Participating Member States. It may therefore be altered prior to any implementation, of which the eventual timing and outcome remains unclear. Additional EU Member States may decide to participate or drop out of the negotiations. If the number of Participating Member States would fall below nine, it would put an end to the legislative project.

Prospective investors should consult their own professional advisors in relation to the FTT.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our ordinary shares. We do not anticipate paying cash dividends on our equity securities in the foreseeable future and intend for the foreseeable future to retain all available funds and any future earnings for use in the operation and expansion of our business. All of the ordinary shares in the form of ADSs offered by this prospectus supplement will have the same dividend rights as all of our other outstanding ordinary shares. In general, distributions of dividends proposed by our board of directors require the approval of our shareholders at a shareholders’ meeting with a simple majority vote, although our board of directors may declare interim dividends without shareholder approval, subject to the terms and conditions of the Belgian Companies Code. See “Description of Share Capital” in this prospectus supplement and the accompanying prospectus.

Pursuant to Belgian law, the calculation of amounts available for distribution to shareholders, as dividends or otherwise, must be determined on the basis of our non-consolidated statutory financial accounts. In addition, under the Belgian Companies Code, we may declare or pay dividends only if, following the declaration and issuance of the dividends, the amount of our net assets on the date of the closing of the last financial year according to our statutory annual accounts (i.e., the amount of the assets as shown in the balance sheet, decreased with provisions and liabilities, all as prepared in accordance with Belgian accounting rules), decreased with the non-amortized costs of incorporation and expansion and the non-amortized costs for research and development, does not fall below the amount of the paid-up capital (or, if higher, the called capital), increased with the amount of non-distributable reserves. Finally, prior to distributing dividends, we must allocate at least 5% of our annual net profits (under our non-consolidated statutory accounts prepared in accordance with Belgian accounting rules) to a legal reserve, until the reserve amounts to 10% of our share capital.

For information regarding the Belgian withholding tax applicable to dividends and related U.S. reimbursement procedures, see “Taxation—Belgian Tax Consequences.”

UNDERWRITING

Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters named below, for whom Morgan Stanley & Co. LLC and Citigroup Global Markets Inc. are acting as representatives, the following respective number of ADSs at a public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus supplement.

Underwriter	Number of ADSs
Morgan Stanley & Co. LLC
Citigroup Global Markets Inc.

Total

The underwriters are offering the ADSs subject to its acceptance of the ADSs from us and subject to prior sale, and subject to the underwriters’ right to reject any order in whole or in part. The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the ADSs offered by this prospectus supplement are subject to the approval of certain legal matters by its counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the ADSs offered by this prospectus supplement if any such ADSs are taken. However, the underwriters are not required to take or pay for the ADSs covered by the underwriters’ option to purchase additional ADSs described below.

The underwriters initially propose to offer part of the ADSs directly to the public at the offering price listed on the cover page of this prospectus supplement and part to certain dealers. After the initial offering of the ADSs, the offering price and other selling terms may from time to time be varied by the underwriters.

We have granted to the underwriters an option, exercisable by Morgan Stanley & Co. LLC and Citigroup Global Markets Inc., as representatives of the underwriters, for 30 days from the date of this prospectus, to purchase up to an additional $45,000,000 of ADSs (or approximately                  ADSs) at the public offering price listed on the cover page of this prospectus supplement, less underwriting discounts and commissions.

The following table shows the per ADS and total public offering price, underwriting discounts and commissions, and proceeds before expenses to us. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase up to an additional $45,000,000 of ADSs (or approximately                  additional ADSs).

Total
	Per ADS	No exercise	Full exercise
Public offering price	$	$	$
Underwriting discounts and commissions to be paid by us	$	$	$
Proceeds, before expenses, to us	$	$	$

The estimated offering expenses payable by us, exclusive of the underwriting discounts and commissions, are approximately $         million. We have agreed to reimburse the underwriters for expenses relating to clearance of this offering with the Financial Industry Regulatory Authority, or FINRA, up to $10,000.

Sales of ADSs made outside of the United States may be made by affiliates of the underwriters.

The ADSs are listed on NASDAQ under the trading symbol “GLPG.”

We have agreed that, without the prior written consent of the representatives, we will not, during the period ending 90 days after the date of this prospectus supplement (the “restricted period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any ordinary shares, ADSs or any securities convertible into or exercisable or exchangeable for ordinary shares or ADSs; (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the ordinary shares or ADSs, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of ordinary shares, ADSs or such other securities, in cash or otherwise; or (3) file any registration statement with the SEC (or the equivalent thereof in non-U.S. jurisdictions) relating to the offering of any ordinary shares, ADSs or any securities convertible into or exercisable or exchangeable for ordinary shares or ADSs.

The foregoing restrictions shall not apply to:

•	the ADSs being offered in this offering;

•

the issuance by us of ordinary shares upon the exercise of an option or warrant or the conversion of a security outstanding on the date of this prospectus supplement and described herein or in any document incorporated by reference herein;

•

the issuance by us of any options or warrants pursuant to any employee equity incentive plan or share ownership plan described or referred to herein or in any document incorporated by reference herein;

•

the filing by us of a registration statement with the SEC on Form S-8 in respect of any shares issued under or the grant of any award pursuant to an employee equity incentive plan or share ownership plan described herein or in any document incorporated by reference herein, or described in the immediately preceding bullet point;

•

the transfer of ordinary shares, ADSs or any securities convertible into or exchangeable for ordinary shares or ADSs pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction that is approved by our board of directors, made to all holders of ordinary shares, including in the form of ADSs, involving a Change of Control (as defined below) after the completion of this offering, provided that in the event that the tender offer, merger, consolidation or other such transaction is not completed, the ordinary shares, ADSs or any securities convertible into or exchangeable for ordinary shares or ADSs shall remain subject to the restrictions contained in the preceding paragraph;

•

the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of ordinary shares, ADSs or other securities, provided that (i) such plan does not provide for the transfer of ordinary shares, ADSs or other securities during the restricted period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by us regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of ordinary shares, ADSs or other securities may be made under such plan during the restricted period; or

•

the sale or issuance of or entry into an agreement to sell or issue ordinary shares, ADSs or securities convertible into or exercisable for ordinary shares or ADSs in connection with any (i) mergers; (ii) acquisition of securities, businesses, property, technologies or other assets; (iii) joint ventures; (iv) strategic alliances, commercial relationships or other collaborations; or (v) the assumption of employee benefit plans in connection with mergers or acquisitions; provided that the aggregate number of ordinary shares, ADSs or securities convertible into or exercisable for ordinary shares or ADSs (on an as-converted or as-exercised basis, as the case may be) that we may sell or issue or agree to sell or issue pursuant to this bullet shall not exceed 10% of the total number of ordinary shares, including in the form of ADSs, issued and outstanding immediately following the completion of this offering (determined on a fully-diluted basis and as adjusted for stock splits, stock dividends and other similar events after the date of this prospectus); and provided further, that each recipient of ordinary shares, ADSs or securities convertible into or exercisable for ordinary shares pursuant to this bullet shall, on or prior to such issuance, execute a lock-up letter substantially in the form attached to the underwriting agreement with respect to the remaining portion of the restricted period.

In addition, each of our directors and members of our executive committee has agreed that, without the prior written consent of the representatives, they will not, during the restricted period, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any ordinary shares or ADSs beneficially owned (as such term is used in Rule 13d-3 of the Exchange Act) by such person or any other securities so owned convertible into or exercisable or exchangeable for ordinary shares or ADSs; or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the ordinary shares or ADSs, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of ordinary shares, ADSs or such other securities, in cash or otherwise. The foregoing sentence will not apply to:

•

(a) ADSs acquired in this offering, or transactions relating to ordinary shares, ADSs or other securities acquired in open market transactions after the date of this prospectus, provided that, in each case, no filing under Section 16(a) of the Exchange Act (or the equivalent thereof in non-U.S. jurisdictions) shall be required or shall be voluntarily made in connection with subsequent sales of ordinary shares, ADSs or other securities acquired in this offering or in such open market transactions; (b) transfers of ordinary shares, ADSs or any warrant or other security convertible into or exercisable or exchangeable for ordinary shares or ADSs as a bona fide gift; (c) transfers to any immediate family or any trust for the direct or indirect benefit of such person or the immediate family of such person, or if such person is a trust, to any beneficiary (including such beneficiary’s estate) of such person; (d) by will or intestate succession upon the death of such person; (e) by operation of law or by order of a court of competent jurisdiction pursuant to a qualified domestic order or in connection with a divorce settlement; (f) if such person is a corporation, partnership, limited liability company, trust or other business entity (A) to another corporation, partnership, limited liability company, trust or other affiliate defined in Rule 405 promulgated under the Securities Act) of such person (including, for the avoidance of doubt, a fund managed by the same manager or managing member or general partner or management company or by an entity controlling, controlled by, or under common control with such manager or managing member or general partner or management company as such person or who shares a common investment advisor with such person) or (B) as part of a distribution without consideration by such person to its stockholders, partners, members or other equity holders; provided that in the case of (b) through (f) above, each transferee, recipient, donee, heir, trustee or beneficiary, as applicable, shall sign and deliver a lock-up letter substantially in the form attached to the underwriting agreement;

•

the transfer of ordinary shares, ADSs or any warrant or other security convertible into or exercisable or exchangeable for ordinary shares or ADSs pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction in each case made to all holders of ordinary shares, including in the form of ADSs, involving a Change of Control, provided that (x) in the event that the tender offer, merger, consolidation or other such transaction is not completed, the ordinary shares, ADSs and any warrant or other security convertible into or exercisable or exchangeable for ordinary shares or ADSs and owned by such person shall remain subject to the terms of the lock-up agreement and (y) no such transfer of ordinary shares, ADS or any such warrant or other security shall be permitted pursuant to this bullet if such bona fide third-party tender offer, merger, consolidated or other similar transaction is not approved by our board of directors, unless either (A) no filing under Section 16(a) of the Exchange Act (or the equivalent thereof in non-U.S. jurisdictions) shall be required or shall be voluntarily made in connection with such transfer, (B) such transfer is required pursuant to mandatory take-over or squeeze-out provisions under Belgian law or (C) the failure to so transfer such ordinary shares, ADSs or any such warrant or other security would result in such ordinary shares, ADSs or securities being extinguished without value being received by such person;

•

the transfer of ordinary shares, ADSs or any warrant or other security convertible into or exercisable or exchangeable for ordinary shares or ADSs to us, arising as a result of the termination of employment of such person and pursuant to employment agreements under which we have the option to repurchase such ordinary shares, ADSs or other securities or a right of first refusal with respect to transfers of such ordinary shares, ADSs or other securities, provided that no filing under Section 16(a) of the Exchange

Act (or the equivalent thereof in non-U.S. jurisdictions) shall be required or shall be voluntarily made in connection with such transfer;

•	with the prior written consent of the representatives;

•

the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of ordinary shares, ADSs or other of our securities, provided that (i) such plan does not provide for the transfer of ordinary shares, ADSs or other of our securities during the restricted period; and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of such person or us regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of ordinary shares, ADSs or other of our securities may be made under such plan during the restricted period;

•

the exercise of up to 62,500 warrants by certain members of our executive committee, including any related transfers or borrowing of ordinary shares in the framework of a cashless warrant exercise facility, provided that, in each case of any such exercise, transfer or borrowing under this bullet, no filing under Section 16(a) of the Exchange Act (or the equivalent thereof in non-U.S. jurisdictions, other than any filing required under Section 19 of Regulation (EU) No 596/2014 of the European Parliament and of the Council of 16 April 2014 on market abuse, or the Market Abuse Regulation, which shall include a statement to the effect that such filing relates to exercises of warrants issued pursuant to our employee benefit plans, and, if applicable, a related sale of underlying ordinary shares in connection with a cashless warrant exercise facility) shall be required or shall be voluntarily made in connection with such exercise, transfer or borrowing; or

•

with respect to our chief executive officer, any transfers or lending of ordinary shares solely to the extent necessary to satisfy the exercise price due by a warrant holder, or the net proceeds due to such warrant holder, in either case of any equity awards outstanding on the date hereof granted pursuant to our equity incentive plans described in this prospectus supplement or the documents incorporated by reference herein, provided that, in each case of any such transfers, lending or pledges under this bullet (b), no filing under Section 16(a) of the Exchange Act (or the equivalent thereof in non-U.S. jurisdictions, other than any filing required under Section 19 of the Market Abuse Regulation, which shall include a statement to the effect that such filing relates to a temporary stock loan for the purposes of facilitating exercises of warrants issued pursuant to the Company’s employee benefit plans) shall be required or shall be voluntarily made in connection with such transfers or lending.

In addition, such person has agreed that, without the prior written consent of the representatives, they will not, during the restricted period, make any demand for or exercise any right with respect to, the registration of any ordinary shares, ADSs or any warrant or other security convertible into or exercisable or exchangeable for ordinary shares or ADSs.

For purposes of the foregoing paragraphs, “Change of Control” shall mean the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons (other than an underwriter pursuant to this offering), of our voting securities if, after such transfer, such person or group of affiliated persons would hold more than 50% of our outstanding voting securities (or the surviving entity).

The representatives, in their sole discretion, may release the ordinary shares, ADSs and other securities subject to the lock-up agreements described above in whole or in part at any time.

In order to facilitate the offering of the ADSs, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the ADSs for 30 days from the date of this prospectus supplement. Specifically, the underwriters may sell more ADSs than they are obligated to purchase under the underwriting agreement, creating a short position. A short sale is covered if the short position is no greater than the number of ADSs, as the case may be, available for purchase by the underwriters under their option to purchase additional

ADSs. The underwriters can close out a covered short sale by exercising their option to purchase additional ADSs or purchasing to close out a covered short sale, the underwriters will consider, among other things, the open market price compared to the price available under their option to purchase additional ADSs. The underwriters may also sell ADSs in excess of their option to purchase additional ADSs, creating a naked short position. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the ADSs in the open market after pricing that could adversely affect investors who purchase in this offering. As an additional means of facilitating this offering, the underwriters may bid for, and purchase, ADSs in the open market to stabilize the price of the ADSs. These activities may raise or maintain the market price of the ADSs above independent market levels or prevent or retard a decline in the market price of the ADSs. The underwriters are not required to engage in these activities and may end any of these activities at any time.

We and the underwriters have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act.

A prospectus supplement in electronic format may be made available on websites maintained by the underwriters, or selling group members, if any, participating in this offering. The underwriters may agree to allocate a number of ADSs for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriters that may make Internet distributions on the same basis as other allocations.

The underwriters and their affiliates are full service financial institutions, and they therefore may, in the future, perform various activities for us, including, without limitation, securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities, for which they received or will receive customary fees and expenses.

In addition, in the ordinary course of their various business activities, the underwriters and their affiliates may make or hold our securities and instruments for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. The underwriters and their affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or instruments and may at any time recommend to clients that they acquire, long or short positions in such securities and instruments.

Selling Restrictions

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), an offer to the public of any ADSs may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any ADSs may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

(a) to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b) to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives for any such offer; or

(c) in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of ADSs shall result in a requirement for the publication by us or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any ADSs in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any ADSs to be offered so as to enable an investor to decide to purchase any ADSs, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive), and includes any relevant implementing measure in the Relevant Member State, and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

United Kingdom

The underwriters have represented and agreed that:

(a)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 received by it in connection with the issue or sale of the ADSs in circumstances in which Section 21(1) of the Financial Services and Markets Act 2000 does not apply to us; and

(b)	it has complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000 with respect to anything done by it in relation to the ADSs in, from or otherwise involving the United Kingdom.

Canada

The securities may be sold only to purchasers purchasing or deemed to be purchasing as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Hong Kong

The securities may not be offered or sold by means of any document other than (1) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong); (2) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder; or (3) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation, or document relating to the securities may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder.

Japan

The securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan and the underwriters have agreed that it will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Malaysia

No prospectus or other offering material or document in connection with the offer and sale of the securities has been or will be registered with the Securities Commission of Malaysia, or Commission, for the Commission’s approval pursuant to the Capital Markets and Services Act 2007. Accordingly, this prospectus supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the securities may not be circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Malaysia other than (i) a closed end fund approved by the Commission; (ii) a holder of a Capital Markets Services License; (iii) a person who acquires the securities as principal, if the offer is on terms that the securities may only be acquired at a consideration of not less than RM250,000 (or its equivalent in foreign currencies) for each transaction; (iv) an individual whose total net personal assets or total net joint assets with his or her spouse exceeds RM3 million (or its equivalent in foreign currencies), excluding the value of the primary residence of the individual; (v) an individual who has a gross annual income exceeding RM300,000 (or its equivalent in foreign currencies) per annum in the preceding twelve months; (vi) an individual who, jointly with his or her spouse, has a gross annual income of RM400,000 (or its equivalent in foreign currencies), per annum in the preceding twelve months; (vii) a corporation with total net assets exceeding RM10 million (or its equivalent in a foreign currencies) based on the last audited accounts; (viii) a partnership with total net assets exceeding RM10 million (or its equivalent in foreign currencies); (ix) a bank licensee or insurance licensee as defined in the Labuan Financial Services and Securities Act 2010; (x) an Islamic bank licensee or takaful licensee as defined in the Labuan Financial Services and Securities Act 2010; and (xi) any other person as may be specified by the Commission; provided that, in the each of the preceding categories (i) to (xi), the distribution of the securities is made by a holder of a Capital Markets Services License who carries on the business of dealing in securities. The distribution in Malaysia of this prospectus is subject to Malaysian laws. This prospectus supplement and the accompanying prospectus do not constitute and may not be used for the purpose of public offering or an issue, offer for subscription or purchase, invitation to subscribe for or purchase any securities requiring the registration of a prospectus with the Commission under the Capital Markets and Services Act 2007.

Singapore

This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the securities may not be circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or the SFA; (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA. Where the securities are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares, and debentures of that corporation, or the beneficiaries’ rights and interest in that trust shall not be transferable for six months after that corporation or that trust has acquired the securities under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or SIX, or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the securities or the offering may be publicly distributed or otherwise made publicly available in Switzerland. Neither this document nor any other offering or marketing material relating to the offering, the company, or the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or CISA. The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of the securities.

Taiwan

The securities have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the securities in Taiwan.

LEGAL MATTERS

The validity of the ADSs and certain other matters governed by U.S. federal and New York state law will be passed upon for us by Goodwin Procter LLP, Boston, Massachusetts, our U.S. counsel. The validity of our ordinary shares and certain other matters governed by Belgian law will be passed upon for us by Argo BV o.v.v.e. CVBA, our Belgian counsel. Certain legal matters in connection with this offering will be passed upon for the underwriters by Davis Polk & Wardwell LLP, New York, New York, counsel for the underwriters.

EXPERTS

The consolidated financial statements of Galapagos and its consolidated subsidiaries incorporated in this prospectus supplement by reference from our Annual Report on Form 20-F for the year ended December 31, 2017 and the effectiveness of our internal control over financial reporting have been audited by Deloitte Bedrijfsrevisoren BV o.v.v.e. CVBA, an independent registered public accounting firm located at Gateway Building, Luchthaven Nationaal, 1J, 1930 Zaventem, Belgium, as stated in its reports, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement, of which this prospectus supplement is a part, covering the securities offered hereby. As allowed by SEC rules, this prospectus supplement does not include all of the information contained in the registration statement. You are referred to the registration statement and the included exhibits for further information. This prospectus supplement is qualified in its entirety by such other information.

We are subject to the informational requirements of the Exchange Act applicable to foreign private issuers and file annual and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file with the SEC at its Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facility. Additionally, we make these filings available, free of charge, on our website at www.glpg.com as soon as reasonably practicable after we electronically file such materials with, or furnish them to, the SEC.

Information Provided by Us

We will furnish holders of our ordinary shares with annual reports containing audited consolidated financial statements and a report by our independent registered public accounting firm. The audited consolidated financial statements will be prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board. As a “foreign private issuer,” we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders. While we intend to furnish proxy statements to shareholders, those proxy statements are not expected to conform to Schedule 14A of the proxy rules promulgated under the Exchange Act. In addition, as a “foreign private issuer,” we are exempt from the rules under the Exchange Act relating to short swing profit reporting and liability.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it, which means that:

•	incorporated documents are considered part of this prospectus supplement;

•	we can disclose important information to you by referring to those documents; and

•

information that we file with the SEC in the future and incorporate by reference herein will automatically update and supersede information in this prospectus supplement and information previously incorporated by reference herein.

The information that we incorporate by reference is an important part of this prospectus supplement.

Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. Any statement contained in such incorporated documents shall be deemed to be modified or superseded for the purpose of this prospectus to the extent that a subsequent statement contained in another document we incorporate by reference at a later date modifies or supersedes that statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We incorporate herein by reference:

•	our Annual Report on Form 20-F for the year ended December 31, 2017 (File No. 001-37384);

•

our reports on Form 6-K furnished to the SEC on January 3, 2018; January 8, 2018; February 20, 2018; March 21, 2018; March 23, 2018; April 16, 2018; April 24, 2018; April 25, 2018; April 27, 2018; May 1, 2018; May 2, 2018; May 22, 2018; June 5, 2018; June 15, 2018; June 21, 2018; June 27, 2018; June 29, 2018; July 9, 2018; July 19, 2018; August 2, 2018; September 6, 2018; and September 11, 2018 (other than portions of each of the foregoing expressly excluded from incorporation by reference) (File No. 001-37384);

•

the description of ordinary shares contained in our Registration Statement on Form 8-A, filed with the SEC on May 8, 2015 (File No. 001-37384), including any subsequent amendments or reports filed for the purpose of updating such description; and

•

any document filed in the future with the SEC under Sections 13(a) and 13(c) or 15(d) of the Exchange Act after the date of this prospectus supplement and until this offering is completed. Any report on Form 6-K that we furnish to the SEC on or after the date of this prospectus supplement (or portions thereof) is incorporated by reference in this prospectus supplement only to the extent that the report expressly states that we incorporate it (or such portions) by reference in this prospectus supplement and that it is not subsequently superseded.

You may also request a copy of documents incorporated by reference at no cost, by contacting us orally or in writing at the following address and telephone number: Investor Relations, Generaal De Wittelaan L11 A3, 2800 Mechelen, Belgium, Tel. No.: +32 15 342 900.

Our Annual Report on Form 20-F for the year ended December 31, 2017 and any other information incorporated by reference is considered to be a part of this prospectus supplement. The information in this prospectus supplement, to the extent applicable, automatically updates and supersedes the information in our Annual Report on Form 20-F for the year ended December 31, 2017.

Neither we nor the underwriters have authorized any person to provide you with information different from that contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus or any free writing prospectus prepared by us or on our behalf or to which we may have referred you in connection with this offering. We take no responsibility for, and can provide no assurance as to the reliability of, any other information others may give you. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date on the front.

PROSPECTUS

Ordinary Shares

Ordinary Shares in the Form of American Depositary Shares

Preference Shares

Preference Shares in the Form of American Depositary Shares

Warrants

Units

Debt Securities

By this prospectus, we and/or our selling securityholders may offer and sell from time to time, in one or more offerings, together or separately, ordinary shares; ordinary shares in the form of American Depositary Shares, or ADSs; preference shares; preference shares in the form of ADSs; warrants; units; debt securities or any combination thereof as described in this prospectus. Any ADS will represent a specified number of ordinary shares or preference shares. The warrants may be convertible into or exercisable or exchangeable for ordinary shares or preference shares or debt securities, the preference shares may be convertible into or exchangeable for ordinary shares and the debt securities may be convertible into or exchangeable for ordinary shares or preference shares or other debt securities. You should carefully read this prospectus, any prospectus supplement and any free writing prospectus, as well as any documents incorporated in any of the foregoing by reference, before you invest in our securities. This prospectus may not be used to sell our securities unless accompanied by a prospectus supplement. A prospectus supplement or any related free writing prospectus may also add to, update, supplement or clarify information contained in this prospectus.

Our ordinary shares in the form of ADSs are traded on the NASDAQ Global Select Market under the symbol “GLPG.” Our ordinary shares are traded on Euronext Amsterdam and Euronext Brussels under the symbol “GLPG.”

We and/or our selling securityholders may offer and sell our securities to or through one or more agents, underwriters, dealers or other third parties or directly to one or more purchasers on a continuous or delayed basis. If agents, underwriters or dealers are used to sell our securities, we and/or our selling securityholders will name them and describe their compensation in a prospectus supplement. The price to the public of our securities and the net proceeds we expect to receive from the sale of such securities will also be set forth in a prospectus supplement. We will not receive any proceeds from the sale of securities by selling securityholders.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD REVIEW CAREFULLY THE RISKS AND UNCERTAINTIES REFERENCED UNDER THE HEADING “RISK FACTORS” ON PAGE 4 OF THIS PROSPECTUS AS WELL AS THOSE CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT AND ANY RELATED FREE WRITING PROSPECTUS, AND IN THE OTHER DOCUMENTS THAT ARE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS OR THE APPLICABLE PROSPECTUS SUPPLEMENT.

Neither the U.S. Securities and Exchange Commission, nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated June 1, 2016

i

We are responsible for the information contained and incorporated by reference in this prospectus, in any accompanying prospectus supplement, and in any related free writing prospectus we prepare or authorize. We have not authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this documentation are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document, unless the information specifically indicates that another date applies. Our business, financial condition, results of operations and prospectus may have changed since those dates.

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act.

Under this shelf registration, we and/or our selling securityholders may offer our ordinary shares or preference shares, ordinary shares or preference shares in the form of ADSs, various series of warrants to purchase ordinary shares or preference shares or debt securities, units, debt securities or any combination thereof, from time to time in one or more offerings. This prospectus only provides you with a general description of the securities that we and/or our selling securityholders may offer. Each time we and/or our selling securityholders offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the specific terms of the offering. If any such securities are to be listed or quoted on a securities exchange or quotation system, the applicable prospectus supplement will say so. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. This prospectus may not be used to sell our securities unless accompanied by a prospectus supplement. Each such prospectus supplement and any free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents incorporated by reference into this prospectus. We urge you to carefully read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the headings “Where You Can Find More Information” and “Incorporation by Reference” before you invest in our securities.

Neither we nor any selling securityholders have authorized anyone to provide you with information in addition to or different from that contained in this prospectus, any applicable prospectus supplement and any related free writing prospectus. We take no responsibility for, and can provide no assurances as to the reliability of, any information not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus that we and/or our selling securityholders may authorize to be provided to you. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

Unless otherwise mentioned or unless the context requires otherwise, throughout this prospectus, any applicable prospectus supplement and any related free writing prospectus, the words “Galapagos,” “GLPG,” “we,” “us,” “our,” “the company,” “our company” or similar references refer to Galapagos NV and its consolidated subsidiaries; and the term “securities” refers collectively to our ordinary shares, ordinary shares in the form of ADSs, preference shares, preference shares in the form of ADSs, warrants to purchase ordinary shares or preference shares or debt securities, units, debt securities, or any combination of the foregoing securities.

Unless otherwise indicated, all references to “U.S. dollars,” “USD,” “dollars,” “US$” and “$” in this prospectus are to the lawful currency of the United States of America and references to “Euro,” “EUR,” and “€” are to the lawful currency of Belgium. Our audited consolidated financial statements have been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board. Our consolidated financial statements are presented in euros. We have a fiscal year end of December 31.

ABOUT THE COMPANY

We are a clinical-stage biotechnology company specialized in the discovery and development of small molecule medicines with novel modes of action, addressing disease areas of high unmet medical need. Execution on our proprietary drug target discovery platform has delivered a pipeline consisting of Phase 2, Phase 1, pre-clinical, and discovery programs in inflammation; cystic fibrosis, or CF; osteoarthritis and other indications. Our highly flexible platform offers applicability across a broad set of therapeutic areas. Our lead programs include filgotinib, for which our collaboration partner Gilead Sciences, Inc. plans to start Phase 3 trials in rheumatoid arthritis and Crohn’s disease and a Phase 2/3 trial in ulcerative colitis in 2016; GLPG1837, for which we started a Phase 2 program in February 2016 in certain mutations of CF; GLPG1690, for which we began a Phase 2a trial for idiopathic pulmonary fibrosis in April 2016; GLPG1972, a candidate drug aiming at treating osteoarthritis for which we initiated a Phase 1 first-in-human trial in November 2015; MOR106, a human monoclonal antibody for which we initiated a Phase 1 trial in April 2016; GLPG2222, a CF corrector candidate for which we initiated a Phase 1 trial in January 2016; GLPG2451, a CF potentiator candidate for which we initiated a Phase 1 trial in May 2016; and a series of novel potentiators and correctors for CF in pre-clinical stages. Except for our CF program, these programs are derived from our proprietary target discovery platform, and it is our goal to develop these programs into best-in-class treatments.

Corporate Profile

Our legal and commercial name is Galapagos NV. We are a limited liability company incorporated in the form of a naamloze vennootschap / société anonyme under Belgian law. We were incorporated in Belgium on June 30, 1999 for an unlimited duration. We are registered with the Register of Legal Entities (Antwerp, division Mechelen) under the enterprise number 0466.460.429. The mailing address for our principal executive offices is Generaal De Wittelaan L11 A3, 2800 Mechelen, Belgium, and our main telephone number is +32 15 34 29 00. We maintain an Internet website at the following address: www.glpg.com. The information on, or that can be accessed through, our website does not constitute part of this prospectus or any supplement to this prospectus.

Our ordinary shares in the form of ADSs have been listed on the NASDAQ Global Select Market under the symbol “GLPG” since May 14, 2015. Our ordinary shares have been trading on Euronext Amsterdam and Euronext Brussels under the symbol “GLPG” since May 6, 2005.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks described in the documents incorporated by reference in this prospectus and any prospectus supplement, as well as other information we include or incorporate by reference into this prospectus and any applicable prospectus supplement, before making an investment decision. Our business, financial condition or results of operations could be materially adversely affected by the materialization of any of these risks. The trading price of our securities could decline due to the materialization of any of these risks, and you may lose all or part of your investment. This prospectus and the documents incorporated herein by reference also contain forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described in the documents incorporated herein by reference, including (i) the Annual Report on Form 20-F for the year ended December 31, 2015 filed with the SEC on March 25, 2016 (File No. 001-37384), which is incorporated herein by reference, and (ii) other documents we file with the SEC that are deemed incorporated by reference into this prospectus.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including any supplement to this prospectus and the documents incorporated herein by reference, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are based on our management’s beliefs and assumptions and on information currently available to our management. All statements other than present and historical facts and conditions contained in this prospectus, including any supplement to this prospectus and the documents that are incorporated in this prospectus, including statements regarding our future results of operations and financial positions, business strategy, plans and our objectives for future operations, are forward-looking statements. When used in this prospectus, including any supplement to this prospectus and the documents that are incorporated in this prospectus, the words “anticipate,” “believe,” “can,” “could,” “estimate,” “expect,” “intend,” “is designed to,” “may,” “might,” “plan,” “potential,” “predict,” “objective,” “should,” or the negative of these and similar expressions identify forward-looking statements. Forward-looking statements include, but are not limited to, statements about:

•	the initiation, timing, progress and results of our pre-clinical studies and clinical trials, and our research and development programs;

•	our ability to advance product candidates into, and successfully complete, clinical trials;

•	our reliance on the success of our product candidate filgotinib and other product candidates;

•	the timing or likelihood of regulatory filings and approvals;

•	our ability to develop sales and marketing capabilities;

•	the commercialization of our product candidates, if approved;

•	the pricing and reimbursement of our product candidates, if approved;

•	the implementation of our business model, strategic plans for our business, product candidates and technology;

•	the scope of protection we are able to establish and maintain for intellectual property rights covering our product candidates and technology;

•	our ability to operate our business without infringing the intellectual property rights and proprietary technology of third parties;

•	cost associated with defending intellectual property infringement, product liability, and other claims;

•	regulatory development in the United States, Europe, and other jurisdictions;

•	estimates of our expenses, future revenues, capital requirements and our needs for additional financing;

•	the potential benefits of strategic collaboration agreements and our ability to enter into strategic arrangements;

•	our ability to maintain and establish collaborations or obtain additional grant funding;

•	the rate and degree of market acceptance of our product candidates if approved by regulatory authorities;

•	our financial performance;

•	developments relating to our competitors and our industry, including competing therapies;

•	our ability to effectively manage and anticipated growth;

•	our ability to attract and retain qualified employees and key personnel;

•	our expectations regarding the period during which we qualify as an emerging growth company under the JOBS Act;

•	statements regarding future revenue, hiring plans, expenses, capital expenditures, capital requirements and share performance; and

•	other risks and uncertainties, including those listed under the section titled “Risk Factors.”

You should refer to the section titled “Risk Factors” for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus, any supplements to this prospectus and the documents that we incorporate by reference in this prospectus will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame or at all. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

You should read this prospectus, including any supplements to this prospectus and the documents that we reference in this prospectus and have filed as exhibits to this prospectus, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

This prospectus contains market data and industry forecasts that were obtained from third parties and industry publications. These data involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. We have not independently verified any third-party information. While we believe the market position, market opportunity and market size information included in this prospectus is generally reliable, such information is inherently imprecise.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our historical consolidated ratio of earnings to fixed charges for the periods shown. As of the date of this prospectus, we have no preference shares outstanding and we did not declare or pay any dividends on preference shares for the periods indicated. Therefore, the ratios of earnings to combined fixed charges and preference share dividends are the same as the ratios of earnings to fixed charges presented below.

	Year Ended December 31,
	2012	2013	2014	2015
Ratio of earnings to fixed charges(1)	—	—	—	—

(1)

As our continuing operations reported losses before income taxes for the periods presented, the ratio would indicate less than a one-to-one coverage. Therefore, the Euro amount of the deficiency is disclosed for these periods. Earnings were inadequate to cover fixed charges by €7,599 thousand, €16,135 thousand, €35,201 thousand, and €119,627 thousand for the years ended December 31, 2012, 2013, 2014, and 2015, respectively.

CAPITALIZATION

We intend to include information about our capitalization and indebtedness in prospectus supplements.

PLAN OF DISTRIBUTION

We and/or our selling securityholders may sell our securities from time to time in one or more transactions. We and/or our selling securityholders may sell our securities to or through agents, underwriters, dealers, remarketing firms or other third parties or directly to one or more purchasers or through a combination of any of these methods. In some cases, we or dealers acting with us or on our behalf or with our selling securityholders or on their behalf may also purchase our securities and reoffer them to the public. We and/or our selling securityholders may also offer and sell, or agree to deliver, securities pursuant to, or in connection with, any option agreement or other contractual arrangement.

Agents whom we and/or our selling securityholders designate may solicit offers to purchase our securities.

•

We and/or our selling securityholders will name any agent involved in offering or selling our securities, and disclose any commissions that we and/or our selling securityholders will pay to the agent, in the applicable prospectus supplement.

•	Unless we and/or our selling securityholders indicate otherwise in the applicable prospectus supplement, agents will act on a best efforts basis for the period of their appointment.

•	Agents may be deemed to be underwriters under the Securities Act of any of our securities that they offer or sell.

We and/or our selling securityholders may use an underwriter or underwriters in the offer or sale of our securities.

•

If we and/or our selling securityholders use an underwriter or underwriters, we and/or our selling securityholders will execute an underwriting agreement with the underwriter or underwriters at the time that we and/or our selling securityholders reach an agreement for the sale of our securities.

•

We and/or our selling securityholders will include the names of the specific managing underwriter or underwriters, as well as the names of any other underwriters, and the terms of the transactions, including the compensation the underwriters and dealers will receive, in the applicable prospectus supplement.

•	The underwriters will use the applicable prospectus supplement, together with the prospectus, to sell our securities.

We and/or our selling securityholders may use a dealer to sell our securities.

•	If we and/or our selling securityholders use a dealer, we and/or our selling securityholders will sell our securities to the dealer, as principal.

•	The dealer will then sell our securities to the public at varying prices that the dealer will determine at the time it sells our securities.

•	We and/or our selling securityholders will include the name of the dealer and the terms of the transactions with the dealer in the applicable prospectus supplement.

One or more firms, referred to as “remarketing firms,” may also offer or sell the securities, if a prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as our agents. These remarketing firms will offer or sell the securities in accordance with the terms of the securities. Each prospectus supplement will identify and describe any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

We and/or our selling securityholders may solicit directly offers to purchase our securities, and we and/or our selling securityholders may directly sell our securities to institutional or other investors. We will describe the terms of direct sales in the applicable prospectus supplement.

We and/or our selling securityholders may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) of the Securities Act.

We and/or our selling securityholders may enter into derivative or hedging transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and any accompanying prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We and/or our selling securityholders may also loan or pledge securities covered by this prospectus and any accompanying prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and any accompanying prospectus supplement.

Agents, underwriters and dealers participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We and/or our selling securityholders may indemnify agents, underwriters and dealers against certain liabilities, including liabilities under the Securities Act. Agents, underwriters and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us or our respective affiliates, in the ordinary course of business.

We and/or our selling securityholders may authorize agents and underwriters to solicit offers by certain institutions to purchase our securities at the public offering price under delayed delivery contracts.

•

If we and/or our selling securityholders use delayed delivery contracts, we and/or our selling securityholders will disclose that we and/or our selling securityholders are using them in the prospectus supplement and will tell you when we and/or our selling securityholders will demand payment and when delivery of our securities will be made under the delayed delivery contracts.

•	These delayed delivery contracts will be subject only to the conditions that we describe in the prospectus supplement.

•

We and/or our selling securityholders will describe in the applicable prospectus supplement the commission that underwriters and agents soliciting purchases of our securities under delayed delivery contracts will be entitled to receive.

Unless otherwise specified in connection with a particular underwritten offering of our securities, the underwriters will not be obligated to purchase offered securities unless specified conditions are satisfied, and if the underwriters do purchase any offered securities, they will purchase all offered securities.

Certain underwriters may use this prospectus and any accompanying prospectus supplement for offers and sales related to market-making transactions in the securities. These underwriters may act as principal or agent in these transactions, and the sales will be made at prices related to prevailing market prices at the time of sale. Any underwriters involved in the sale of the securities may qualify as “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. In addition, the underwriters’ commissions, discounts or concessions may qualify as underwriters’ compensation under the Securities Act and the rules of the Financial Industry Regulatory Authority, Inc.

In order to facilitate the offering of the securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we and/or our selling securityholders sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing the applicable security in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if the securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

The underwriters, dealers and agents may engage in other transactions with us, or perform other services for us, in the ordinary course of their business.

We and/or our selling securityholders may effect sales of securities in connection with forward sale, option or other types of agreements with third parties. Any distribution of securities pursuant to any forward sale agreement may be effected from time to time in one or more transactions that may take place through a stock exchange, including block trades or ordinary broker’s transactions, or through broker-dealers acting either as principal or agent, or through privately-negotiated transactions, or through an underwritten public offering, or through a combination of any such methods of sale, at market prices prevailing at the time of sale, prices relating to such prevailing market prices or at negotiated or fixed prices.

The specific terms of the lock-up provisions, if any, with respect to any given offering will be described in the applicable prospectus supplement.

The expenses of any offering of our securities will be detailed in the applicable prospectus supplement.

We and/or our selling securityholders will identify the specific plan of distribution, including any agents, underwriters, dealers, remarketing firms or other third parties and their compensation in a prospectus supplement.

DESCRIPTION OF SHARE CAPITAL

The following description is a summary of certain information relating to our share capital, certain provisions of our articles of association and the Belgian Companies Code. Because this description is a summary, it may not contain all of the information important to you. Accordingly, this description is qualified entirely by reference to the description of our share capital and the material terms of our articles of association contained in the documents incorporated herein by reference, including our most recent Annual Report on 20-F, as updated by other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein, together with our articles of association, a copy of which has been filed as an exhibit hereto. Please see the section of this prospectus entitled “Where You Can Find More Information.”

The following description includes comparisons of certain provisions of our articles of association and the Belgian Companies Code applicable to us and the Delaware General Corporation Law, or the DGCL, the law under which many publicly listed companies in the United States are incorporated. Because such statements are summaries, they do not address all aspects of Belgian law that may be relevant to us and our shareholders or all aspects of Delaware law which may differ from Belgian law, and they are not intended to be a complete discussion of the respective rights.

Share Capital

Share Capital and Shares

Our share capital consists of ordinary shares without par value. Our share capital is fully paid-up. Our shares are not separated into classes. As of May 20, 2016, our issued and paid-up share capital amounted to €249,394,222.78 represented by 46,109,508 ordinary shares without par value, each representing an identical fraction of our share capital. As of May 20, 2016, we had eight shareholders who held shares in registered form, representing 15.8% of our ordinary shares. The remainder of our ordinary shares are in dematerialized form. As of May 20, 2016, neither we nor any of our subsidiaries held any of our own shares.

As of May 20, 2016, assuming that all of our ordinary shares represented by ADSs are held by residents of the United States, we estimate that approximately 19% of our outstanding ordinary shares were held in the United States by an estimated 35 holders of record.

Other Outstanding Securities

In addition to the shares already outstanding, we have granted warrants, which upon exercise will lead to an increase in the number of our outstanding shares. A total of 2,981,227 warrants (where each warrant entitles the holder to subscribe for one new ordinary share) were outstanding and granted as of May 20, 2016, which represent approximately 6.5% of the total number of all our issued and outstanding voting financial instruments. Apart from the warrants and warrant plans, we do not currently have other stock options, options to purchase securities, convertible securities or other rights to subscribe for or purchase securities outstanding. For further information, see our most recent Annual Report on Form 20-F, as updated by other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein.

Board of Directors

Belgian law does not specifically regulate the ability of directors to borrow money from our company.

Article 523 of the Belgian Companies Code provides that if one of our directors directly or indirectly has a personal financial interest that conflicts with a decision or transaction that falls within the powers of our board of directors, the director concerned must inform our other directors before our board of directors makes any decision on such transaction. The auditor must also be notified. The director may neither participate in the deliberation nor vote on the conflicting decision or transaction. An extract of the minutes of the meeting of our board of directors that sets forth the financial impact of the matter on the company and justifies the decision of our board of directors must be published in our annual report. The auditor’s report on the annual accounts must contain a description of the financial impact on us of each of the decisions of our board of directors where directors’ conflicts of interests arise.

The DGCL generally permits transactions involving a Delaware corporation and an interested director of that corporation if (i) the material facts as to the director’s relationship or interest and as to the transaction are disclosed and a majority of disinterested directors consent, (ii) the material facts are disclosed as to the director’s relationship or interest and a majority of shares entitled to vote thereon consent or (iii) the transaction is fair to the corporation at the time it is authorized by the board of directors, a committee of the board of directors or the stockholders.

We rely on a provision in the Listing Rules of the NASDAQ Stock Market that allows us to follow Belgian corporate law with respect to certain aspects of corporate governance. This allows us to continue following certain corporate governance practices that differ in significant respects from the corporate governance requirements applicable to U.S. companies listed on NASDAQ. For example, the Listing Rules of the NASDAQ Stock Market require that for any shareholders’ meeting, the quorum must be no less than 33 1⁄3% of the outstanding ordinary shares. There is no quorum requirement under Belgian law for our shareholders’ meetings, except as provided for by law in relation to decisions regarding certain matters. See “Description of Securities—Ordinary Shares—Right to Attend and Vote at Our Shareholders’ Meeting—Quorum and Majority Requirements.”

Form and Transferability of Our Shares

All of our shares belong to the same class of securities and are in registered form or in dematerialized form. All of our outstanding shares are fully paid-up and freely transferable, subject to any contractual restrictions.

Currency

Our share capital, which is represented by our outstanding ordinary shares, is denominated in euros.

Changes to Our Share Capital

Changes to our share capital are decided by our shareholders, which may at any time resolve to increase or decrease our share capital. Any such resolution must satisfy the quorum and majority requirements that apply to an amendment of the articles of association, as described in “Description of Securities—Ordinary Shares—Right to Attend and Vote at Our Shareholders’ Meeting—Quorum and Majority Requirements.” No shareholder is liable to make any further contribution to our share capital other than with respect to shares held by such shareholder that would not be fully paid-up.

Share Capital Increases by Our Board of Directors

Subject to the quorum and majority requirements described in “Description of Securities—Ordinary Shares—Right to Attend and Vote at Our Shareholders’ Meeting—Quorum and Majority Requirements,” our shareholders’ meeting may authorize our board of directors, within certain limits, to increase our share capital without any further approval being required from our shareholders’ meeting. Such pre-authorized capital increase is referred to as authorized capital. This authorization can only be granted for a renewable period of a maximum of five years and may not exceed the amount of the registered share capital at the time of the authorization. On April 26, 2016, our shareholders’ meeting renewed the authorization in respect of the authorized capital for a period of five years.

Without prejudice to more restrictive rules set forth by law, our board of directors was authorized at our shareholders’ meeting to increase our registered capital at one or more times in an amount up to €49,726,531.42, i.e., 20% of the share capital existing at the moment of the convening to the shareholders’ meeting granting this authority.

Normally, the authorization of the board of directors to increase our share capital through contributions in kind or in cash with cancellation or limitation of the preferential subscription right of the existing shareholders is suspended if we are notified by the Belgian Financial Services and Markets Authority, or FSMA, of a public takeover bid on our financial instruments. The shareholders can, however, authorize the board of directors to increase the share capital by issuing shares in an amount of not more than 10% of the existing shares at the time of such a public takeover bid. Our board of directors is currently not authorized to do so.

As of May 20, 2016, none of the authorized capital was used, so that the full amount of €49,726,531.42 still remained available under the authorized capital. As of the date hereof, our board of directors may decide to issue up to 9,191,595 ordinary shares pursuant to this authorization, without taking into account however subsequent issuances under our warrant programs or otherwise.

Preferential Subscription Rights

In the event of a share capital increase for cash through the issuance of new shares, or in the event we issue convertible bonds or warrants, our existing shareholders have a preferential right to subscribe, pro rata, to the new shares, convertible bonds or warrants. These preferential subscription rights are transferable during the subscription period. Our board of directors may decide that preferential subscription rights that were not exercised by any shareholders shall accrue proportionally to the other shareholders that have already exercised their preferential subscription rights and may fix the practical terms for such subscription.

Our shareholders’ meeting may resolve to limit or cancel this preferential subscription right, subject to special reporting requirements. Such resolution must satisfy the same quorum and majority requirements as the decision to increase our share capital.

Shareholders may also decide to authorize our board of directors to limit or cancel the preferential subscription right within the framework of the authorized capital, subject to the terms and conditions set forth in the Belgian Companies Code. Our board of directors currently has the authority, for a period of five years starting from the date of publication in the Annexes to the Belgian State Gazette of the authorization granted by the shareholders’ meeting on April 26, 2016, to increase the share capital within the framework of the authorized capital, and the right to limit or cancel the preferential subscription right within the framework of the authorized capital. See also “—Share Capital Increases by Our Board of Directors” above.

Under the DGCL, stockholders of a Delaware corporation have no preemptive rights to subscribe for additional issues of stock or to any security convertible into such stock unless, and to the extent that, such rights are expressly provided for in the corporation’s certificate of incorporation.

Purchases and Sales of Our Own Shares

We may only repurchase our own shares pursuant to an authorization of our shareholders’ meeting taken under the conditions of quorum and majority provided for in the Belgian Companies Code. Pursuant to the Belgian Companies Code, such a decision requires a quorum of shareholders holding an aggregate of at least 50% of the share capital and approval by a majority of at least 80% of the share capital present or represented. If there is no quorum, a second meeting must be convened. No quorum is required at the second meeting, but the relevant resolution must be approved by a majority of at least 80% of the share capital present or represented.

Within such authorization, we may only repurchase our own shares if the amount that we would use for repurchase is available for distribution. Currently we have no such an authorization and we neither have any funds available for distribution, nor own any of our own shares.

Under the DGCL, a Delaware corporation may purchase or redeem its own shares, unless the capital of the corporation is impaired or the purchase or redemption would cause an impairment of the capital of the corporation.

Belgian Legislation

Disclosure of Significant Shareholdings

The Belgian Law of May 2, 2007 on the disclosure of significant shareholdings in issuers whose securities are admitted to trading on a regulated market requires each person or legal entity acquiring or transferring our shares (directly or indirectly, by ownership of ADSs or otherwise) to notify us and the Belgian FSMA each time their shareholding crosses (upwards or downwards) a threshold of 5% of the total number of outstanding voting rights or a multiple thereof.

Similarly, if as a result of events changing the breakdown of voting rights, the percentage of the voting rights reaches, exceeds or falls below any of the above thresholds, disclosure is required even when no acquisition or disposal of shares or ADSs has occurred (e.g., as a result of a capital increase or a capital decrease). Finally, disclosure is also required when persons acting in concert enter into, modify or terminate their agreement resulting in their voting rights reaching, exceeding or falling below any of the above thresholds.

The disclosure statements must be addressed to the Belgian FSMA and to us at the latest on the fourth trading day following the day on which the circumstance giving rise to the disclosure occurred. Unless otherwise provided by law, a shareholder shall only be allowed to vote at our shareholders’ meeting the number of shares such shareholder validly disclosed at the latest twenty days before such meeting.

In accordance with U.S. federal securities laws, holders of our ordinary shares and holders of ADSs will be required to comply with disclosure requirements relating to their ownership of our securities. Any person that, after acquiring beneficial ownership of our ordinary shares or the ADSs, is the beneficial owners of more than 5% of our outstanding ordinary shares or ordinary shares underlying ADSs must file with the SEC a Schedule 13D or Schedule 13G, as applicable, disclosing the information required by such schedules, including the number of our ordinary shares or ordinary shares underlying ADSs that such person has acquired (whether alone or jointly with one or more other persons). In addition, if any material change occurs in the facts set forth in the report filed on Schedule 13D (including a more than 1% increase or decrease in the percentage of the total shares beneficially owned), the beneficial owner must promptly file an amendment disclosing such change.

Disclosure of Net Short Positions

Pursuant to the Regulation (EU) No. 236/2012 of the European Parliament and the Council on short selling and certain aspects of credit default swaps, any person that acquires or disposes of a net short position relating to our issued share capital, whether by a transaction in shares or ADSs, or by a transaction creating or relating to any financial instrument where the effect or one of the effects of the transaction is to confer a financial advantage on the person entering into that transaction in the event of a decrease in the price of such shares or ADSs is required to notify the Dutch AFM (Stichting Autoriteit Financiële Markten) if, as a result of such acquisition or disposal his net short position reaches, exceeds or falls below 0.2% of our issued share capital and each 0.1% above that. If the net short position reaches 0.5%, and also at every 0.1% above that, the Dutch AFM will disclose the net short position to the public.

Public Takeover Bids

The European Takeover Directive 2004/25/EC of 21 April 2004 has been implemented in Belgium through the Law of April 1, 2007 on public takeovers, or the Takeover Law, the Royal Decree of April 27, 2007 on public takeovers and the Royal Decree of April 27, 2007 on squeeze-out bids.

Public takeover bids in Belgium for our shares or other securities giving access to voting rights are subject to supervision by the Belgian FSMA. The Takeover Law determines when a bid is deemed to be public in Belgium. Public takeover bids must be extended to all of our voting securities, as well as all other securities giving access to voting rights. Prior to making a bid, a bidder must publish a prospectus that has been approved by the Belgian FSMA prior to publication.

The Takeover Law provides that a mandatory bid must be launched on all our shares (and our other securities giving access to voting rights), if a person, as a result of its own acquisition or the acquisition by persons acting in concert with it or by persons acting for its account, directly or indirectly holds more than 30% of our voting securities (directly or through ADSs).

Squeeze-out

Pursuant to Article 513 of the Belgian Companies Code and the regulations promulgated thereunder, a person or legal entity, or different persons or legal entities acting alone or in concert, that own together with the company 95% of the securities with voting rights in a public company are entitled to acquire the totality of the securities with voting rights in that company following a squeeze-out offer. The securities that are not voluntarily tendered in response to such an offer are deemed to be automatically transferred to the bidder at the end of the procedure. At the end of the procedure, the company is no longer deemed a public company, unless bonds issued by the company are still spread among the public. The consideration for the securities must be in cash and must represent the fair value (verified by an independent expert) in order to safeguard the interests of the transferring shareholders.

The DGCL provides for stockholder appraisal rights, or the right to demand payment in cash of the judicially determined fair value of the stockholder’s shares, in connection with certain mergers and consolidations.

Limitations on the Right to Own Securities

Neither Belgian law nor our articles of association impose any general limitation on the right of non-residents or foreign persons to hold our securities or exercise voting rights on our securities other than those limitations that would generally apply to all shareholders.

Exchange Controls and Limitations Affecting Shareholders

There are no Belgian exchange control regulations that impose limitations on our ability to make, or the amount of, cash payments to residents of the United States.

We are in principle under an obligation to report to the National Bank of Belgium certain cross-border payments, transfers of funds, investments and other transactions in accordance with applicable balance-of-payments statistical reporting obligations. Where a cross-border transaction is carried out by a Belgian credit institution on our behalf, the credit institution will in certain circumstances be responsible for the reporting obligations.

DESCRIPTION OF SECURITIES

We or our selling securityholders may offer ordinary shares, preference shares, ordinary or preference shares in the form of ADSs, warrants, units, debt securities, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt, or any combination thereof from time to time in one or more offerings under this prospectus at prices and on terms to be determined at the time of any offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement and/or free writing prospectus that will describe the specific amounts, prices and other important terms of the securities.

ADSs

A description of our ordinary share ADSs, each of which represents one of our ordinary shares, can be found in our most recent Annual Report on Form 20-F as updated by other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein.

Ordinary Shares

The following description is a summary of certain information relating to the rights and benefits attached to our ordinary shares, certain provisions of our articles of association and the Belgian Companies Code. Because this description is a summary, it may not contain all of the information important to you. Accordingly, this description is qualified entirely by reference to the description of our share capital and the material terms of our articles of association contained in our most recent Annual Report on Form 20-F as updated by other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein, together with our articles of association, a copy of which has been filed as an exhibit hereto. Please see the section of this prospectus entitled “Where You Can Find More Information.”

Right to Attend and Vote at Our Shareholders’ Meeting

Annual Shareholders’ Meeting

Pursuant to our articles of association, our annual shareholders’ meeting is held each year on the last Tuesday of the month of April, at 2 p.m. (Central European Time), at our registered office or at any other place in Belgium mentioned in the convening notice of the meeting. If this date is a public holiday in Belgium or in The Netherlands, the meeting is held on the following day that is a business day both in Belgium and in The Netherlands, at the same time.

Special and Extraordinary Shareholders’ Meetings

Our board of directors or the auditor (or the liquidators, if appropriate) may, whenever our interests so require, convene a special or extraordinary shareholders’ meeting. Such shareholders’ meeting must also be convened when one or more shareholders holding at least one-fifth of our share capital so requests.

Under the DGCL, special meetings of the stockholders of a Delaware corporation may be called by such person or persons as may be authorized by the certificate of incorporation or by the bylaws of the corporation, or if not so designated, as determined by the board of directors. Stockholders generally do not have the right to call meetings of stockholders, unless that right is granted in the certificate of incorporation or the bylaws.

Notices Convening Shareholders’ Meetings

Convening notices of our shareholders’ meetings contain the agenda of the meeting, indicating the items to be discussed as well as any proposed resolutions that will be submitted at the meeting. One or more shareholders holding at least 3% of our share capital may request for items to be added to the agenda of any convened meeting and submit proposed resolutions in relation to existing agenda items or new items to be added to the agenda, provided that:

•	they prove ownership of such shareholding as at the date of their request and record their shares representing such shareholding on the record date; and

•

the additional items for the agenda and any proposed resolutions have been submitted in writing by these shareholders to the board of directors at the latest on the twenty-second day preceding the day on which the relevant shareholders’ meeting is held.

The shareholding must be proven by a certificate evidencing the registration of the relevant shares in the share register of the company or by a certificate issued by the authorized account holder or the clearing organization certifying the book-entry of the relevant number of dematerialized shares in the name of the relevant shareholder(s).

The convening notice must be published in the Belgian Official Gazette (Belgisch Staatsblad / Moniteur belge) at least thirty days prior to the shareholders’ meeting. In the event a second convening notice is necessary and the date of the second meeting is mentioned in the first convening notice, that period is seventeen days prior to the second shareholders’ meeting. The notice must also be published in a national newspaper thirty days prior to the date of the shareholders’ meeting, except if the meeting concerned is an annual shareholders’ meeting held at the municipality, place, day and hour mentioned in the articles of association and its agenda is limited to the examination of the annual accounts, the annual report of the board of directors, the annual report of the auditor, the vote on the discharge of the directors and the auditor and the vote on the items referred to in Article 554, paragraphs 3 and 4 of the Belgian Companies Code (i.e., in relation to a remuneration report or severance pay). Convening notices of all our shareholders’ meetings and all related documents, such as specific board and auditor’s reports, are also published on our website.

Convening notices must also be sent thirty days prior to the shareholders’ meeting to the holders of registered shares, holders of registered bonds, holders of registered warrants, holders of registered certificates issued with our cooperation and to our directors and auditor. This communication is made by ordinary letter unless the addressees have individually and expressly accepted in writing to receive the notice by another form of communication, without having to give evidence of the fulfillment of such formality.

Under the DGCL, unless otherwise provided in the certificate of incorporation or bylaws, written notice of any meeting of the stockholders of a Delaware corporation must be given to each stockholder entitled to vote at the meeting not less than ten nor more than sixty days before the date of the meeting and shall specify the place, date, hour and, in the case of a special meeting, the purpose of the meeting.

Admission to Meetings

A shareholder is only entitled to participate in and vote at a shareholders’ meeting, irrespective of the number of shares he owns on the date of the shareholders’ meeting, provided that his shares are recorded in his name at midnight (Central European Time) at the end of the fourteenth day preceding the date of the shareholders’ meeting, or the record date:

•	in case of registered shares, in our register of registered shares; or

•	in case of dematerialized shares, through book-entry in the accounts of an authorized account holder or clearing organization.

In addition, we (or the person designated by us) must, at the latest on the sixth day preceding the day of the shareholders’ meeting, be notified as follows of the intention of the shareholder to participate in the shareholders’ meeting:

•

in case of registered shares, the shareholder must, at the latest on the above-mentioned date, notify us (or the person designated by us) in writing of his intention to participate in the shareholders’ meeting and of the number of shares he intends to participate in the shareholders’ meeting with by returning a signed paper form, or, if permitted by the convening notice, by sending an electronic form (signed by means of an electronic signature in accordance with the applicable Belgian law) electronically, to us on the address indicated in the convening notice; or

•

in case of dematerialized shares, the shareholder must, at the latest on the above-mentioned date, provide us (or the person designated by us), or arrange for us (or the person designated by us) to be provided with, a certificate issued by the authorized account holder or clearing organization certifying the number of dematerialized shares recorded in the shareholder’s accounts on the record date in respect of which the shareholder has indicated his intention to participate in the shareholders’ meeting.

Each shareholder has the right to attend a shareholders’ meeting and to vote at such meeting in person or through a proxy holder. The proxy holder does not need to be a shareholder. A shareholder may only appoint one person as proxy holder for a particular shareholders’ meeting, except in cases provided for by law. Our board of directors may determine the form of the proxies. The appointment of a proxy holder must in any event take place in paper form or electronically, the proxy must be signed by the shareholder (as the case may be, by means of an electronic signature in accordance with the applicable Belgian law) and we must receive the proxy at the latest on the sixth day preceding the day on which the shareholders’ meeting is held.

Pursuant to Article 7, section 5 of the Belgian Law of May 2, 2007 on the disclosure of significant shareholdings, a transparency declaration has to be made if a proxy holder that is entitled to voting rights above the threshold of 5% or any multiple thereof of the total number of voting rights attached to our outstanding financial instruments on the date of the relevant shareholders’ meeting would have the right to exercise the voting rights at his discretion.

Votes

Each shareholder is entitled to one vote per share.

Voting rights can be suspended in relation to shares:

•	that were not fully paid up, notwithstanding the request thereto of our board of directors;

•	to which more than one person is entitled, except in the event a single representative is appointed for the exercise of the voting right;

•

that entitle their holder to voting rights above the threshold of 5% or any multiple thereof of the total number of voting rights attached to our outstanding financial instruments on the date of the relevant general shareholders’ meeting, except to the extent where the relevant shareholder has notified us and the Belgian FSMA at least twenty days prior to the date of such shareholders’ meeting of its shareholding reaching or exceeding the thresholds above; or

•	of which the voting right was suspended by a competent court or the Belgian FSMA.

Quorum and Majority Requirements

Generally, there is no quorum requirement for our shareholders’ meeting, except as provided for by law in relation to decisions regarding certain matters. Decisions are made by a simple majority, except where the law provides for a special majority.

Under the DGCL, the certificate of incorporation or bylaws of a Delaware corporation may specify the number of shares required to constitute a quorum but in no event shall a quorum consist of less than one-third of shares entitled to vote at a meeting. In the absence of such specifications, a majority of shares entitled to vote shall constitute a quorum.

Matters involving special legal quorum and majority requirements include, among others, amendments to the articles of association, issues of new shares, convertible bonds or warrants and decisions regarding mergers and demergers, which require at least 50% of the share capital to be present or represented and the affirmative vote of the holders of at least 75% of the votes cast. If the quorum is not reached, a second meeting may be convened at which no quorum requirement applies. The special majority requirement for voting, however, remains applicable.

Any modification of our corporate purpose or legal form requires a quorum of shareholders holding an aggregate of at least 50% of the share capital and approval by a majority of at least 80% of the share capital present or represented. If there is no quorum, a second meeting must be convened. At the second meeting, no quorum is required, but the relevant resolution must be approved by a majority of at least 80% of the share capital present or represented.

Right to Ask Questions at Our Shareholders’ Meetings

Within the limits of Article 540 of the Belgian Companies Code, members of our board of directors and our auditor will answer, during the shareholders’ meeting, the questions raised by shareholders. Shareholders can ask questions either during the meeting or in writing, provided that we receive the written questions at the latest on the sixth day preceding the shareholders’ meeting.

Dividends

All shares participate in the same manner in our profits, if any. Pursuant to the Belgian Companies Code, the shareholders can in principle decide on the distribution of profits with a simple majority vote at the occasion of the annual shareholders’ meeting, based on the most recent non-consolidated statutory audited annual accounts, prepared in accordance with the generally accepted accounting principles in Belgium and based on a (non-binding) proposal of our board of directors. The articles of association also authorize our board of directors to declare interim dividends subject to the terms and conditions of the Belgian Companies Code.

Dividends can only be distributed if following the declaration and issuance of the dividends the amount of our net assets on the date of the closing of the last financial year according to the non-consolidated statutory annual accounts (i.e., the amount of the assets as shown in the balance sheet, decreased with provisions and liabilities, all as prepared in accordance with Belgian accounting rules), decreased with the non-amortized costs of incorporation and expansion and the non-amortized costs for research and development, does not fall below the amount of the paid-up capital (or, if higher, the called capital), increased with the amount of non-distributable reserves. In addition, prior to distributing dividends, at least 5% of our annual net profit under our non-consolidated statutory accounts (prepared in accordance with Belgian accounting rules) must be allotted to a legal reserve, until the legal reserve amounts to 10% of the share capital.

The right to payment of dividends expires five years after the board of directors declared the dividend payable.

Under the DGCL, a Delaware corporation may pay dividends out of its surplus (the excess of net assets over capital), or in case there is no surplus, out of its net profits for either or both of the fiscal year in which the dividend is declared and the preceding fiscal year (provided that the amount of the capital of the corporation is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets). Dividends may be paid in the form of shares, property or cash.

Appointment of Directors

Our articles of association provide that our board of directors shall be composed of at least five and a maximum of nine members. The directors are appointed by the shareholders, except in the case of a vacancy, where the board may fill the vacant seat by co-optation.

Liquidation Rights

Our company can only be voluntarily dissolved by a shareholders’ resolution passed with a majority of at least 75% of the votes cast at an extraordinary shareholders’ meeting where at least 50% of the share capital is present or represented. In the event the required quorum is not present or represented at the first meeting, a second meeting needs to be convened through a new convening notice. The second shareholders’ meeting can validly deliberate and decide regardless of the number of shares present or represented.

Under the DGCL, unless the board of directors approves the proposal to dissolve, dissolution of a Delaware corporation must be approved by stockholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. The DGCL allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.

In the event of the dissolution and liquidation of our company, the assets remaining after payment of all debts and liquidation expenses (on a non-consolidated basis) will be distributed to our shareholders, each receiving a sum on a pro rata basis.

If, as a result of losses incurred, the ratio of our net assets (on a non-consolidated basis, determined in accordance with Belgian legal and accounting rules) to share capital is less than 50%, our board of directors must convene a general shareholders’ meeting within two months of the date upon which our board of directors discovered or should have discovered this undercapitalization. At this shareholders’ meeting, our board of directors needs to propose either our dissolution or our continuation, in which case our board of directors must propose measures to redress our financial situation. Our board of directors must justify its proposals in a special report to the shareholders. Shareholders representing at least 75% of the votes validly cast at this meeting have the right to dissolve the company, provided that at least 50% of our share capital is present or represented at the meeting. In the event the required quorum is not present or represented at the first meeting, a second meeting needs to be convened through a new notice. The second shareholders’ meeting can validly deliberate and decide regardless of the number of shares present or represented.

If, as a result of losses incurred, the ratio of our net assets to share capital is less than 25%, the same procedure must be followed, it being understood, however, that in the event shareholders representing 25% of the votes validly cast at the meeting can decide to dissolve the company. If the amount of our net assets has dropped below €61,500 (the minimum amount of share capital of a Belgian limited liability company), any interested party is entitled to request the competent court to dissolve the company. The court can order our dissolution or grant a grace period during which time we must remedy the situation. Holders of ordinary shares have no sinking fund, redemption or appraisal rights.

Preference Shares

We may issue preference shares from time to time, in one or more series. We will set forth in the applicable prospectus supplement a description of the terms and rights of the preference shares that may be offered under this prospectus, including the designation of the series, the number of shares of the series, the preferences and relative, participating, option or other special rights, if any, and any qualifications, limitations or restrictions of such series, and the voting rights, if any, of the holders of the series. Belgian company law and/or our articles of association may require shareholder approval for the establishment of a series of preference shares. We urge you to read the applicable prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of preference shares being offered.

Warrants

We may issue warrants for the purchase of our ordinary shares and/or preference shares and/or ordinary shares or preference shares in the form of ADSs and/or debt securities in one or more series. We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from these securities. We urge you to read the applicable prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the particular series of warrants being offered, as well as the complete warrant agreements and/or warrant certificates that contain the terms of the warrants. Forms of the warrant agreements and/or forms of warrant certificates containing the terms of the warrants being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

We may evidence series of warrants by warrant certificates that we will issue. Warrants may be issued under an applicable warrant agreement that we enter into with a warrant agent. We will indicate the name and address of the warrant agent, if applicable, in the prospectus supplement relating to the particular series of warrants being offered.

Units

We may issue, in one or more series, units consisting of ordinary shares, preference shares, ordinary shares or preference shares in the form of ADSs, debt securities and/or warrants for the purchase of ordinary shares and/or preference shares and/or debt securities in any combination. We urge you to read the applicable prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreement that contains the terms of the units. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of unit agreement and any supplemental agreements that describe the terms of the series of units we are offering before the issuance of the related series of units.

We will evidence each series of units by unit certificates that we will issue. Units may be issued under a unit agreement that we enter into with a unit agent. We will indicate the name and address of the unit agent, if applicable, in the prospectus supplement relating to the particular series of units being offered.

Debt Securities

We may offer and issue debt securities from time to time in one or more series, under one or more indentures, each dated as of a date on or prior to the issuance of the debt securities to which it relates, and pursuant to an applicable prospectus supplement. We may issue senior debt securities and subordinated debt securities pursuant to separate indentures, a senior indenture and a subordinated indenture, respectively, in each case between us and the trustee named in the indenture. We have filed forms of these documents as exhibits to the registration statement, of which this prospectus forms a part. The senior indenture and the subordinated indenture, as amended or supplemented from time to time, are sometimes referred to individually as an “indenture” and collectively as the “indentures.” Each indenture will be subject to and governed by the Trust Indenture Act and will be construed in accordance with and governed by the laws of the State of New York (without giving effect to any principles thereof relating to conflicts of law that would result in the application of the laws of any other jurisdiction), unless otherwise stated in the applicable prospectus supplement and indenture (or post-effective amendment hereto). However, since we are a company incorporated and existing under Belgian law, certain aspects of the debt securities may be governed by compulsory provisions of Belgian law, which, if applicable, will be specified in the applicable prospectus supplement and indenture (or post-effective amendment hereto). Each indenture will contain the specific terms of any series of debt securities or provide that those terms must be set forth in or determined pursuant to, an authorizing resolution, as defined in the applicable prospectus supplement, and/or a supplemental indenture, if any, relating to such series. Our debt securities may be convertible or exchangeable into any of our equity or other debt securities.

The following description sets forth certain general terms and provisions of the debt securities. The particular terms and provisions of the debt securities offered by any prospectus supplement, and the extent to which the general terms and provisions described below may apply to the offered debt securities, will be described in the applicable subsequent filings. We refer to any applicable prospectus supplement, amendment to the registration statement of which this prospectus forms a part, and reports we file with the SEC under the Exchange Act as “subsequent filings.” The statements below are not complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the applicable indenture. The specific terms of any debt securities that we may offer, including any modifications of, or additions to, the general terms described below as well as any applicable material U.S. federal income tax considerations and Belgian tax considerations concerning the ownership of such debt securities will be described in the applicable prospectus supplement and indenture and, as applicable, supplemental indenture. Accordingly, for a complete description of the terms of a particular issue of debt securities, the general description of the debt securities set forth below should be read in conjunction with the applicable prospectus supplement and indenture, as amended or supplemented from time to time.

General

We expect that neither indenture will limit the amount of debt securities which may be issued. The debt securities may be issued in one or more series.

You should read the applicable indenture and subsequent filings relating to the particular series of debt securities for the following terms of the offered debt securities:

•	the designation, aggregate principal amount and authorized denominations;

•	the issue price, expressed as a percentage of the aggregate principal amount;

•	the maturity date;

•	the interest rate per annum, if any;

•

the debt securities provide for interest payments, the date from which interest will accrue, the dates on which interest will be payable, the date on which payment of interest will commence and the regular record dates for interest payment dates;

•	any optional or mandatory sinking fund provisions or exchangeability provisions;

•	the terms and conditions upon which conversion of any convertible debt securities may be effected, including the conversion price, the conversion period and other conversion provisions;

•	whether the debt securities will be our senior or subordinated securities;

•	whether the obligations under the debt securities will be our secured or unsecured obligations;

•	the applicability and terms of any guarantees;

•

the date, if any, after which and the price or prices at which the debt securities may be optionally redeemed or must be mandatorily redeemed and any other terms and provisions of optional or mandatory redemptions;

•	if other than denominations of $1,000 and any integral multiple thereof, the denominations in which the debt securities of the series will be issuable;

•	if other than the full principal amount, the portion of the principal amount of the debt securities of the series which will be payable upon acceleration or provable in bankruptcy;

•	any events of default not set forth in this prospectus;

•	the currency or currencies, including composite currencies, in which principal, premium and interest will be payable, if other than the currency of the United States of America;

•

if principal, premium or interest is payable, at our election or at the election of any holder, in a currency other than that in which the debt securities of the series are stated to be payable, the period or periods within which, and the terms and conditions upon which, the election may be made;

•	whether interest will be payable in cash or additional securities at our or the holder’s option and the terms and conditions upon which the election may be made;

•

if denominated in a currency or currencies other than the currency of the United States of America, the equivalent price in the currency of the United States of America for purposes of determining the voting rights of holders of those debt securities under the applicable indenture;

•

if the amount of payments of principal, premium or interest may be determined with reference to an index, formula or other method based on a coin or currency other than that in which the debt securities of the series are stated to be payable, the manner in which the amounts will be determined;

•	any restrictive covenants or other material terms relating to the debt securities;

•	whether the debt securities will be issued in the form of global securities or certificates in registered, dematerialized, or bearer form;

•	any listing on any securities exchange or quotation system;

•	additional provisions, if any, related to defeasance and discharge of the debt securities; and

•	any other special features of the debt securities.

Subsequent filings may include additional terms not listed above. Unless otherwise indicated in subsequent filings with the SEC relating to the indenture, principal, premium and interest will be payable and the debt securities will be transferable at the corporate trust office of the applicable trustee. Unless other arrangements are made or set forth in subsequent filings or a supplemental indenture, principal, premium and interest will be paid by checks mailed to the registered holders at their registered addresses.

Unless otherwise indicated in subsequent filings with the SEC, the debt securities will be issued only in fully registered form without coupons, in denominations of $1,000 or any integral multiple thereof. No service charge will be made for any transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with the debt securities.

Some or all of the debt securities may be issued as discounted debt securities, bearing no interest or interest at a rate which at the time of issuance is below market rates, to be sold at a substantial discount below the stated principal amount. U.S. federal income tax consequences and other special considerations applicable to any discounted securities will be described in subsequent filings with the SEC relating to those securities.

Senior Debt

We may issue senior debt securities, which may be secured or unsecured, under the senior debt indenture. The senior debt securities will rank on an equal basis with all our other senior debt except subordinated debt. The senior debt securities will be effectively subordinated, however, to all of our secured debt to the extent of the value of the collateral securing such debt. We will disclose the amount of our debt in the prospectus supplement.

Subordinated Debt

We may issue subordinated debt securities under a subordinated debt indenture. Subordinated debt would rank subordinate and junior in right of payment, to the extent set forth in the subordinated debt indenture, to all our senior debt.

Covenants

Any series of debt securities may have covenants in addition to or differing from those included in the applicable indenture which will be described in subsequent filings prepared in connection with the offering of such securities, limiting or restricting, among other things:

•	our ability to incur either secured or unsecured debt, or both;

•	our ability to make certain payments, dividends, redemptions or repurchases;

•	our ability to create dividend and other payment restrictions affecting our subsidiaries;

•	our ability to make investments;

•	mergers and consolidations by us or our subsidiaries;

•	sales of assets by us;

•	our ability to enter into transactions with affiliates;

•	our ability to incur liens; and

•	sale and leaseback transactions.

Modification of the Indentures

Unless the debt securities qualify as bonds (obligaties / obligations) under Belgian company law, we expect that each indenture and the rights of the respective holders generally may be modified by us only with the consent of holders of not less than a majority in aggregate principal amount of the outstanding debt securities of all series under the respective indenture affected by the modification, taken together as a class. But we expect that no modification that:

(1)	changes the amount of securities whose holders must consent to an amendment, supplement or waiver;

(2)

reduces the rate of or changes the interest payment time on any security or alters its redemption provisions (other than any alteration to any such section which would not materially adversely affect the legal rights of any holder under the indenture) or the price at which we are required to offer to purchase the securities;

(3)	reduces the principal or changes the maturity of any security or reduces the amount of, or postpones the date fixed for, the payment of any sinking fund or analogous obligation;

(4)

waives a default or event of default in the payment of the principal of or interest, if any, on any security (except a rescission of acceleration of the securities of any series by the holders of at least a majority in principal amount of the outstanding securities of that series and a waiver of the payment default that resulted from such acceleration);

(5)	makes the principal of or interest, if any, on any security payable in any currency other than that stated in the security;

(6)

makes any change with respect to holders’ rights to receive principal and interest, the terms pursuant to which defaults can be waived, certain modifications affecting shareholders or certain currency-related issues; or

(7)	waives a redemption payment with respect to any security or changes any of the provisions with respect to the redemption of any securities;

will be effective against any holder without his consent. Other terms of our debt securities that do not qualify as bonds (obligaties / obligations) under Belgian company law, as specified in subsequent filings, may be modified without the consent of the holders.

In the event the debt securities, however, do qualify as bonds (obligaties / obligations) under Belgian company law, the rights of the respective holders may only be modified if the provisions relating to general meetings of bondholders (algemene vergadering van obligatiehouders / assemblée générale des obligataires) as set forth in the Belgian Companies Code are complied with.

Events of Default

We expect that each indenture will define an event of default for the debt securities of any series as being any one of the following events:

•	default in any payment of interest when due which continues for 30 days;

•	default in any payment of principal or premium at maturity;

•	default in the deposit of any sinking fund payment when due;

•	default in the performance of any covenant in the debt securities or the applicable indenture which continues for 60 days after we receive notice of the default;

•

default under a bond, debenture, note or other evidence of indebtedness for borrowed money by us or our subsidiaries (to the extent we are directly responsible or liable therefor) having a principal amount in excess of a minimum amount set forth in the applicable subsequent filings, whether such indebtedness now exists or is hereafter created, which default shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such acceleration having been rescinded or annulled or cured within 30 days after we receive notice of the default; and

•	events of bankruptcy, insolvency or reorganization.

An event of default of one series of debt securities will not necessarily constitute an event of default with respect to any other series of debt securities.

There may be such other or different events of default as described in an applicable subsequent filing with respect to any class or series of debt securities.

We expect that under each indenture, in case an event of default occurs and continues for the debt securities of any series, the applicable trustee or the holders of not less than 25% in aggregate principal amount of the debt securities then outstanding of that series may declare the principal and accrued but unpaid interest of the debt securities of that series to be due and payable. Further, any event of default for the debt securities of any series which has been cured is expected to be permitted to be waived by the holders of a majority in aggregate principal amount of the debt securities of that series then outstanding.

We expect that each indenture will require us to file annually after debt securities are issued under that indenture with the applicable trustee a written statement signed by two of our officers as to the absence of material defaults under the terms of that indenture. We also expect that each indenture will provide that the applicable trustee may withhold notice to the holders of any default if it considers it in the interest of the holders to do so, except notice of a default in payment of principal, premium or interest.

Subject to the duties of the trustee in case an event of default occurs and continues, we expect that each indenture will provide that the trustee is under no obligation to exercise any of its rights or powers under that indenture at the request, order or direction of holders unless the holders have offered to the trustee reasonable indemnity. Subject to these provisions for indemnification and the rights of the trustee, each indenture is expected to provide that the holders of a majority in principal amount of the debt securities of any series then outstanding have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee as long as the exercise of that right does not conflict with any law or the indenture.

Defeasance and Discharge

The terms of each indenture are expected to provide us with the option to be discharged from any and all obligations in respect of the debt securities issued thereunder upon the deposit with the trustee, in trust, of money or U.S. government obligations, or both, which through the payment of interest and principal in accordance with their terms will provide money in an amount sufficient to pay any installment of principal, premium and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of the payments in accordance with the terms of the debt securities and the indenture governing the debt securities. We expect that this right may only be exercised if, among other things, we have received from, or there has been published by, the U.S. Internal Revenue Service a ruling to the effect that such a discharge will not be deemed, or result in, a taxable event with respect to holders. This discharge would not apply to our obligations to register the transfer or exchange of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and hold moneys for payment in trust.

Defeasance of Certain Covenants

We expect that the terms of the debt securities provide us with the right not to comply with specified covenants and that specified events of default described in a subsequent filing will not apply provided we deposit with the trustee money or U.S. government obligations, or both, which through the payment of interest and principal will provide money in an amount sufficient to pay any installment of principal, premium, and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of such payments in accordance with the terms of the debt securities and the indenture governing such debt securities. We expect that to exercise this right, we will also be required to deliver to the trustee an opinion of counsel to the effect that the deposit and related covenant defeasance should not cause the holders of such series to recognize income, gain or loss for federal income tax purposes.

We refer you to applicable subsequent filings with respect to any deletions or additions or modifications from the description contained in this prospectus.

SELLING SECURITYHOLDERS

Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the SEC under the Exchange Act which are incorporated by reference into this prospectus.

USE OF PROCEEDS

Except as described in any prospectus supplement or in any related free writing prospectus that we may authorize to be provided to you, the net proceeds received by us from our sale of the securities described in this prospectus will be added to our general funds and will be used for our general corporate purposes. From time to time, we may engage in additional public or private financings of a character and amount which we may deem appropriate. Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds from the sale of securities by any selling securityholders.

TAXATION

U.S. Federal Income Tax Considerations

Our most recent Annual Report on Form 20-F, as updated by other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein, provides a discussion of the material U.S. federal income tax considerations that may be relevant to prospective investors in our ordinary shares. The applicable prospectus supplement may also contain information about any material U.S. federal income tax considerations relating to the securities covered by such prospectus supplement.

Non-U.S. Tax Considerations

Our most recent Annual Report on Form 20-F, as updated by other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein, provides a discussion of the material Belgian tax consequences that may be relevant to prospective investors in our ordinary shares. The applicable prospectus supplement may also contain information about any non-U.S. tax considerations relating to the securities covered by such prospectus supplement.

ENFORCEABILITY OF CERTAIN CIVIL LIABILITIES

We are a limited liability company organized under the laws of Belgium. Less than a majority of our directors are citizens and residents of the United States, and the majority of our assets are located outside of the United States. Accordingly, it may be difficult for investors:

•	to obtain jurisdiction over us or our non-U.S. resident officers and directors in U.S. courts in actions predicated on the civil liability provisions of the U.S. federal securities laws;

•	to enforce judgments obtained in such actions against us or our non-U.S. resident officers and directors;

•	to bring an original action in a Belgian court to enforce liabilities based upon the U.S. federal securities laws against us or our non-U.S. resident officers or directors; and

•	to enforce against us or our directors in non-U.S. courts, including Belgian courts, judgments of U.S. courts predicated upon the civil liability provisions of the U.S. federal securities laws.

The United States currently does not have a treaty with Belgium providing for the reciprocal recognition and enforcement of judgments, other than arbitral awards, in civil and commercial matters. Consequently, a final judgment rendered by any federal or state court in the United States, whether or not predicated solely upon U.S. federal or state securities laws, would not automatically be enforceable in Belgium. Actions for the enforcement of judgments of U.S. courts are regulated by Articles 22 to 25 of the 2004 Belgian Code of Private International Law.

Recognition or enforcement does not imply a review of the merits of the case and is irrespective of any reciprocity requirement. A U.S. judgment will, however, not be recognized or declared enforceable in Belgium, unless (in addition to compliance with certain technical provisions) the Belgian courts are satisfied of the following:

•	the effect of the recognition or enforcement of judgment is not manifestly incompatible with (Belgian) public order;

•	the judgment did not violate the rights of the defendant;

•

the judgment was not rendered in a matter where the parties did not freely dispose of their rights, with the sole purpose of avoiding the application of the law applicable according to Belgian international law;

•	the judgment is not subject to further recourse under U.S. law;

•	the judgment is not incompatible with a judgment rendered in Belgium or with a prior judgment rendered abroad that might be enforced in Belgium;

•	the claim was not filed outside Belgium after a claim was filed in Belgium, if the claim filed in Belgium relates to the same parties and the same purpose and is still pending;

•	the Belgian courts did not have exclusive jurisdiction to rule on the matter;

•	the U.S. court did not accept its jurisdiction solely on the basis of either the presence of the plaintiff or the location of the disputed goods in the United States;

•

the judgment did not concern the deposit or validity of intellectual property rights when the deposit or registration of those intellectual property rights was requested, done or should have been done in Belgium pursuant to international treaties;

•	the judgment did not relate to the validity, operation, dissolution, or liquidation of a legal entity that has its main seat in Belgium at the time of the petition of the U.S. court;

•

if the judgment relates to the opening, progress or closure of insolvency proceedings, it is rendered on the basis of the European Insolvency Regulation (EC Regulation No. 1346/2000 of May 29, 2000) or,

if not, that (a) a decision in the principal proceedings is taken by a judge in the state where the most important establishment of the debtor was located or (b) a decision in territorial proceedings was taken by a judge in the state where the debtor had another establishment than its most important establishment; and

•	the judgment submitted to the Belgian court is authentic.

In addition, with regard to the enforcement by legal proceedings of any claim (including the exequatur of foreign court decisions in Belgium), a registration tax of 3% (to be calculated on the total amount that a debtor is ordered to pay) is due, if the sum of money that the debtor is ordered to pay by a Belgian court judgment, or by a foreign court judgment that is either (i) automatically enforceable and registered in Belgium or (ii) rendered enforceable by a Belgian court, exceeds €12,500. The debtor and the creditor are jointly liable for the payment of the registration tax; however, the liability of the creditor is limited up to a maximum amount of half of the amount he recovers from the debtor. An exemption from such registration tax applies in respect of exequaturs of judgments rendered by courts of states that are bound by European Regulation 44/2001.

LEGAL MATTERS

Unless otherwise indicated in any accompanying prospectus supplement, certain legal matters with respect to United States and New York law with respect to the validity of certain of the offered securities will be passed upon for the issuer by Goodwin Procter LLP, Boston, Massachusetts. Unless otherwise indicated in any accompanying prospectus supplement, certain legal matters with respect to Belgian law with respect to the validity of certain of the offered securities will be passed upon for the issuer by Argo BV o.v.v.e. CVBA. Any underwriters will be advised about other issues relating to any offering by their own legal counsel.

EXPERTS

The consolidated financial statements of Galapagos and its consolidated subsidiaries incorporated in this prospectus by reference from our Annual Report on Form 20-F for the year ended December 31, 2015 have been audited by Deloitte Bedrijfsrevisoren BV o.v.v.e. CVBA, an independent registered public accounting firm located at Berkenlaan 8b, 1831 Diegem, Belgium, as stated in its report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given on the authority of such firm as an expert in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement, of which this prospectus is a part, covering the securities offered hereby. As allowed by SEC rules, this prospectus does not include all of the information contained in the registration statement. You are referred to the registration statement and the included exhibits for further information. This prospectus is qualified in its entirety by such other information.

We are subject to the informational requirements of the Exchange Act applicable to foreign private issuers and file annual and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file with the SEC at its Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facility. Additionally, we make these filings available, free of charge, on our website at www.glpg.com as soon as reasonably practicable after we electronically file such materials with, or furnish them to, the SEC.

Information Provided by Us

We will furnish holders of our ordinary shares with annual reports containing audited consolidated financial statements and a report by our independent registered public accounting firm. The audited consolidated financial statements will be prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board. As a “foreign private issuer,” we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders. While we intend to furnish proxy statements to shareholders, those proxy statements are not expected to conform to Schedule 14A of the proxy rules promulgated under the Exchange Act. In addition, as a “foreign private issuer,” we are exempt from the rules under the Exchange Act relating to short swing profit reporting and liability.

SEC Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it, which means that:

•	incorporated documents are considered part of this prospectus;

•	we can disclose important information to you by referring to those documents; and

•

information that we file with the SEC in the future and incorporate by reference herein will automatically update and supersede information in this prospectus and information previously incorporated by reference herein.

The information that we incorporate by reference is an important part of this prospectus.

Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. Any statement contained in such incorporated documents shall be deemed to be modified or superseded for the purpose of this prospectus to the extent that a subsequent statement contained in another document we incorporate by reference at a later date modifies or supersedes that statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We incorporate herein by reference:

•	our Annual Report on Form 20-F for the year ended December 31, 2015;

•	our reports on Form 6-K furnished to the SEC on April 22, 2016; May 2, 2016; May 11, 2016; May 25, 2016; and June 1, 2016;

•

the description of ordinary shares contained in our Registration Statement on Form 8-A, filed with the SEC on May 8, 2015 (File No. 001-37384), including any subsequent amendments or reports filed for the purpose of updating such description; and

•

any document filed in the future with the SEC under Sections 13(a) and 13(c) or 15(d) of the Exchange Act after the date of this prospectus and until this offering is completed. Any report on Form 6-K that we furnish to the SEC on or after the date of this prospectus (or portions thereof) is incorporated by reference in this prospectus only to the extent that the report expressly states that we incorporate it (or such portions) by reference in this prospectus and that it is not subsequently superseded.

You may also request a copy of documents incorporated by reference at no cost, by contacting us orally or in writing at the following address and telephone number: Investor Relations, Generaal De Wittelaan L11 A3, 2800 Mechelen, Belgium, Tel. No.: +32 15 34 29 00.

Our Annual Report on Form 20-F for the year ended December 31, 2015 and any other information incorporated by reference is considered to be a part of this prospectus. The information in this prospectus and any supplement to this prospectus, to the extent applicable, automatically updates and supersedes the information in our Annual Report on Form 20-F for the year ended December 31, 2015.

You should rely only on the information that we incorporate by reference or provide in this prospectus or any applicable prospectus supplement(s). We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.